Exhibit 2.1

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK
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:
In re:	:	Chapter 11
:
CIT GROUP INC. and	:	Case No. 09-16565 (ALG)
CIT GROUP FUNDING COMPANY	:
OF DELAWARE LLC,	:
:
Debtors.	:	(Jointly Administered)
:
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FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER (I) APPROVING (A) THE DISCLOSURE STATEMENT PURSUANT TO SECTIONS 1125 AND 1126(C) OF THE BANKRUPTCY CODE, (B) SOLICITATION OF VOTES AND VOTING PROCEDURES, AND (C) FORMS OF BALLOTS, AND (II) CONFIRMING THE MODIFIED SECOND AMENDED PREPACKAGED REORGANIZATION PLAN OF CIT GROUP INC. AND CIT GROUP FUNDING COMPANY OF DELAWARE LLC
     Upon the motion (the “Motion”) of the Debtors for entry of (i) an order (a) scheduling a combined hearing (the “Confirmation Hearing”) on the adequacy of the Debtors’ Disclosure Statement, approval of the Solicitation Procedures, and confirmation of the Modified Second Amended Prepackaged Reorganization Plan of CIT Group Inc. and CIT Group Funding Company of Delaware LLC (the “Plan”), (b) approving the procedures for objecting to the adequacy of the Disclosure Statement, approval of the Solicitation Procedures, and confirmation of the Plan, (c) approving form and manner of the Combined Notice and (d) waiving the requirement for meetings of creditors or equity security holders; and (ii) an order (the “Confirmation Order”) (a) approving the Solicitation Procedures, (b) approving the adequacy of the Disclosure Statement, and (c) confirming the Plan; and upon the order, dated November 3, 2009, granting, in part, the Motion (the “Scheduling Order”) [Docket No. 45]; and the Court having considered the Debtors’ Memorandum of Law in Support of Entry of an Order (I)

Approving (A) the Debtors’ Disclosure Statement Pursuant to Sections 1125 and 1126(c) of the Bankruptcy Code, (B) Solicitation of Votes and Voting Procedures, and (C) Forms of Ballots, and (II) Confirming the Modified Second Amended Prepackaged Reorganization Plan of CIT Group Inc. and CIT Group Funding Company of Delaware LLC (the “Confirmation Brief”)1 [Docket No. 180], the Declaration of Robert J. Duffy In Support of the Modified Second Amended Prepackaged Reorganization Plan of CIT Group Inc. and CIT Group Funding Company of Delaware LLC (the “Duffy Declaration”) [Docket No. 178], the Declaration Of James W. Kilman Jr. In Support Of Confirmation Of Modified Second Amended Prepackaged Reorganization Plan Of CIT Group Inc. And CIT Group Funding Company Of Delaware LLC (the “Kilman Declaration”) [Docket No. 179], each filed by the Debtors in advance of the Confirmation Hearing; and the Court having held a hearing on December 8, 2009 pursuant to section 1129 of the Bankruptcy Code to consider confirmation of the Plan (the “Confirmation Hearing”); and the Court having admitted into the record and considered evidence at the Confirmation Hearing; and the Court having taken judicial notice of the contents of the docket of the Chapter 11 Cases maintained by the Clerk of the Court and/or its duly-appointed agent, including all pleadings and other documents filed and orders entered thereon; and after due deliberation thereon and good and sufficient cause appearing therefor, it is hereby

[1]	Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Confirmation Brief.

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ORDERED, ADJUDGED, AND DECREED THAT:
FINDINGS OF FACT AND CONCLUSIONS OF LAW2
     A. Jurisdiction; Venue; Core Proceeding (28 U.S.C. §§ 157(b)(2) and 1334(a)). This Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334. Venue is proper pursuant to 28 U.S.C. §§ 1408 and 1409. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(L), and this Court has jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.
     B. Filing of Plan. On November 1, 2009, the Debtors filed the Second Amended Prepackaged Reorganization Plan of CIT Group Inc. and CIT Group Funding Company of Delaware LLC (the “Second Amended Plan”) and the Disclosure Statement. On November 25, 2009 and December 7, 2009, the Debtors filed non-material modifications to the Second Amended Plan. The Plan consists of two separate plans jointly proposed and filed by each of the Debtors. Unless stated otherwise, each reference in these Findings and Conclusions to the Plan (in the singular) is a reference to both such plans. On November 25, 2009 and as updated on December 7, 2009, the Debtors filed forms of the New Notes Indentures; forms of the collateral and security documentation for the New Notes; the forms of amended and modified Intercompany Notes and the ancillary documents related thereto, forms of certain intercreditor and collateral agency agreements relating to the Senior Credit Facility (as hereinafter defined) and the New Notes; form of the First Amendment, dated on or about the Effective Date (the “Amendment to the Senior Credit Facility”) to the Second Amended And Restated Credit And

[2]	Each finding of fact set forth or incorporated herein, to the extent it is or may be deemed a conclusion of law, shall also constitute a conclusion of law. Each conclusion of law set forth or incorporated herein, to the extent it is or may be deemed a finding of fact, shall also constitute a finding of fact.

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Guaranty Agreement dated as of October 28, 2009, among CIT Group Inc., certain subsidiaries of CIT Group Inc., various lenders, Bank of America, N.A., as administrative agent, parent collateral agent and subsidiary collateral agent, Banc of America Securities LLC and Citigroup Global Markets Inc., as joint lead arrangers, bookrunners and syndication agents (together with all collateral documents, mortgages, control agreements and other agreements and documents related thereto, the “Senior Credit Facility”); form of the Amended and Restated Long-Term Incentive Plan (the “Amended and Restated LTIP Agreement”); form of the China Waiver and Forbearance Agreement (as defined hereinafter); a non-exclusive list of retained causes of action; and a non-exclusive list of released derivative causes of action.3
     C. Transmittal of Solicitation Package. Prior to the Petition Date, the Debtors, either through their solicitation agent, Epiq Financial Balloting Group, LLC (“FBG”) or directly, caused the Solicitation Packages to be served and distributed as required by sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Disclosure Statement, the local rules of this Court, all other applicable provisions of the Bankruptcy Code, the Scheduling Order, and all other applicable rules, laws, and regulations applicable to such solicitation, including sections 3(a)(9) and 4(2) of the Securities Act of 1933. Such transmittal and service was adequate and sufficient under the circumstances and no other or further notice is or shall be required.
     D. The Plan and the Disclosure Statement were transmitted to all creditors entitled to vote on the Plan. The Disclosure Statement, Plan, and Ballots were transmitted and served in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy

[3]	To the extent that drafts or summary descriptions of documents have been filed with the Court in connection with the Plan, the draft documents will be finalized pursuant to the Plan for execution and delivery.

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Rules, including Bankruptcy Rule 3017(d), the Local Rules, the Prepack Guidelines, the Scheduling Order and all other applicable rules, laws, and regulations. Such transmittal and service was adequate and sufficient under the circumstances and no other or further notice is or shall be required.
     E. Mailing and Publication of Combined Notice. On or before November 6, 2009, the Debtors caused the Combined Notice to be mailed to all of the Debtors’ known creditors and interest holders. See Affidavit of Service of Jonathan D. Carameros re: Summary of Plan and Notice of (I) Meeting of Creditors; (II) Commencement of Chapter 11 Cases, (III) Combined Hearing on Disclosure Statement and Confirmation of Plan of Reorganization and (IV) Procedures for Recommending Individuals to Serve as Directors of Reorganized CIT Group Inc. [Docket No. 69].
     F. Additionally, the Debtors published the Combined Notice in The Wall Street Journal (Global Edition) on November 6, 2009. See Affidavit of Publication of Combined Hearing on Disclosure Statement and Confirmation of Plan of Reorganization in the Wall Street Journal (Global Edition) [Docket No. 91]. Publication of the Combined Notice was in substantial compliance with the Scheduling Order and Bankruptcy Rule 2002(l).
     G. The Debtors have given proper, adequate and sufficient notice of the hearing to approve the Disclosure Statement as required by Bankruptcy Rule 3017(a). The Debtors have given proper, adequate and sufficient notice of the Confirmation Hearing as required by Bankruptcy Rule 3017(d). Due, adequate, and sufficient notice of the Disclosure Statement, the Plan, along with deadlines for filing objections to the Plan and the Disclosure Statement, has been given to all known holders of Claims and Interests substantially in

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accordance with the procedures set forth in the Scheduling Order. Notice was adequate and no other or further notice is or shall be required.
     H. Objections. All Objections and all reservations of rights that have not been withdrawn, waived or settled, pertaining to confirmation of the Plan are overruled on the merits.
     I. Adequacy of Disclosure Statement. Because no offer or distribution of securities which is subject to federal or state securities or “blue sky” laws is being made under the Plan and no other applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure in connection with the pre-petition solicitation applies, the adequacy of the Disclosure Statement is governed by Bankruptcy Code section 1125(a). The Disclosure Statement contains adequate information as that term is defined in Bankruptcy Code section 1125(a) and complies with any additional requirements of the Bankruptcy Code and the Bankruptcy Rules. Specifically, but without limitation, the Disclosure Statement complies with the requirements of Bankruptcy Rule 3016(c) by sufficiently describing in specific and conspicuous bold language the provisions of the Plan that provide for releases and injunctions against conduct not otherwise enjoined under the Bankruptcy Code and sufficiently identifies the persons and entities that are subject to the releases and injunctions.
     J. Solicitation. Section 1126(b) of the Bankruptcy Code applies to the solicitation of acceptances and rejections of the Plan prior to the commencement of these chapter 11 cases. The solicitation of acceptances and rejections of the Plan was exempt from the registration requirements of the Securities Act of 1933 (as amended, and including the rules and regulations promulgated thereunder, the “Securities Act”) and applicable state and local securities laws, and no other non-bankruptcy law applies to the solicitation. The Disclosure

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Statement contains adequate information within the meaning of, and for all purposes under, sections 1125 and 1126(b) of the Bankruptcy Code. Votes for acceptance or rejection of the Plan were solicited in good faith and in compliance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, and all other applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Prepack Guidelines, and all other rules, laws, and regulations. The continued postpetition solicitation of Class 7 and Class 8 was proper and in compliance with Bankruptcy Code section 1125(g).
     K. In particular, the solicitation of votes to accept or reject the Plan satisfies Bankruptcy Rule 3018. The Plan and the Disclosure Statement were transmitted to all creditors entitled to vote on the Plan and sufficient time was prescribed for such creditors to accept or reject the Plan. The solicitation materials and solicitation procedures comply with section 1126 of the Bankruptcy Code, thereby satisfying the requirements of Bankruptcy Rule 3018.
     L. In particular, the solicitation of Class 8 commenced on October 16, 2009, in accordance with applicable nonbankruptcy law, and continued postpetition through November 13, 2009. Accordingly, the solicitation of Class 8 complied with the provisions of Bankruptcy Code section 1125(g). Additionally, the solicitation of Class 7 originally commenced on October 1, 2009 and, based upon a change to the treatment for holders of Class 7 Canadian Senior Unsecured Note Claims, the deadline for holders of Class 7 to vote on the Plan was extended to November 5, 2009. Accordingly, the solicitation of Class 7 complied with the provisions of Bankruptcy Code section 1125(g) and applicable securities laws.
     M. The Debtors’ procedures for transmitting the Disclosure Statement, the Plan, the Ballots, and the voting instructions are adequate and comply with the requirements of Bankruptcy Rule 3017(d) and (e), all other applicable provisions of the Bankruptcy Code, the

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Bankruptcy Rules, the Local Rules and the Prepack Guidelines, the Scheduling Order and all other applicable rules, laws, and regulations.
     N. The form of the Ballots was adequate and appropriate and complied with Bankruptcy Rule 3018(c). The forms of the Ballots were sufficiently consistent with Official Form No. 14 and the form of ballot annexed to the Prepack Guidelines and adequately addressed the particular needs of these Chapter 11 Cases and were appropriate for the Classes entitled to vote to accept or reject the Plan.
     O. The establishment of the Voting Deadline (i) for Classes 6, 9, 10, 11, 12 and 13 as October 29, 2009, (ii) for Class 7 as November 5, 2009 and (iii) for Class 8 as November 13, 2009 is reasonable under Bankruptcy Rule 3018(b) and does not prescribe an unreasonably short time for creditors and equity security holders to accept or reject the Plan.
     P. Due, adequate, and sufficient notice of the Disclosure Statement, the Plan, and the Confirmation Hearing, along with deadlines for voting on the Plan and the Disclosure Statement, has been given to all known holders of Claims entitled to vote on the Plan. No other or further notice is or shall be required.
     Q. Postpetition Election Notices. The transmittal on (i) November 19, 2009 by the Debtors of that certain Notice Of Opportunity To Elect Impaired Treatment Under Second Amended Prepackaged Plan Of Reorganization Of CIT Group Inc. And CIT Group Funding Company Of Delaware LLC (the “Postpetition Class 8B Election Notice”) to those holders of Claims in Class 8B, providing such holders the opportunity to elect to receive the Impaired treatment provided to holders of Class 8A Claims without changing such holder’s vote on the Plan with such election to be made on or before December 4, 2009 at 5:00 p.m. (New York City time) and (ii) November 25, 2009 by the Debtors of (a) that certain Lender Election Form For

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Holders Of Class 10 Senior Unsecured Term Loan Claims To Elect Treatment Under Second Amended Prepackaged Plan Of Reorganization Of CIT Group Inc. And CIT Group Funding Company Of Delaware LLC (the “Postpetition Class 10 Election Notice”) and (b) that certain Lender Election Form For Holders Of Class 11 Senior Unsecured Credit Agreement Claims To Elect Treatment Under Second Amended Prepackaged Plan Of Reorganization Of CIT Group Inc. And CIT Group Funding Company Of Delaware LLC (the “Postpetition Class 11 Election Notice” and, together with the Postpetition Class 8B Election Notice and the Postpetition Class 10 Election Notice, the “Postpetition Election Notices”), was proper and not in contradiction of applicable sections of the Bankruptcy Code.
     R. Good Faith Solicitation (11 U.S.C. § 1125(e)). All persons who solicited votes on the Plan, including any such persons released pursuant to Article XIII.H of the Plan, solicited such votes in good faith and in compliance with the applicable provisions of the Bankruptcy Code and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code as well as the exculpation and limitation of liability provisions set forth in Article XIII.J. of the Plan.
     S. Tabulation Results. On December 2, 2009, FBG filed the Declaration of Service and Vote Certification of Financial Balloting Group LLC in Connection With the Second Amended Prepackaged Reorganization Plan of CIT Group Inc. and CIT Group Funding Company of Delaware LLC [Docket No. 157] (the “Tabulation Declaration”), certifying the method and results of the ballot tabulation for each of the Classes entitled to vote under the Plan (the “Voting Classes”). As evidenced by the Tabulation Declaration, all Voting Classes for which votes were received have accepted the Plan with respect to each of the Debtors in accordance with section 1126 of the Bankruptcy Code.

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     T. All procedures used to tabulate the Ballots were fair and reasonable and conducted in accordance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Prepack Guidelines, the Scheduling Order and all other applicable rules, laws, and regulations.
     U. Bankruptcy Rule 3016. The Plan (including all modifications thereof) is dated and identifies the entities submitting it, thereby satisfying Bankruptcy Rule 3016(a). The filing of the Disclosure Statement with the clerk of the Bankruptcy Court simultaneously with the Plan satisfied Bankruptcy Rule 3016(b).
     V. Burden of Proof. As more fully set forth herein, the Debtors, as proponents of the Plan, have met their burden of proving each of the elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for the Confirmation.
     W. Plan Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(1)). The Plan satisfies section 1129(a)(1) of the Bankruptcy Code because it complies with the applicable provisions of the Bankruptcy Code, including, but not limited to: (a) the proper classification of Claims and Interests (11 U.S.C. §§ 1122, 1123(a)(1)); (b) the specification of Unimpaired Classes (11 U.S.C. § 1123(a)(2)); (c) the specification of treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)); (d) provision for the same treatment of each Claim or Interest within a Class (11 U.S.C. § 1123(a)(4)); (e) provision for adequate and proper means for implementation (11 U.S.C. § 1123(a)(5)); (f) the prohibition against the issuance of non-voting equity securities (11 U.S.C. § 1123(a)(6)); (g) adequate disclosure of the procedures for determining the identities and affiliations of the directors, members and officers with respect to the Reorganized Debtors

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(11 U.S.C. § 1123(a)(7)); and (h) the inclusion of additional plan provisions permitted to effectuate the restructuring of these Chapter 11 Cases (11 U.S.C. § 1123(b)).
     (a) Proper Classification (11 U.S.C. §§ 1122 and 1123(a)(1)). In particular, Article III of the Plan adequately and properly identifies and classifies all Claims and Interests. The Plan designates fourteen (14) Classes of Claims and four (4) Classes of Interests. The Claims or Interests placed in each Class are substantially similar to other Claims or Interests, as the case may be, in each such Class, and such classification therefore satisfies section 1122 of the Bankruptcy Code. Valid business and legal reasons exist for the various Classes of Claims and Interests created under the Plan, such as the contractual subordination of various note facilities to other note and debt facilities, and such Classes do not unfairly discriminate between holders of Claims or Interests. Thus, the Plan satisfies section 1123(a)(1) of the Bankruptcy Code.
     (b) Specified Treatment of Unimpaired Class (11 U.S.C. § 1123(a)(2)). The Plan specifies in Article III that Classes 1, 2, 3, 4, 5, 8B and 17 are Unimpaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.
     (c) Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). The Plan specifies in Article III that Classes 6, 7, 8A, 9, 10, 11, 12, 13, 14, 15, 16 and 18 are Impaired under the Plan and sets forth the treatment of the Impaired Classes in Articles III and IV of the Plan, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.
     (d) No Discrimination (11 U.S.C. § 1123(a)(4)). Article IV of the Plan provides for the same treatment for each Claim or Interest in each respective Class unless the holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest. With respect to Class 8, holders of Long-Dated Senior Unsecured Note Claims who

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vote to accept the Plan will be placed in Class 8A. Holders of Long-Dated Senior Unsecured Note Claims who vote to reject the Plan will be placed in Class 8B. Unless holders of Class 8B Claims voluntarily have elected to receive the Impaired Treatment provided to Class 8A Claims pursuant to the Postpetition Class 8B Election Notice, each holder of a Claim within Class 8A and Class 8B will receive the same treatment as other claimholders in Class 8A or Class 8B, respectively. Accordingly, the Plan satisfies section 1123(a)(4) of the Bankruptcy Code.
     (e) Implementation of the Plan (11 U.S.C. § 1123(a)(5)). Article IV of the Plan provides adequate and proper means for implementation of the Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code.
     (f) Nonvoting Equity Securities (11 U.S.C. § 1123(a)(6)). Article IV.K of the Plan provides that the organizational documents of each Reorganized Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code, including section 1123(a)(6). The Reorganized CIT Certificate of Incorporation, Reorganized Delaware Funding Certificate of Formation and Reorganized Delaware Funding Amendment to Limited Liability Company Agreement provide that the Reorganized Debtors shall provide that the Reorganized Debtors shall not issue any non-voting equity securities to the extent required by Bankruptcy Code section 1123(a)(6). Accordingly, the Plan satisfies section 1123(a)(6) of the Bankruptcy Code.
     (g) Selection of Officers, Directors, and Initial Plan Administrator (11 U.S.C. § 1123(a)(7)). The Debtors have filed as (i) Exhibit F to the Plan the list of directors and officers of CIT Group Inc. as of the Petition Date, with the exception of one director who resigned on November 16, 2009, as well as the process for selection of new Board members of Reorganized CIT and (ii) Exhibit G to the Plan those directors and officers of Delaware Funding

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and Reorganized Delaware Funding. CIT Group Inc.’s Board of Directors (the “Board”) (which as of the Petition Date had nine (9) members and as of the date hereof has eight (8) members) has determined, and the Plan provides, that the appropriate size of the Board after the Effective Date would be thirteen (13) directors: (a) five of whom will consist of individuals who were serving as directors on November 1, 2009, (b) four of whom will be nominees proposed to the Nominating and Governance Committee of the Board (the “N&GC”) by the Steering Committee of Lenders (the “Steering Committee Nominees”), (c) three of whom will be nominees (the “Debtholder Nominees”) proposed to the N&GC by CIT Group Inc. noteholders (other than members of the Steering Committee) owning more than 1% of the aggregate outstanding principal amount of outstanding CIT bonds and unsecured bank debt claims (the “One-Percent Holders”) and (d) one of whom will be CIT’s Chief Executive Officer. At the request of and in cooperation with the Steering Committee, CIT Group Inc. has engaged Spencer Stuart, an internationally recognized director search firm, to assist the N&GC in identifying, interviewing and selecting Steering Committee Nominees. Spencer Stuart will identify Steering Committee Nominees who are independent of CIT Group Inc., not affiliated with, or representatives of, any of the members of the Steering Committee or the One-Percent Holders, and who possess the qualifications, skills and experience specified by the N&GC. The candidates that are approved by the N&GC will be submitted to the full Board for consideration and approval for appointment to the Board, with such appointment subject to the review of the Federal Reserve Bank of New York (the “Federal Reserve”). The appointment of directors to the Board is consistent with the interests of creditors and with public policy and, thus, satisfies section 1123(a)(7) of the Bankruptcy Code.

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     X. Debtors’ Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2)). The Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Scheduling Order, and other orders of this Court, thereby satisfying section 1129(a)(2) of the Bankruptcy Code. In particular, the Debtors are properly debtors under section 109 of the Bankruptcy Code. The Debtors are proper proponents of the Plan pursuant to section 1121(a) of the Bankruptcy Code. The Debtors, as proponents of the Plan, complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the local rules of this Court, the Prepack Guidelines and the Scheduling Order in transmitting the Plan, the Disclosure Statement, the Ballots and notices and in soliciting and tabulating votes on the Plan.
     Y. Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). The Debtors have proposed the Plan in good faith, for proper purposes and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the formulation of the Plan and all modifications thereto. The Chapter 11 Cases were filed, and the Plan and all modifications thereto were proposed, with the legitimate and honest purpose of reorganizing and maximizing the value of the Debtors and the recovery to claimholders. Therefore, the Debtors have proposed the Plan in good faith and not by any means forbidden by law, and section 1129(a)(3) of the Bankruptcy Code is satisfied with respect to the Plan.
     Z. Payments for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). All fees and expenses of professionals retained in the Chapter 11 Cases remain subject to final review for reasonableness by the Court. Article II.B of the Plan provides for the payment only of Allowed Administrative Claims. Pursuant to Article XIII.B, professionals holding Professional

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Fee Claims are required to file their final fee applications with the Court no later than sixty (60) after the Effective Date. These applications remain subject to Court approval under the standards established by the Bankruptcy Code, including the requirements of sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code, as applicable. Finally, Article XII of the Plan provides that the Court will retain jurisdiction after the Effective Date to hear and determine all applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, including requests by Professionals. Accordingly, the Plan fully complies with the requirements of section 1129(a)(4) of the Bankruptcy Code.
     AA. Board of Managers, Officers, and Insiders (11 U.S.C. § 1129(a)(5)). The Debtors have filed as (i) Exhibit F to the Plan the list of directors and officers of CIT Group Inc. as of the Petition Date, with the exception of one director who resigned on November 16, 2009, as well as the process for selection of new Board members of Reorganized CIT and (ii) Exhibit G to the Plan those directors and officers of Delaware Funding and Reorganized Delaware Funding. As set forth above, CIT Group Inc.’s Board has determined that on and after the Effective Date the Board would consist of thirteen (13) directors: (a) (a) five of whom will consist of individuals who were serving as directors on November 1, 2009, (b) four of whom will be Steering Committee Nominees proposed to the N&GC, (c) three of whom will be the Debtholder Nominees and (d) one of whom will be CIT’s Chief Executive Officer. The candidates that are approved by the N&GC will be submitted to the full Board for consideration and approval for appointment to the Board, with such appointment subject to the review of the Federal Reserve. To the extent the N&GC or the Federal Reserve does not approve any Steering Committee Nominee, whether such event occurs either pre- or post-Effective Date, the Steering

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Committee shall be permitted to submit additional candidates to the N&GC until four members of the Board are Steering Committee Nominees.
     BB. Therefore, the Debtors have sufficiently disclosed the initial members of the Board of Reorganized CIT, including the identity of any insider that will be employed or retained by Reorganized CIT, so far as such parties have been identified to date. The Debtors have also disclosed the process and procedure for selecting additional members of the Board of Reorganized CIT to the extent the director selection process will continue following the Confirmation Hearing. The appointment to, or continuance in, such office of each individual, and the methods established therefor are consistent with the interests of holders of Claims and Interests, and with public policy. Therefore, section 1129(a)(5) of the Bankruptcy Code is satisfied with respect to the Plan.
     CC. No Rate Changes (11 U.S.C. § 1129(a)(6)). Section 1129(a)(6)of the Bankruptcy Code is satisfied because the Plan does not provide for any change in rates over which a governmental regulatory commission has jurisdiction.
     DD. Best Interests Test (11 U.S.C. § 1129(a)(7)). The liquidation analyses attached as Appendix A-1 and Appendix A-2 to the October 23, 2009 supplement to the Disclosure Statement, the Duffy Declaration, the Kilman Declaration and other evidence proffered or adduced at the Confirmation Hearing (1) are persuasive and credible, (2) are based upon reasonable and sound assumptions, (3) provide a reasonable estimate of the liquidation values of the Debtors in the event the Debtors were liquidated under Chapter 7 of the Bankruptcy Code, and (4) establish that each holder of a Claim or Interest in an Impaired Class that has not accepted the Plan will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder

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would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on such date. Therefore, the Plan satisfies section 1129(a)(7) of the Bankruptcy Code.
     EE. Acceptance By Certain Classes (11 U.S.C. § 1129(a)(8)). Classes 1, 2, 3, 4, 5, 8B and 17 are Unimpaired by the Plan and therefore, under section 1126(f) of the Bankruptcy Code, such Classes are conclusively presumed to have accepted the Plan. Classes 6, 7, 8A, 9, 10, 11, 12 and 13 were entitled to vote on the Plan and each of such Classes has voted to accept the Plan. Accordingly, Bankruptcy Code section 1129(a)(8) has been satisfied with respect to Classes 1 through 13 and 17. Class 14, 15, 16 and 18 are deemed to reject the Plan pursuant to Bankruptcy Code section 1126(g) and, therefore, section 1129(a)(8) of the Bankruptcy Code has not been satisfied with respect to these Classes.
     FF. Treatment of Administrative and Priority Tax Claims and Other Priority Claims (11 U.S.C. § 1129(a)(9)). The treatment of Administrative Claims and Other Priority Claims under the Plan satisfies the requirements of section 1129(a)(9)(A) and (B) of the Bankruptcy Code, and the treatment of Priority Tax Claims under the Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code.
     GG. Acceptance By Impaired Class (11 U.S.C. § 1129(a)(10)). At least one Impaired Class of Claims in each Chapter 11 Case voted to accept the Plan determined without including any acceptance of the Plan by any “insiders.” Therefore, section 1129(a)(10) of the Bankruptcy Code is satisfied with respect to the Plan.
     HH. Feasibility (11 U.S.C. § 1129(a)(11)). The Plan does not provide for the liquidation of all or substantially all of the property of the Debtors. The financial projections in Appendix A to the Disclosure Statement, the Duffy Declaration, the Kilman Declaration and the evidence proffered or adduced at the Confirmation Hearing (i) are persuasive and credible, (ii)

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have not been controverted by other credible evidence or sufficiently challenged in any of the objections to the Plan, and (iii) establish that the Plan is feasible and that confirmation of the Plan is not likely to be followed by the liquidation of the Reorganized Debtors or the need for further financial reorganization of the Reorganized Debtors. Therefore, the Plan satisfies section 1129(a)(11) of the Bankruptcy Code.
     II. Payment of Fees (11 U.S.C. § 1129(a)(12)). The Debtors have paid or, pursuant to the Plan, will pay by the Effective Date, fees payable under 28 U.S.C. § 1930, thereby satisfying section 1129(a)(12) of the Bankruptcy Code.
     JJ. Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)). Article VII.F of the Plan provides that, following the Effective Date, the payment of all retiree benefits (as defined in section 1114 of the Bankruptcy Code) shall continue at the levels established pursuant to subsections (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to confirmation the Plan, for the duration of the periods the Debtors have obligated themselves to provide such benefits, if any, and subject to any contractual rights to terminate or modify, thereby satisfying section 1129(a)(13) of the Bankruptcy Code.
     KK. Section 1129(b); Confirmation of The Plan Over Nonacceptance of Impaired Classes. Holders of Claims and Interests in Classes 14, 15, 16 and 18 are deemed to have rejected the Plan (the “Rejecting Classes”). All of the requirements of section 1129(a) of the Bankruptcy Code, other than section 1129(a)(8) with respect to such Classes, have been met. Notwithstanding the fact that the Rejecting Classes are deemed to reject the Plan and thus do not satisfy section 1129(a)(8), the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code because: (a) all of the voting classes — Classes 6, 7, 8, 9, 10, 11, 12 and 13 — voted to accept the Plan; and (b) the Plan does not discriminate unfairly and is fair and equitable

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with respect to the Rejecting Classes. Thus, the Plan may be confirmed notwithstanding the Debtors’ inability to satisfy section 1129(a)(8) of the Bankruptcy Code. After entry of the Confirmation Order and upon consummation of the Plan, the Plan shall be binding upon the members of the Rejecting Classes.
     LL. The Plan does not unfairly discriminate because members within each Class are treated similarly. In particular, all of the Class 14 Subordinated 510(b) Claims, Class 15 Old Preferred Interests, Class 16 Old Common Interests and Class 18 Other Equity Interests are placed into their individual classes and given the same respective treatment; provided however that Class 15 Old Preferred Interests are granted Contingent Value Rights on account of such Interests’ seniority to Subordinated 510(b) Claims and other CIT Group Inc. Interests. Accordingly, the Plan does not discriminate unfairly in respect to the Rejecting Classes or any other Class of Claims or Interests.
     MM. The Plan is fair and equitable with respect to the Rejecting Classes, because, in accordance with Bankruptcy Code section 1129(b)(2)(B) and (C) no holders of Claims or Interests junior to the holders of Claims or Interests in such Classes will receive or retain any property under the Plan on account of such Claims or Interests. In particular, no Holders of Claims or Interests junior to the Holders of Class 14 Subordinated 510(b) Claims, Class 15 Old Preferred Interests, Class 16 Old Common Interests and Class 18 Other Equity Interests will receive or retain any property under the Plan. Specifically, the Interests in Class 15 Old Preferred Interests are legally distinct from and structurally senior to all other Interests in CIT Group Inc. and to Subordinated 510(b) Claims. Additionally, there are no holders of any Claims against or Interests in CIT Group Inc. junior to the Claims and Interests in the Rejecting Classes, and therefore no holders of any Claims against or Interests in CIT Group Inc. junior to

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the Claims and Interests in the Rejecting Classes will receive or retain any property under the Plan on account of such junior claim or interest. Moreover, pursuant to the Plan, no holders of Claims against or Interests in CIT Group Inc. senior to the Rejecting Class are receiving more than full payment on account of such Claims against or Interests in CIT Group Inc. Additionally, with respect to Interests in Delaware Funding, Class 17 Old Delaware Funding Interests is Unimpaired and deemed to accept the Plan. Class 17 Old Delaware Funding Interests consists solely of all of the Interests in Delaware Funding and there are no Interests in Delaware Funding classified in any other Class under the Plan. The Plan has been proposed separately by each of CIT Group Inc. and Delaware Funding, and constitutes a separate and distinct plan of reorganization for each such Debtors. Accordingly, the Unimpaired status of Class 17 is consistent with the requirement that no holders of Claims or Interests junior to the holders of Claims or Interests in the Rejecting Classes will receive or retain any property under the Plan on account of such Claims or Interests.
     NN. Accordingly, the Plan is fair and equitable and does not discriminate unfairly, as required by section 1129(b) of the Bankruptcy Code and may be confirmed under Bankruptcy Code section 1129(b) notwithstanding the Rejecting Classes’ deemed rejection of the Plan.
     OO. Principal Purpose of Plan (11 U.S.C. § 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933 (15 U.S.C. § 77e). Accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

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     PP. Satisfaction of Confirmation Requirements. Based upon the foregoing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.
     QQ. Executory Contracts. The Debtors have exercised reasonable business judgment in determining whether to assume or reject their executory contracts (including licenses and the Amended and Restated LTIP Agreement) and unexpired leases pursuant to Article VII of the Plan. Each assumption of an executory contract (including the Amended and Restated LTIP Agreement) or unexpired lease pursuant to Article VII of the Plan shall be legal, valid and binding upon the applicable Debtor or Reorganized Debtor and their assignees or successors and all non-Debtor parties (and their assignees or successors) to such executory contract or unexpired lease, all to the same extent as if such assumption had been effectuated pursuant to an order of the Court entered before the date of the entry of this Confirmation Order (the “Confirmation Date”) under section 365 of the Bankruptcy Code.
     RR. Adequate Assurance. The Debtors have cured, or provided adequate assurance that the Reorganized Debtors or their successors or assignees will cure, defaults (if any) under or relating to each of the executory contracts and unexpired leases that are being assumed by the Debtors pursuant to the Plan.
     SS. Releases and Discharges. The releases and discharges of Claims and Causes of Action described in Article XIII of the Plan constitute good faith compromises and settlements of the matters covered thereby, are otherwise approved by the Court as appropriate pursuant to applicable law and/or are consensual. Such compromises and settlements are (i) made in exchange for adequate consideration including, without limitation, in exchange for the New Notes and/or the New Common Interests and/or Contingent Value Rights, (ii) in the best

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interests of the Debtors’ Estates, claimholders and other parties in interest, (iii) fair, equitable and reasonable, (iv) integral elements of the restructuring and resolution of the Chapter 11 Cases in accordance with the Plan and (v) in the cases of releases provided pursuant to Article XIII.H.2 of the Plan, are consensual by holders of Claims voting to affirmatively accept the Plan, are the result of a good faith compromise, or are otherwise approved by the Court as appropriate pursuant to applicable law. Each of the discharge, release, injunction, indemnification and exculpation provisions set forth in the Plan: (i) is within the jurisdiction of the Court under 28 U.S.C. §§ 1334(a), (b), and (d); (ii) is an essential means of implementing the Plan pursuant to section 1123(a)(5) of the Bankruptcy Code; (iii) is an integral element of the transactions incorporated into the Plan; (iv) confers a material benefit on, and is in the best interests of, the Debtors, their Estates and their creditors; (v) is important to the overall objectives of the Plan to finally resolve all Claims among or against the parties in interest in the Chapter 11 Cases with respect to the Debtors, their organization, capitalization, operation and reorganization; and (vi) is consistent with sections 105, 1123, 1129, and other applicable provisions of the Bankruptcy Code.
     TT. Issuance of New Notes. Issuance of the New Notes is an essential element of the Plan and is in the best interests of the Debtors, their Estates, and their creditors. The Debtors are authorized, without further approval of this Court or any other party, to issue the New Notes in accordance with the Plan and to execute and deliver all agreements, documents, instruments, and certificates relating thereto. The liens and guarantees to be granted by CIT Group Inc. on or about the Effective Date pursuant to the related collateral documents to secure the New Notes are legal, valid, enforceable, binding, properly perfected and non-avoidable.

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     UU. Issuance of New Common Interests. Issuance of the New Common Interests is an essential element of the Plan and is in the best interests of the Debtors, their Estates, and their creditors. The Debtors are authorized, without further approval of this Court or any other party, to issue the New Common Interests in accordance with the Plan and to execute and deliver all agreements, documents, instruments, and certificates relating thereto.
     VV. Issuance of Contingent Value Rights. Issuance of the Contingent Value Rights is an essential element of the Plan and is in the best interests of the Debtors, their Estates, and their creditors. The Debtors are authorized, without further approval of this Court or any other party, to issue the Contingent Value Rights in accordance with the Plan and to execute and deliver all agreements, documents, instruments, and certificates relating thereto.
     WW. Distributions of New Notes, New Common Interests and Contingent Value Rights Are Exempt From the Securities Act. The distribution of the New Notes, New Common Interests and Contingent Value Rights are exempt from the requirements of section 5 of the Securities Act of 1933, as amended, and any state or local laws requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker dealing in, a security pursuant to section 1145(a) of the Bankruptcy Code.
     XX. Exit Credit Facility. Reorganized CIT’s assumption of all obligations under and all monetary obligations in respect of the Senior Credit Facility (including the Amendment to the Senior Credit Facility) as the Senior Credit Facility may be amended and modified on or after the Effective Date (the “Exit Credit Facility”), is an exercise of reasonable business judgment, proposed in good faith, critical to the success and feasibility of the Plan and in the best interests of the Debtors, the Reorganized Debtors, their Estates and creditors. The financial accommodations extended by CIT Group Inc. and/or Reorganized CIT pursuant to the

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Exit Credit Facility were (and continue to be) extended and implemented in good faith and for legitimate business purposes. The liens, claims, liabilities and obligations of CIT Group Inc. and/or Reorganized CIT created under the Exit Credit Facility are valid, binding, properly perfected and enforceable and not subject to avoidance. All documentation relating to the Exit Credit Facility will continue to be valid, binding and enforceable agreements and are not in conflict with any federal or state law.
     YY. Exit L/C Facility. Reorganized CIT’s assumption of all obligations under and all monetary obligations in respect of that certain $500,000,000 Letter of Credit Agreement, dated as of November 3, 2009, among CIT Group Inc., certain of its non-Debtor subsidiaries, Bank of America, N.A. and the lenders from time to time party thereto, as may be amended and modified on or after the Effective Date (the “Exit L/C Facility” and, together with the Exit Credit Facility, the “Exit Facility”) is proposed in good faith, critical to the success and feasibility of the Plan and in the best interests of the Debtors, the Reorganized Debtors, their Estates and creditors. The financial accommodations extended by CIT Group Inc. and/or Reorganized CIT pursuant to the Exit L/C Facility were (and continue to be) extended and implemented in good faith and for legitimate business purposes and the liens, claims, liabilities and obligations of CIT Group Inc. and/or Reorganized CIT created under the Exit L/C Facility are valid, binding, and enforceable and not subject to avoidance. All documentation relating to the Exit L/C Facility will continue to be valid, binding and enforceable agreements and are not in conflict with any federal or state law.
     ZZ. Guarantees by CIT Group Inc. The guarantee by CIT Group Inc. of obligations arising under the Exit Facility is legal, valid, enforceable, binding, properly perfected and non-avoidable.

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     AAA. Equal and Ratable Beneficiaries. CIT Group Inc. is contractually obligated to equally and ratably secure its obligations under (i) CIT Group Inc.’s guarantee of those certain medium term notes, in the aggregate outstanding amount of A$300 million, issued by CIT Group (Australia) Limited (the “Australian Notes”) and the Long Dated Senior Unsecured Notes that are Reinstated (together, the “Equal and Ratable Beneficiaries”). Bank of America, N.A. is qualified to serve, and has agreed to serve, as collateral agent for the lien granted by CIT Group, Inc. for the benefit of both the Exit Credit Facility and the Equal and Ratable Beneficiaries (the “Parent Collateral Agent”). Deutsche Bank Trust Company Americas is qualified to serve, and has agreed to serve, as collateral agent for (i) the lien granted by CIT Group, Inc. for the benefit of the Series A Notes and the Equal and Ratable Beneficiaries, and (ii) the lien granted by CIT Group, Inc. for the benefit of the Series B Notes and the Equal and Ratable Beneficiaries (in such capacities, the “Series A Parent Collateral Agent” and the “Series B Parent Collateral Agent”, respectively).
     BBB. Lien Grants by CIT Group Inc. The liens granted by CIT Group Inc. as permitted pursuant to the Exit Credit Facility, in favor of the Parent Collateral Agent pursuant to certain collateral agreements and joinders are legal, valid, enforceable, binding, properly perfected and non-avoidable. The liens granted by CIT Group Inc. to the Series A Parent Collateral Agent and the Series B Parent Collateral Agent, respectively, pursuant to certain collateral agreements, are legal, valid, enforceable, binding, properly perfected and non-avoidable. The liens granted by CIT Group Inc. pursuant to the Cash Collateralization of the JPM L/C Facility are legal, valid, enforceable, binding, properly perfected and non-avoidable.
     CCC. China Waiver and Forbearance. CIT Group Inc.’s entry into and agreements and obligations under that certain waiver and forbearance agreement (the “China

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Waiver and Forbearance Agreement”) dated December 4, 2009 with respect to the RMB 3,000,000,000 Revolving Facility Agreement (the “China Facility Agreement”) dated as of September 24, 2007 and maturing on September 23, 2010 (the “Final Maturity Date”) between, among others CIT Finance and Leasing Corporation as borrower (the “China Borrower”), Citibank (China) Co., Ltd. Shanghai Branch as facility agent (the “Facility Agent”) and the lenders from time to time party thereto (the “China Lenders” and together with the Facility Agent, the “China Finance Parties”), and the related guarantee dated September 24, 2007 in favor of the Facility Agent issued by CIT Group Inc. (the “China Guarantee”), as described below, is proposed in good faith, is critical to the success and feasibility of the Plan and is in the best interests of the Debtors, the Reorganized Debtors, their Estates and creditors. The China Waiver and Forbearance Agreement provides the following terms:
          (i) the total commitments under the China Facility Agreement shall be permanently reduced to RMB 1,654,000,000 (the “Maximum Commitment”);
          (ii) on or prior to the Effective Date CIT Group Inc. or one of its subsidiaries shall either (A) deposit with the Facility Agent an amount equal to the Maximum Commitment, to be held by the Facility Agent in escrow and as cash collateral for repayment of all outstanding loans (with accrued interest therein) and all other amounts owing under the China Facility Agreement and under the China Waiver and Forbearance Agreement (the “China Obligations”) by the China Borrower (the “China Cash Collateral”) or (B) prepay the China Obligations and terminate the China Facility Agreement;
          (iii) the parties to the China Waiver and Forbearance Agreement agree that the China Cash Collateral shall be held in an account of the Facility Agent or its designee and the Facility Agent shall hold the China Cash Collateral in an interest bearing account, which interest accrued shall be paid to CIT Group Inc. or one of its subsidiaries (as applicable) once the China Obligations have been satisfied;
          (iv) the parties to the China Waiver and Forbearance Agreement agree that either (A) on the earlier of the Final Maturity Date and the date falling 30 days after the completion of the 2009 audited financial statements of the China Borrower, provided that if on such day banks in Shanghai, Hong Kong and New York are not open for general business (“International Business Day”), on the following International Business Day; (B) on the occurrence of a subsequent event of default under the China

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Facility Agreement; (C) on the instructions of CIT Group Inc. directing the Facility Agent in connection with a prepayment of the China Obligations; or (D) should CIT Group Inc. or any of its subsidiaries seeks the return or challenge, or support a challenge to, the enforceability of the China Cash Collateral, other than as permitted by the China Waiver and Forbearance Agreement, and to the extent the China Borrower has not previously repaid the China Obligations, the Facility Agent may apply the China Cash Collateral to the repayment of the China Obligations;
          (v) should the China Borrower or CIT Group Inc. prepay or repay any of the China Obligations prior to the Final Maturity Date, other than in connection with a request for a New Advance (as defined in the China Facility Agreement), such prepayment or repayment shall permanently reduce the Total Commitments (as defined in the China Facility Agreement) and the Facility Agent shall repay the equivalent amount of China Cash Collateral to CIT Group Inc. and for the avoidance of doubt, any prepayment or repayment of the China Obligations made in the ordinary course of business shall not permanently reduce the Total Commitments (as defined in the China Facility Agreement) and the Facility Agent shall not repay the equivalent amount of such prepayment or repayment of China Cash Collateral to CIT Group Inc.;
          (vi) upon deposit of the China Cash Collateral, and the Effective Date: (A) the China Finance Parties shall waive any and all Defaults or Events of Default (each as defined in the China Facility Agreement) directly or indirectly arising from or relating to CIT Group Inc.’s commencement of its exchange offer and solicitation of consents for its Plan and subsequent commencement of the Chapter 11 Cases, or any action, inaction, filings, statements or disclosures occurring before or during such commencement or otherwise in connection with CIT Group Inc.’s restructuring efforts, in existence and continuing as of the Effective Date (collectively, the “CIT Bankruptcy Event”) ; (B) of the China Finance Parties shall waive any Default or Event of Default (each as defined in the China Facility Agreement) described in Article VI of the China Facility Agreement (including, without limitation, 6.01 (d), (g), (h) and (l) therein) as well as any Default or Event of Default arising from the breach of any representation or warranty described in Article IV of the China Facility Agreement or any covenant described in Article V of the China Facility Agreement, in each case, arising from or relating to any CIT Bankruptcy Event, so long as in each case, such Default or Event of Default (each as defined in the China Facility Agreement) is in existence and continuing as of the Effective Date (together with the CIT Bankruptcy Event, the “Waived Events”), and (C) the China Guarantee shall be reinstated in accordance with the terms applicable to Class 3 of the Plan; provided that, the Effective Date occurs prior to January 1, 2010, and in the absence of any subsequent Event of Default under the China Facility Agreement, the China Finance Parties shall covenant not to pursue any remedy available to them as a result of the Waived Events, and shall authorize any new requests by the China Borrower for a new Advance (as defined in the China Facility Agreement) to repay any Maturing Advance (as defined in the China Facility Agreement);

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          (vii) the China Finance Parties agree to authorize new requests by the China Borrower for a new Advance(as defined in the China Facility Agreement) to repay any Maturing Advance (as defined in the China Facility Agreement) occurring between the date of China Waiver and Forbearance Agreement and January 1, 2010.
          (viii) the China Borrower and CIT Group Inc. shall at all times ensure that the China Cash Collateral is protected from currency fluctuations between the US Dollar (“USD”) and the Chinese Remnibi (“RMB”), and such protection shall take the form of either (A) deposits of additional China Cash Collateral to be determined on the last day of each month until full repayment of the China Obligations, (B) the purchase of a hedging contract at the China Borrower and CIT Group Inc.’s cost protecting the China Cash Collateral from currency fluctuations between the USD and the RMB, or (C) to the extent permitted by applicable laws, the conversion of the China Cash Collateral to RMB;
          (ix) having complied with the relevant notice provisions in the China Facility Agreement, the China Borrower and CIT Group Inc. may prepay the China Obligations at any time before the Final Maturity Date without incurring a prepayment penalty under Sections 2.15 and 2.16 of the China Facility Agreement;
          (x) CIT Group Inc. shall include the terms of the China Waiver and Forbearance Terms (as defined below) in the Confirmation Order and the China Finance Parties stipulate that they shall withdraw any objection to the Confirmation of the Plan based on the China Borrower and CIT Group Inc.’s agreement and adherence to the China Waiver and Forbearance Terms;
          (xi) prior to December 31, 2009, CIT Group Inc. shall provide the China Borrower with an equity capital contribution (the “China Capital Contribution”) in an amount no less than USD 15 million, increasing the paid-up registered capital of the China Borrower from USD 15 million to USD 30 million;
          (xii) on payment of the China Cash Collateral, the China Finance Parties will waive the requirements of Section 5.03(i) (Additional Covenants — Negative Pledge) of the China Facility Agreement requiring the securing of the due and punctual payment of the principal of and interest on the outstanding Loans (as defined in the China Facility Agreement) and all other amounts payable by CIT Group Inc. under the China Facility Agreement and China Guarantee equally and ratably with any and all other obligations and indebtedness secured by a security interest in CIT Group Inc.;
          (xiii) reasonable and document fees and expenses of the professionals retained by the Facility Agent, including but not limited to Fangda Partners, Ferrier Hodgson and Weil, Gotshal & Manges LLP, shall be paid by the China Borrower or CIT Group Inc. on demand;
          (xiv) the China Waiver and Forbearance Agreement shall not impair the enforceability of the rights of the China Finance Parties under the China Facility Agreement and China Guarantee, save as expressly modified therein;

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          (xv) the provision of the China Cash Collateral shall not discharge the China Borrower’s obligation to repay all outstanding amounts under the China Facility Agreement, and Cit Group Inc.’s obligation to pay the Liabilities (as defined in the China Guarantee) on demand under the China Guarantee;
          (xvi) the China Borrower shall not, and CIT Group Inc. shall not cause or allow the China Borrower, to grant any pledge or any encumbrance over the China Borrower’s assets until the China Obligations have been fully repaid;
          (xvii) an amendment agreement to the China Facility Agreement shall be executed so as to be effective as of the Effective Date, with amendment to the China Facility Agreement as follows:
1) “Final Maturity Date” means the earlier of (a) September 23, 2010; and (b) the date falling 30 days after the completion of the 2009 audited financial statements of the China Borrower, provided that if such day is not an International Business Day, on the following International Business Day; on which date all outstanding Loans (as defined in the China Facility Agreement) or any part thereof shall be repaid by the China Borrower; and
2) Interest under the China Facility Agreement after the Effective Date shall accrue and be payable on a monthly basis;
          (xviii) the China Borrower shall use its best efforts (including but not limited to making foreign debt registrations with State Administration of Foreign Exchange or its local branches) to assist the China Lenders in obtaining payment or repayment of all outstanding amounts due in RMB;
          (xix) the Chinese Waiver and Forbearance Agreement shall be executed in both the Chinese and English languages, in case of a discrepancy between the Chinese and English version, the English version shall prevail; and
          (xx) the Chinese Waiver and Forbearance Agreement shall terminate if the Plan does not become effective by January 31, 2010 ((i)-(xx) collectively, the “China Waiver and Forbearance Terms”).
     DDD. Injunction Order. Consistent with this Court’s Order Granting Preliminary Injunction, entered in Adversary Proceeding Case No. 09-01713 (ALG) on November 13, 2009 (Docket No. 13) (the “Injunction Order”), the Court finds that any Required Payments (as

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defined in the Injunction Order) made pursuant to Termination Agreements (as defined in the Injunction Order) that result in the termination of certain Headlease Transactions (as defined in the Injunction Order) were made and received in good faith and based upon a contemporaneous exchange of reasonably equivalent value and such Required Payments shall result in the release of CIT Group Inc. as a guarantor under such Headlease Transaction.
     EEE Plan Conditions to Confirmation. The conditions to Confirmation set forth in Section IX of the Plan have been satisfied or waived in accordance with the terms of the Plan.
     FFF Plan Conditions to Consummation. Each of the conditions to the Effective Date, as set forth in Section X of the Plan, is reasonably likely to be satisfied or waived in accordance with the terms of the Plan.
     GGG. Retention of Jurisdiction. The Court properly may retain jurisdiction over the matters set forth in Article XII of the Plan, subject to the exceptions set forth in Article XII of the Plan.

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DECREES
NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:
Confirmation of Plan
     1. Approval Of Disclosure Statement. Pursuant to Bankruptcy Rule 3017(b), the Disclosure Statement is approved as containing adequate information within the meaning of Bankruptcy Code section 1125(a).
     2. Solicitation. The solicitation procedures, including the procedures for transmittal of Solicitation Packages, the form of Ballots, the election procedures with respect to Classes 8, 10 and 11, and the Voting Deadline, are approved under sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Disclosure Statement, the Scheduling Order, the Prepack Guidelines, the local rules of this Court, all other applicable provisions of the Bankruptcy Code, and all other rules, laws, and regulations applicable to such solicitation. The solicitation materials are approved under sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Disclosure Statement, the Scheduling Order, the Prepack Guidelines, the local rules of this Court, all other applicable provisions of the Bankruptcy Code, and all other applicable rules, laws, and regulations. The solicitation of Classes 7 and 8 complied with the provisions of Bankruptcy Code section 1125(g).
     3. Confirmation. The Plan, in the form attached hereto as Exhibit A, including all provisions thereof and all Exhibits attached thereto, is approved and confirmed under section 1129 of the Bankruptcy Code. The terms of the Plan are incorporated by reference into and are an integral part of this Confirmation Order. All acceptances and rejections previously cast for or against the Plan are hereby deemed to constitute acceptances or rejections of the Plan in the form attached to this Order. Within three (3) business days of entry of this

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Confirmation Order, the Debtors shall file with the Court the final version of the confirmed Plan and all Exhibits thereto.
     4. Confirmation Order Binding on All Parties. Subject to the provisions of the Plan and Bankruptcy Rule 3020(e), in accordance with section 1141(a) of the Bankruptcy Code and notwithstanding any otherwise applicable law, upon the occurrence of the Effective Date, the terms of the Plan and this Confirmation Order shall be binding upon, and inure to the benefit of: (a) the Debtors; (b) the Reorganized Debtors; (c) any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are Impaired under the Plan or whether the holders of such Claims or Interests accepted, rejected or are deemed to have accepted or rejected the Plan); (d) any other person giving, acquiring or receiving property under the Plan; (e) any and all non-Debtor parties to executory contracts or unexpired leases with any of the Debtors; and (f) the respective heirs, executors, administrators, trustees, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, guardians, successors or assigns, if any, of any of the foregoing. On the Effective Date, all settlements, compromises, releases, waivers, discharges, exculpations and injunctions set forth in the Plan shall be effective and binding on all Persons who may have had standing to assert any settled, released, discharged, exculpated or enjoined causes of action, and no other Person or entity shall possess such standing to assert such causes of action after the Effective Date.
     5. Notice. Notice of the Plan, the exhibits thereto (and all amendments and modifications thereto), the Disclosure Statement, the Solicitation Packages and the Confirmation Hearing was proper and adequate.

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     6. Objections. All Objections and all reservations of rights that have not been withdrawn, waived or settled, pertaining to the Confirmation of the Plan are overruled on the merits.
     7. Effectiveness of All Actions. All actions contemplated by the Plan are hereby authorized and approved in all respects (subject to the provisions of the Plan). The approvals and authorizations specifically set forth in this Confirmation Order are nonexclusive and are not intended to limit the authority of any Debtor or Reorganized Debtor or any officer or director thereof to take any and all actions necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order. Pursuant to this Order, Delaware General Corporate Law section 303, and other applicable law, the Debtors and the Reorganized Debtors are authorized and empowered, without action of their respective stockholders or members or boards of directors or managers (but subject to consent rights, if any, set forth in the Plan) to take any and all such actions as any of their executive officers may determine are necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order.
     8. Revesting of Assets and Operation as of the Effective Date. Except as otherwise explicitly provided in the Plan, on the Effective Date, all property comprising the Estates shall revest in each of the Debtors and, ultimately, in the Reorganized Debtors, free and clear of all Claims, liens and Interests of any entity other than the Debtors, other than as expressly provided in the Plan. As of the Effective Date, each of the Reorganized Debtors may operate its business and use, acquire, and dispose of property and settle and compromise Claims without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or

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Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and this Confirmation Order.
     9. Restructuring Transactions. The Exchanges and other transactions contemplated by Article IV of the Plan (collectively, the “Restructuring Transactions”) are approved, and the Debtors and Reorganized Debtors and their officers, managers and directors are authorized, subject to the consent rights contained in the Plan, to execute and/or amend such documents (including but not limited to those filed as Plan Supplements) and take such actions as may be reasonably required in order to effectuate the Restructuring Transactions.
     10. Cancellation of Old Common Interests, Old Preferred Interests and Other Equity Interests (if any). On the Effective Date, except to the extent otherwise provided in the Plan, all notes, instruments, certificates, and other documents evidencing the Old Common Interests, the Old Preferred Interests and the Other Equity Interests (if any) shall be canceled, terminated and extinguished and the obligations of the Debtors thereunder or in any way related thereto shall be discharged.
     11. Cancellation of Canadian Senior Unsecured Notes, Certain Long-Dated Senior Unsecured Notes, Senior Unsecured Notes, Senior Unsecured Term Loans, Senior Unsecured Credit Agreements, Senior Subordinated Notes and Junior Subordinated Notes. The Canadian Senior Unsecured Notes, the Electing Long-Dated Senior Unsecured Notes and those Long-Dated Senior Unsecured Notes that elected to receive Impaired Class 8A treatment pursuant to the Postpetition Class 8B Election Notice, the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes, and the Junior Subordinated Notes transferred and assigned to the Reorganized Debtors pursuant to the Plan shall be deemed cancelled, terminated and extinguished effective upon the

34

Effective Date, except as otherwise provided in the Plan, and all Claims arising thereunder shall be deemed satisfied on the Effective Date.
     12. Issuance of New Notes. Issuance of the New Notes in accordance with the Plan is approved. Each of the Debtors and the Reorganized Debtors are authorized and empowered, without further approval of this Court or any other party, to take such actions and to perform such acts as may be necessary, desirable or appropriate to implement the issuance of the New Notes in accordance with the Plan and to execute and deliver all agreements, documents, instruments, and certificates relating thereto.
     13. All New Notes to be issued are hereby deemed issued as of the Effective Date regardless of the date on which they are actually distributed. The Reorganized Debtors, as applicable, are authorized to enter into collateral documents to secure the New Notes. The liens and guarantees granted by CIT Group Inc. pursuant to the related collateral documents to secure the New Notes are legal, valid, enforceable, binding, properly perfected and non-avoidable.
     14. Issuance of New Common Interests. Issuance of the New Common Interests in accordance with the Plan is approved. Each of the Debtors and the Reorganized Debtors are authorized and empowered, without further approval of this Court or any other party, to take such actions and to perform such acts as may be necessary, desirable or appropriate to implement the issuance of the New Common Interests in accordance with the Plan and to execute and deliver all agreements, documents, securities, instruments, and certificates relating thereto.
     15. The New Common Interests to be issued are hereby deemed issued as of the Effective Date regardless of the date on which they are actually distributed. All New

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Common Interests issued by the Reorganized Debtors pursuant to the provisions of the Plan are hereby deemed to be duly authorized and issued, fully paid and nonassessable.
     16. Allocation of Contingent Value Rights. Allocation of the Contingent Value Rights in accordance with the Plan is approved. Each of the Debtors and the Reorganized Debtors are authorized and empowered, without further approval of this Court or any other party, to take such actions and to perform such acts as may be necessary, desirable or appropriate to implement the allocation of the Contingent Value Rights in accordance with the Plan and to execute and deliver all agreements, documents, securities, instruments, and certificates relating thereto. The Contingent Value Rights to be allocated are hereby deemed allocated as of the Effective Date regardless of the date on which they are actually distributed.
     17. Exemption from Registration. The (i) offer by the Debtors and/or the Reorganized Debtors of the New Notes, the New Common Interests and the Contingent Value Rights issued under the Plan are exempt from the registration requirements of the Securities Act and similar state statutes pursuant to applicable securities law and (ii) sale and issuance by the Reorganized Debtors of the New Notes, New Common Interests and Contingent Value Rights are exempt from the registration requirements of the Securities Act and similar state statutes pursuant to section 1145 of the Bankruptcy Code.
     18. Lien Grants by CIT Group Inc. The liens granted by CIT Group Inc. to (i) the Parent Collateral Agent secure the obligations of CIT Group Inc. to lenders under the Exit Credit Facility as well as the Equal and Ratable Beneficiaries, (ii) the liens granted to the Series A Parent Collateral Agent secure the obligation of CIT Group Inc. to the holders of the Series A Notes as well as the Equal and Ratable Beneficiaries, and (iii) the lien granted to the Series B Parent Collateral Agent secure the obligation of CIT Group Inc. to the holders of the Series B

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Notes as well as the Equal and Ratable Beneficiaries in each case are legal, valid, enforceable, binding, properly perfected and non-avoidable. Each of the Parent Collateral Agent, the Series A Parent Collateral Agent and the Series B Parent Collateral Agent are hereby appointed to represent the Equal and Ratable Beneficiaries and to hold the Collateral of CIT Group Inc. on behalf of the Equal and Ratable Beneficiaries. Each of the Parent Collateral Agent, the Series A Parent Collateral Agent and the Series B Parent Collateral Agent are bound by the terms of, and entitled to the rights under, each of the collateral agreements under which it acts as agent. The liens granted by CIT Group Inc. pursuant to the Cash Collateralization of the JPM L/C Facility are legal, valid, enforceable, binding, properly perfected and non-avoidable.
     19. Exit Facility. On the Effective Date, the Reorganized Debtors, as applicable, are authorized to (a) enter into the Exit Facility together with all guarantees evidencing obligations of the Reorganized Debtors thereunder and security documents, (b) execute such mortgages, control agreements, certificates and other documentation and deliveries as the agent under the Exit Credit Facility and the Steering Committee reasonably request, (c) execute such control agreements and other documentation as the agent under the Exit L/C Facility reasonably requests, and (d) deliver insurance and customary opinions (collectively, the documents in (a)-(d), the “Exit Facility Documents”), all of which such Exit Facility Documents shall be in form and substance reasonably satisfactory to the Steering Committee and in the case of the Exit L/C Facility in form and substance reasonably satisfactory to the agent under the Exit L/C Facility and the Steering Committee, and such documents and all other documents, instruments and agreements to be entered into, delivered or contemplated thereunder shall become effective in accordance with their terms on the Effective Date. The Reorganized Debtors, as applicable, may enter into such amendments and modifications as may be agreed to

37

by and between the Reorganized Debtors, as applicable, and the Exit Facility Lenders on and after the Effective Date without further order of the Court to effectuate the transactions contemplated by the Plan and this Order, notwithstanding anything to the contrary in the Plan. The Exit Facility Documents shall constitute the legal, valid, binding and authorized obligations of the Reorganized Debtors, as applicable, enforceable in accordance with their terms. On the Effective Date, all of the liens and security interests granted in accordance with the Exit Facility Documents are hereby deemed approved and shall be legal, valid, binding, enforceable, properly perfected and non-avoidable liens on the collateral in accordance with the terms of the Exit Facility Documents. All obligations of the Reorganized Debtors arising pursuant to the Exit Facility Documents are in exchange for fair and reasonably equivalent value and do not constitute a preferential transfer or fraudulent transfer or fraudulent conveyance under applicable federal or state laws and will not subject the lenders party to the Exit Facility to any liability by reason of incurrence of such obligation or grant of such liens or security interests under applicable federal or state laws, including but not limited to successor or transferee liability.
     20. China Waiver and Forbearance. On the Effective Date, the Reorganized Debtors, as applicable, are authorized to enter into the China Waiver and Forbearance Agreement and undertake all obligations with respect to the China Waiver and Forbearance Terms.
     21. Executory Contracts and Unexpired Leases. On the Effective Date, all executory contracts or unexpired leases of the Debtors, unless such executory contract or unexpired lease was previously assumed or rejected or is subject to a pending motion to assume or reject as of the Confirmation Date, shall be deemed assumed as of the Confirmation Date (but

38

subject to the occurrence of the Effective Date) in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code.
     22. All executory contracts or unexpired leases assumed by the Debtors pursuant to the foregoing (the “Assumed Agreements”) shall remain in full force and effect for the benefit of the Reorganized Debtors, as applicable, and be enforceable by the Reorganized Debtors, as applicable, in accordance with their terms notwithstanding any provision in such Assumed Agreements that prohibits, restricts or conditions such assumption, assignment or transfer. The assumption of the Assumed Agreements shall be free and clear of all liens, encumbrances, pledges, mortgages, deeds of trust, security interests, claims, charges, options, rights of first refusal, easements, servitudes, proxies, voting trusts or agreements, and/or transfer restrictions under any shareholder or similar agreement or encumbrance. Any provision in the Assumed Agreements that purports to declare a breach or default based in whole or in part on the above-captioned cases is hereby deemed unenforceable, and the Assumed Agreements shall remain in full force and effect.
     23. The Debtors shall not be deemed to have assumed any executory contract or unexpired lease with the United States or any of its instrumentalities unless and until the requirements of the Anti-Assignment Act, 41 U.S.C. § 15, have been satisfied.
     24. That certain agreement dated as of July 2, 2002 by and between Tyco International Ltd., a Bermuda company, and CIT Group Inc. listed on Exhibit H hereto is hereby rejected.
     25. Deadlines. The bar dates and deadlines set forth in Articles VII and XIII of the Plan are hereby approved, including but not limited to the following:
          (a) Rejection Damages Bar Date. Except as otherwise provided in the Plan, if the rejection by the Debtors, pursuant to the Plan or otherwise, of an executory contract

39

or unexpired lease gives rise to a Claim, a proof of Claim must be served upon the Debtors and their counsel within thirty (30) days after the later of (i) notice of entry of the Confirmation Order or (ii) other notice that the executory contract or unexpired lease has been rejected, provided that any such Claims arising from the rejection of an unexpired lease of real property shall be subject to the cap on rejection damages imposed by Bankruptcy Code section 502(b)(6). Any Claims not served within such time periods will be forever barred from assertion against the Debtors, the Reorganized Debtors, the Estates and their property.
          (b) Professional Claims and Final Fee Applications. The provisions of Article XIII.B of the Plan shall govern Professional Fee Claims, including final fee applications, payment of professionals fees after the Effective Date, and deadlines and procedures relating thereto.
     26. Exemption from Certain Transfer Taxes. The issuance, transfer or exchange of debt and equity under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any contract, lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan shall be exempt from all taxes (including, without limitation, stamp tax or similar taxes) to the fullest extent permitted by section 1146 of the Bankruptcy Code, and the appropriate state or local governmental officials or agents shall not collect any such tax or governmental assessment and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.
     27. Postpetition Election Notices. The election process established pursuant to the Postpetition Election Notices, whereby (a) holders of Claims in Class 8B were able to elect to receive the Impaired treatment provided to holders of Claims in Class 8A and (b) holders of Claims in Classes 10 and 11 were able to elect to receive indebtedness under credit facilities of Reorganized CIT on substantially the same terms as the Series A Notes in lieu of Series A Notes, are hereby approved.

40

Discharge of Debtors, Releases and Injunctions
     28. Discharge of Debtors. Pursuant to and to the fullest extent permitted by section 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in the Plan or in this Confirmation Order, all consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and Interests (other than those Claims and Interests that are Unimpaired under this Plan) of any nature whatsoever against the Debtors or any of their assets or properties, and regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims and Interests. Upon the Effective Date, each of the Debtors and the Reorganized Debtors shall be deemed discharged and released under section 1141(d)(1) of the Bankruptcy Code from any and all Claims and Interests (other than those Claims and Interests that are not Impaired under the Plan), including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, and the Old Preferred Interests, the Old Common Interests and the Other Equity Interests (if any) shall be cancelled, terminated and extinguished. In accordance with the foregoing, except as provided in the Plan or this Confirmation Order, this Confirmation Order shall be a judicial determination of discharge of all such Impaired Claims and other debts and liabilities against the Debtors and termination of all Interests in CIT Group Inc., pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.
     29. Accordingly, the Debtors are discharged as of the Confirmation Date except as may otherwise expressly provided in the Plan or this Confirmation Order.

41

     30. Releases, Limitations of Liability and Indemnification. The releases set forth in Article XIII.H of the Plan, the exculpation and limitation of liability provisions set forth in Article XIII.J of the Plan, and the indemnification obligations set forth in Article VII.G of the Plan are incorporated in this Confirmation Order as if set forth in full herein and are hereby approved and authorized in their entirety and shall be, and hereby are, effective and binding, subject to the respective terms thereof, on all persons and entities who may have had standing to assert such Claims or Causes of Action, and no person or entity shall possess such standing to assert such Claims or Causes of Action after the Effective Date.
     31. Injunctions. Except as otherwise specifically provided in the Plan and except as may be necessary to enforce or remedy a breach of the Plan, from and after the Effective Date, all Persons that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the Debtors or their property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any Lien; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (v) commencing or continuing any action, in each case to the fullest extent permissible under applicable law, including to the extent provided for or authorized by Article XIII.I of the Plan and sections 524 and 1141 of the Bankruptcy Code.
     32. Exculpations. The Reorganized Debtors, the Debtors, the Estate, their subsidiaries, any Committee, the Steering Committee, Bank of America, N.A. as Administrative

42

Agent and L/C Issuer and Banc of America Securities LLC as Sole Lead Arranger and Sole Bookrunner (solely with respect to the DIP Facility and the DIP Facility Agreement), the Exit Facility Lender(s) and any agents under the Exit Facility (solely with respect to the Exit Facility and the Exit Facility Agreement), JPM or any other lender under the JPM Facility Agreement (in each case acting in such capacity and solely with respect to the JPM L/C Facility or the JPM L/C Facility Agreement), The Bank of New York Mellon f/k/a The Bank of New York (as successor to J.P. Morgan Trust Company, National Association, as successor to Bank One Trust Company, N.A.) solely in its capacity as indenture trustee of the Long-Dated Senior Unsecured Notes and the Senior Unsecured Notes, Law Debenture Trust Company of New York (as successor to The Bank of New York Mellon f/k/a The Bank of New York) solely in its capacity as indenture trustee of the Canadian Senior Unsecured Notes, Wilmington Trust Company (as successor to The Bank of New York Mellon f/k/a The Bank of New York) solely in its capacity as indenture trustee of the Senior Subordinated Notes and the Junior Subordinated Notes, Depository Trust Company and any other depositories (foreign or domestic) at which the Debtors’ securities are held solely in their capacity as depositories for the Debtors’ securities and facilitators of the Plan solicitation and election process and any and all of their respective current or former members, officers, directors, members of boards of managers, employees, equity holders, partners, affiliates, advisors, attorneys, agents or representatives, or any of their successors or assigns, shall not have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective members, officers, directors, managers, employees, equity holders, partners, affiliates, advisors, attorneys, agents or representatives, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of, the administration of the Chapter 11 Cases, the negotiation of the terms of the Plan, the solicitation

43

of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, gross negligence or intentional fraud as determined by a final order of a court of competent jurisdiction, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities with respect to the Chapter 11 Cases and the Plan, in each case to the fullest extent permissible under applicable law, including to the extent provided for or authorized by Article XIII.J of the Plan.
     33. Notwithstanding any other provision of the Plan, but without limiting the releases provided in the Plan or affecting the status or treatment of any Claim Allowed pursuant to the Plan, no holder of a Claim or Interest, no other party in interest, none of their respective members, officers, directors, managers, employees, equity holders, partners, affiliates, subsidiaries, advisors, attorneys, agents or representatives, and no successors or assigns of the foregoing, shall have any right of action against the Reorganized Debtors, the Debtors, their Estates, their subsidiaries, any Committee, the Steering Committee, Bank of America, N.A. as Administrative Agent and L/C Issuer and Banc of America Securities LLC as Sole Lead Arranger and Sole Bookrunner (solely with respect to the DIP Facility and the DIP Facility Agreement), the Exit Facility Lender(s) and any agents under the Exit Facility (solely with respect to the Exit Facility and the Exit Facility Agreement), JPM or any other lender under the JPM Facility Agreement (in each case acting in such capacity and solely with respect to the JPM L/C Facility or the JPM L/C Facility Agreement), The Bank of New York Mellon f/k/a The Bank of New York (as successor to J.P. Morgan Trust Company, National Association, as successor to Bank One Trust Company, N.A.) solely in its capacity as indenture trustee of the Long-Dated Senior Unsecured Notes and the Senior Unsecured Notes, Law Debenture Trust Company of

44

New York (as successor to The Bank of New York Mellon f/k/a The Bank of New York) solely in its capacity as indenture trustee of the Canadian Senior Unsecured Notes, Wilmington Trust Company (as successor to The Bank of New York Mellon f/k/a The Bank of New York) solely in its capacity as indenture trustee of the Senior Subordinated Notes and the Junior Subordinated Notes, Depository Trust Company and any other depositories at which the Debtors’ securities are held solely in their capacity as depositories for the Debtors’ securities and facilitators of the Plan solicitation and election process or any of their respective current or former members, officers, directors, managers, employees, equity holders, partners, affiliates, subsidiaries, advisors, attorneys, agents or representatives, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of, the administration of the Chapter 11 Cases, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence as determined by a final order of a court of competent jurisdiction, in each case to the fullest extent permissible under applicable law, including to the extent provided for or authorized by Article XIII.J of the Plan.
     34. All injunctions or stays in effect in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions, stays or exculpation provisions contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.
     35. Nothing in the Plan or this Confirmation Order (i) discharges, releases or precludes any environmental liability to a government unit, whether or not such liability

45

constitutes a Claim, on the part of the Debtors, Reorganized Debtors, or any non-debtors; (ii) releases or precludes any liability to the Unites States or to an agency thereof on the part of any non-debtors, other than with respect to the Series D Preferred Stock; or (iii) enjoins a government unit from asserting or enforcing any liability described in this paragraph, other than with respect to the Series D Preferred Stock.
     36. Notwithstanding any language to the contrary contained in the Disclosure Statement, Plan, and/or Confirmation Order, no provision shall release any non-debtor, including but not limited to any current and/or former officer and/or director of the Debtors and the Reorganized Debtors, and any other non-debtor, from liability in connection with any legal action or claim brought by the United States Securities and Exchange Commission.
     37. The Reorganized Debtors, as applicable, shall compensate or otherwise reimburse on the Effective Date (i) The Bank of New York Mellon f/k/a The Bank of New York (as successor to J.P. Morgan Trust Company, National Association, as successor to Bank One Trust Company, N.A.) in its capacity as indenture trustee of the Long-Dated Senior Unsecured Notes and the Senior Unsecured Notes, (ii) Law Debenture Trust Company of New York (as successor to The Bank of New York Mellon f/k/a The Bank of New York) in its capacity as indenture trustee of the Canadian Senior Unsecured Notes, and (iii) Wilmington Trust Company (as successor to The Bank of New York Mellon f/k/a The Bank of New York) in its capacity as indenture trustee of the Senior Subordinated Notes and the Junior Subordinated Notes for all outstanding, unpaid, reasonable and documented prepetition and post-petition fees and expenses due and payable under the Long-Dated Senior Unsecured Notes, the Senior Unsecured Notes, the Canadian Senior Unsecured Notes, the Senior Subordinated Notes and the Junior Subordinated Notes in the estimated amounts of: (i) (A) $42,614.00 in prepetition fees and reimbursable

46

expenses and (B) $150,000 in postpetition fees and reimbursable expenses for The Bank of New York Mellon f/k/a The Bank of New York (as successor to J.P. Morgan Trust Company, National Association, as successor to Bank One Trust Company, N.A.) in its capacity as indenture trustee of the Long-Dated Senior Unsecured Notes and the Senior Unsecured Notes, (ii) $75,000 in postpetition fees and reimbursable expenses for Law Debenture Trust Company of New York (as successor to The Bank of New York Mellon f/k/a The Bank of New York) in its capacity as indenture trustee of the Canadian Senior Unsecured Notes, and (iii) $135,000 in postpetition fees and reimbursable expenses for Wilmington Trust Company (as successor to The Bank of New York Mellon f/k/a The Bank of New York) in its capacity as indenture trustee of the Senior Subordinated Notes and the Junior Subordinated Notes.
Plan Modifications
     38. Plan Modifications. The modifications to the Second Amended Prepackaged Reorganization Plan of CIT Group Inc. and CIT Group Funding Company of Delaware LLC, which changes are incorporated in the Plan, were made in a manner consistent with Article XI of the Plan and did not materially or adversely modify the treatment of any Claims or Interests. The Plan, as modified, satisfies the requirements of Bankruptcy Code sections 1122 and 1123. Accordingly, pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or re-solicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that holders of Claims be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Such changes are approved pursuant to section 1127(a).
     39. In addition, the following modifications to the Plan have been made in a manner consistent with Article XI of the Plan and do not materially adversely modify the treatment of any Claims or Interests. The Plan, as modified, satisfies the requirements of

47

Bankruptcy Code sections 1122 and 1123. Accordingly, pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or re-solicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that holders of Claims be afforded an opportunity to change previously cast acceptances or rejections of the Plan. At the request of the Debtors, the Plan is hereby modified pursuant to section 1127(a) of the Bankruptcy Code as set forth below:
          (a) The exculpation provisions set forth in Article XIII.J of the Plan are hereby modified to include Citibank, N.A. (solely in its capacity as administrative agent under the Senior Unsecured Credit Agreements) and Citibank (China) Co., Ltd. Shanghai Branch (solely in its capacity as facility agent under the China Facility Agreement).
Resolution of Objections
     40. In full and final resolution of the informal objection asserted by Pensioenfonds Horeca & Catering, the court appointed lead plaintiff (the “Lead Plaintiff”), named plaintiff Don Pizzuti (“Pizzuti”) and the putative class (the “Litigation Class” and, together with Lead Plaintiff and Pizzuti, the “Securities Plaintiffs”) in the consolidated securities class action entitled In re CIT Group Inc. Securities Litigation, Master File No. 1:08-cv-06613-BSJ-THK (the “Securities Class Action”) pending in the United States District Court for the Southern District of New York, it is hereby ordered as follows:
          (a) Nothing in the Plan or this Confirmation Order shall affect, release, enjoin or impact in any way the Securities’ Plaintiffs’ pursuit of their claims in the Securities Class Action against CIT Group Inc. and/or Reorganized CIT solely to the extent of available insurance coverage (the “Available Coverage”), it being understood that the Securities Plaintiffs may not pursue CIT Group Inc. and/or Reorganized CIT for any settlement or judgment in its favor in the Securities Class Action, other than from the Available Coverage. To the extent that the Securities Plaintiffs’ settlement or judgment in the Securities Class Action is not satisfied in full by CIT Group Inc.’s and/or the Reorganized CIT’s Available Coverage, the discharge and injunction under the Plan in favor of the Debtors and the Reorganized Debtors and all successors and assigns thereof expressly applies to any claim(s) against such entities arising from or relating to the Securities Class Action. Further, nothing in the Plan or this Confirmation Order shall

48

affect, release, enjoin or impact in any way the Securities’ Plaintiffs (i) from pursuing their claims in the Securities Class Action against any non-Debtors or (ii) from seeking discovery of the Debtors or the Reorganized Debtors in connection with the claims asserted or to be asserted in the Securities Class Action, subject to the parties’ rights to object to any discovery on the grounds set forth in the Federal Rules of Civil Procedure, the Private Securities Litigation Reform Act, or other applicable law. Securities Plaintiffs’ claims against CIT Group, Inc. and/or Reorganized CIT solely to the extent of the Available Coverage are preserved and not discharged by the Plan.
          (b) Notwithstanding anything contained in the Plan or this Confirmation Order to the contrary, the releases by creditors provided in Article XIII.H.2 of the Plan shall not apply to any creditor whose Claims or Interests are impaired and deemed to reject the Plan, and such creditors are deemed to not have released the parties specified in such provision with respect to such Impaired Claim. Any creditor who affirmatively votes in favor of the Plan shall have agreed to release the parties specified in Article XIII.H.2 of the Plan solely in connection with the Claim that such creditor affirmatively votes in favor of the Plan.
Notice and Other Provisions
     41. Notice of Confirmation Order. On or before the tenth (10th) day following the occurrence of the Effective Date, the Debtors shall serve notice of entry of this Confirmation Order pursuant to Bankruptcy Rules 2002(f)(7), 2002(k), and 3020(c), on (a) the United States Trustee for the Southern District of New York; (b) the United States Attorney for the Southern District of New York; (c) the Federal Reserve; (d) the Securities and Exchange Commission; (e) the Internal Revenue Service; (f) those parties identified in the schedules of the largest unsecured creditors annexed to the Debtors’ petitions; (g) counsel to Bank of America, N.A., as Administrative Agent, Parent Collateral Agent and Subsidiary Collateral Agent under the Senior Credit Facility; (h) counsel to Bank of America, N.A. as administrative agent under the L/C Facility; (i) counsel to the Steering Committee; and (j) other parties in interest, by causing a notice of this Confirmation Order in substantially the form of the notice annexed hereto as Exhibit B (the “Notice of Confirmation”), which form is hereby approved, to be delivered to such parties by first class mail, postage prepaid. The Notice of Confirmation shall

49

also be published in The Wall Street Journal (Global Edition) and any other publications the Debtors deem necessary in their sole discretion.
     42. Notice need not be given or served under the Bankruptcy Code, the Bankruptcy Rules, or this Confirmation Order to any Person to whom the Debtors mailed a Combined Notice, but received such notice returned marked “undeliverable as addressed,” “moved — left no forwarding address,” “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Person of that Person’s new address.
     43. Mailing and publication of the Notice of Confirmation in the time and manner set forth in the preceding paragraphs shall be good and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c), and no other or further notice is necessary. The Notice of Confirmation shall have the effect of an order of the Bankruptcy Court, shall constitute sufficient notice of the entry of the Confirmation Order to any filing and recording officers, and shall be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law.
     44. Authorization to Consummate. The Debtors are authorized to consummate the Plan at any time after the entry of the Confirmation Order subject to satisfaction or waiver of the conditions precedent to consummation set forth in Article X.A. of the Plan.
     45. Failure to Consummate Plan and Substantial Consummation. If the Effective Date does not occur, then the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), the assumption or rejection of executory contracts or unexpired leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be null and void. In such event, nothing contained in the Plan or this Confirmation Order, and no acts taken in preparation for

50

consummation of the Plan, shall, or shall be deemed to, (a) constitute a waiver or release of any Claims by or against or Interests in the Debtors or any other Person, (b) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, (c) constitute an admission of any sort by the Debtors or any other Person, or (d) be construed as a finding of fact or conclusion of law with respect thereto.
     46. References to Plan Provisions. The failure to include or specifically reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Plan be confirmed in its entirety.
     47. Exhibits. Each reference to a document, agreement or summary description that is in the form attached as an exhibit to the Plan in this Confirmation Order, in the Findings of Fact and Conclusions of Law, or in the Plan shall be deemed to be a reference to such document, agreement or summary description in substantially the form of the latest version of such document, agreement or summary description filed with the Court (whether filed as an attachment to the Plan or filed separately).
     48. Plan Provisions Mutually Dependent. The provisions of the Plan are hereby deemed nonseverable and mutually dependent.
     49. Confirmation Order Provisions Mutually Dependent. The provisions of this Confirmation Order are hereby deemed nonseverable and mutually dependent.
     50. Confirmation Order Supersedes. It is hereby ordered that this Confirmation Order shall supersede any orders of this Court issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order.

51

     51. Conflicts Between Confirmation Order and Plan. The provisions of the Plan and of this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, however, that if there is determined to be any inconsistency between any Plan provision and any provision of this Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of this Confirmation Order shall govern and any such provision of this Confirmation Order shall be deemed a modification of the Plan and shall control and take precedence.
     52. Retention of Jurisdiction. Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the entry of this Confirmation Order or the occurrence of the Effective Date, this Court, except as otherwise provided in the Plan or herein, shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, but not limited to, the matters set forth in Article XII of the Plan.
     53. Final Order. This Confirmation Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof.
     54. Immediate Effectiveness. Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, 8001, 8002 or otherwise, immediately upon the entry of this Confirmation Order, the terms of the Plan, the Plan Supplement, and this Confirmation Order shall be, and hereby are, immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are Impaired under the Plan or whether the holders of such Claims or Interests accepted, were deemed to have accepted, rejected or were deemed to have rejected the Plan), any trustees or examiners appointed in the Chapter 11 Cases, all persons and entities that are party to or

52

subject to the settlements, compromises, releases, discharges, injunctions, stays and exculpations described in the Plan or herein, each person or entity acquiring property under the Plan, and any and all non-Debtor parties to executory contracts and unexpired leases with the Debtors and the respective heirs, executors, administrators, successors or assigns, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, or guardians, if any, of any of the foregoing.

Dated:	New York, New York December 8, 2009

/s/ Allan L. Gropper
UNITED STATES BANKRUPTCY JUDGE

53

EXHIBIT A
(Modified Second Amended Prepackaged Reorganization Plan of CIT
Group Inc. and CIT Group Funding Company of Delaware LLC)

Gregg M. Galardi, Esq.
J. Gregory St. Clair, Esq.
SKADDEN, ARPS, SLATE, MEAGHER & FLOM, LLP
Four Times Square
New York, New York 10036
(212) 735-3000
     — and —
Chris L. Dickerson, Esq.
Jessica Kumar, Esq.
SKADDEN, ARPS, SLATE, MEAGHER & FLOM, LLP
333 West Wacker Drive
Chicago, Illinois 60606
(312) 407-0700
Proposed Counsel for the Debtors and
Debtors in Possession
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
x

In re:	:	Chapter 11
:
CIT Group Inc. (Tax ID 65-xxx1192)	:	Case No. 09-16565 (ALG)
CIT Group Funding Company of	:
Delaware LLC (Tax ID 98-xxx9146)	:
:
:
Debtors.	:
:
:
x

MODIFIED SECOND AMENDED PREPACKAGED REORGANIZATION PLAN
OF CIT GROUP INC. AND CIT GROUP FUNDING COMPANY OF DELAWARE LLC
Dated: New York, New York
December 7, 2009

i

TABLE OF EXHIBITS

Exhibit A-1 Third Amended And Restated Certificate Of Incorporation Of CIT Group Inc	A-1-1
Exhibit A-2 Reorganized Delaware Funding Certificate of Amendment to Certificate of Formation	A-2- 1
Exhibit A-3 Reorganized Delaware Funding Amendment to Limited Liability Company Agreement	A-3-1
Exhibit A-4 Amended and Restated By-Laws of CIT Group Inc.	A-4-1
Exhibit B Description of New Common Interests	B
Exhibit C Amended and Restated Confirmation	C
Exhibit D First Amendment, dated on or about the Effective Date, to the Second Amended And Restated Credit And Guaranty Agreement dated as of October 28, 2009	D
Exhibit E Directors And Officers Of Reorganized CIT	E
Exhibit F Directors And Officers Of Reorganized Delaware Funding	F
Exhibit G List Of Rejected Contracts And Leases	G
Exhibit H Series A Notes Indenture	H
Exhibit I Series B Notes Indenture	I
Exhibit J Series A Notes Collateral Agreement	J
Exhibit K Series B Notes Collateral Agreement	K
Exhibit L Senior Intercreditor and Subordination Agreement	L
Exhibit M Junior Intercreditor Agreement	M
Exhibit N Uniform Commercial Code Filings	N
Exhibit O Amended Intercompany Notes And Ancillary Documents	O
Exhibit P Collateral Agreement Among C.I.T. Leasing Corporation And CIT Group Funding Company Of Delaware LLC	P
Exhibit Q Amended And Restated Long Term Incentive Program	Q
Exhibit R China Waiver and Forbearance Agreement	R
Exhibit S Non-Exclusive List Of Retained Claims And Causes Of Action	S
Exhibit T Non-Exclusive List Of Released Derivative Causes Of Action	T
TABLE OF SCHEDULES

Schedule 1 List of Senior Unsecured Notes (excluding 2015 Hybrid Convertible/Equity Notes)	S-1
Schedule 2 List of Long-Dated Senior Unsecured Notes	S-2

INTRODUCTION
     CIT Group Inc. and CIT Group Funding Company of Delaware each propose the following plan of reorganization under chapter 11 of the Bankruptcy Code (as defined below). In the event that Delaware Funding does not obtain sufficient votes to confirm the plan of reorganization, Delaware Funding expressly reserves the right to forgo filing a petition for relief under the Bankruptcy Code (as defined herein), to withdraw the Plan solely with respect to Delaware Funding, to dismiss or convert any pending bankruptcy case of Delaware Funding or any other appropriate actions and the plan of reorganization, to the extent confirmed, shall be solely with respect to CIT Group Inc.
ARTICLE I
DEFINITIONS, RULES OF INTERPRETATION
AND COMPUTATION OF TIME
A. Scope of Definitions; Rules of Construction
     Except as expressly provided or unless the context otherwise requires, capitalized terms not otherwise defined in this Plan shall have the meanings ascribed to them in this Article I. Any term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules (as defined below), shall have the meaning ascribed to it therein. Where the context requires, any definition applies to the plural as well as the singular number.
B. Definitions
     1.1. “2005 5-Year Unsecured Credit Agreement” means the 5-Year Credit Agreement, dated as of April 13, 2005, by and among CIT Group Inc., Citigroup Global Markets Inc., as joint lead arranger and bookrunner, Banc of America Securities LLC, as joint lead arranger and bookrunner, Citibank, N.A., as administrative agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as syndication agents, Barclays Bank plc, as documentation agent and the Lenders party thereto.
     1.2. “2005 Syndicated Term Loan Agreement” means the JPY 20 Billion Syndicated Term Loan Agreement, dated as of September 30, 2005, by and among CIT Group Inc., Mizuho Corporate Bank, Ltd. as arranger, initial lender and agent and the Lenders party thereto.
     1.3. “2006 5-Year Unsecured Credit Agreement” means the 5-Year Credit Agreement, dated as of December 6, 2006, by and among CIT Group Inc., Citigroup Global Markets Inc., as joint lead arranger and bookrunner, Barclays Capital, as joint lead arranger and bookrunner, Citibank, N.A., as administrative agent, Barclays Bank plc, as syndication agent, Bank of America, N.A., and JPMorgan Chase Bank, N.A., as co-documentation agents and the Lenders party thereto.
     1.4. “2006 5-Year Term Loan Agreement” means the $100,000,000 Five-Year Term Loan Agreement, dated as of September 29, 2006, by and among CIT Group Inc., Mizuho Corporate Bank, Ltd. as arranger, initial lender and agent and the Lenders party thereto.
     1.5. “2010 Canadian Senior Unsecured Notes” means the 4.65% Notes due July 1, 2010, issued by CIT Group Funding Company of Canada (n/k/a Delaware Funding) and guaranteed by CIT Group Inc., pursuant to the Indenture dated as of May 31, 2005.

     1.6. “2011 Canadian Senior Unsecured Notes” means the 5.60% Notes due November 2, 2011, issued by CIT Group Funding Company of Canada (n/k/a Delaware Funding) and guaranteed by CIT Group Inc., pursuant to the Indenture dated as of November 1, 2006.
     1.7. “2015 Canadian Senior Unsecured Notes” means the 5.20% Notes due June 1, 2015, issued by CIT Group Funding Company of Canada (n/k/a Delaware Funding) and guaranteed by CIT Group Inc., pursuant to the Indenture dated as of May 31, 2005.
     1.8. “2015 Hybrid Convertible/Equity Notes” means the equity units offered by CIT Group Inc. with a stated amount of $25, which equity units consist of a forward purchase contract issued by CIT Group Inc. and, initially, a 1/40 undivided beneficial ownership interest in a $1,000 principal amount senior note due November 15, 2015 issued by CIT Group Inc.
     1.9. “Administrative Claim” means a Claim arising under Bankruptcy Code section 507(a)(2) for costs and expenses of administration of the Chapter 11 Cases under Bankruptcy Code sections 503(b), 507(b), or 11 14(e)(2), including (a) any actual and necessary costs and expenses, incurred after the Petition Date, of preserving the Estate and operating the business of the Debtors (such as wages, salaries and commissions for services and payments for goods, leased equipment and premises) and (b) all other claims entitled to administrative claim status pursuant to a Final Order of the Bankruptcy Court, including Professional Fee Claims.
     1.10. “Allowed” means, with respect to a Claim within a particular Class, an Allowed Claim of the type described in such Class.
     1.11. “Allowed Claim” means a Claim (i) as to which no objection or request for estimation has been filed on or before the Claims Objection Deadline or the expiration of such other applicable period fixed by the Bankruptcy Court or the Plan; (ii) as to which any objection has been settled, waived, withdrawn or denied by a Final Order or in accordance with the Plan; or (iii) that is allowed (a) by a Final Order, (b) by an agreement between the holder of such Claim and the Debtors or the Reorganized Debtors or (c) pursuant to the terms of the Plan; provided, however, that, notwithstanding anything herein to the contrary, by treating a Claim as an “Allowed Claim” under (i) above (the expiration of the Claims Objection Deadline or other applicable deadline), the Debtors do not waive their rights to contest the amount and validity of any disputed, contingent and/or unliquidated Claim in the time, manner and venue in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced. An Allowed Claim (i) includes a Disputed Claim to the extent such Disputed Claim becomes Allowed after the Effective Date and (ii) shall be net of any valid setoff exercised with respect to such Claim pursuant to the provisions of the Bankruptcy Code and applicable law. Unless otherwise specified herein, in section 506(b) of the Bankruptcy Code or by Final Order of the Bankruptcy Court, “Allowed Claim” shall not, for purposes of distributions under the Plan, include interest on such Claim accruing from and after the Petition Date.
     1.12. “Amended and Restated Confirmation” means that certain Amended and Restated Confirmation dated October 28, 2009 by and between CIT Financial Ltd. and GSl attached hereto as Exhibit C.
     1.13. “Australian Senior Unsecured Notes” means (i) those certain 6.00% fixed rate notes due March 3, 2011 issued by CIT Group (Australia) Limited and guaranteed by CIT Group Inc. and (ii) those certain 3 month BBSW plus 34 bp Floating Rate Notes due March 3, 2011 issued by CIT Group (Australia) Limited and guaranteed by CIT Group Inc.
     1.14. “Australian Senior Unsecured Note Claim” means a Claim on account of the Australian Senior Unsecured Notes.
     1.15. “Ballot(s)” means each of the ballot forms distributed to each Holder of a Claim or Interest entitled to vote to accept or reject this Plan.
     1.16. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as now in effect or hereafter amended.

     1.17. “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York or any other court with jurisdiction over the Chapter 11 Cases.
     1.18. “Bankruptcy Rules” means, collectively, the Federal Rules of Bankruptcy Procedure, the Official Bankruptcy Forms, the Federal Rules of Civil Procedure, and the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the Southern District of New York, as now in effect or hereafter amended, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.
     1.19. “Board” shall have the meaning set forth in Article IV.M hereof.
     1.20. “Business Day” means any day, excluding Saturdays, Sundays or “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York, New York.
     1.21. “Canadian Senior Unsecured Notes” means the 2010 Canadian Senior Unsecured Notes, the 2011 Canadian Senior Unsecured Notes and the 2015 Canadian Senior Unsecured Notes.
     1.22. “Canadian Senior Unsecured Note Claim” means a Claim on account of the Canadian Senior Unsecured Notes.
     1.23. “Canadian Senior Unsecured Note Exchange” shall have the meaning ascribed to it in Article
IV.A hereof.
     1.24. “Canadian Senior Unsecured Note Guarantee Claim” means a Claim on account of CIT Group Inc.’s guarantee of the Canadian Senior Unsecured Notes.
     1.25. “Canadian Senior Unsecured Note Indentures” means (i) the Indenture by and between CIT Group Funding Company of Canada, as Issuer, CIT Group Inc., as Guarantor, and JPMorgan Chase Bank, N.A., as Trustee, dated as of May 31, 2005 (as amended and supplemented), under which the 4.65% Senior Notes due July 1, 2010 and the 5.20% Senior Notes due June 1, 2015 were issued, and (ii) the Indenture by and between CIT Group Funding Company of Canada, as Issuer, CIT Group Inc., as Guarantor, and Bank of New York, as Trustee, dated as of November 1, 2006 (as amended and supplemented), under which the 5.60% Senior Notes due November 2, 2011 were issued.
     1.26. “Canadian Senior Unsecured Note Litigation” means (i) that certain litigation instituted in the United States District Court for the Southern District of New York, captioned ACP Master, Ltd. et al. v. CIT Group Funding Company of Delaware, LLC, Civil Action No. 09 CIV 8144 and filed on or about September 23, 2009 and (ii) that certain litigation instituted in the Court of Chancery of the State of Delaware, captioned Aurelius Capital Master, Ltd. et al. v. Votek et al., Case No. 4914- and filed on or about September 23, 2009 by certain holders of Canadian Senior Unsecured Notes.
     1.27. “Cash” means legal tender of the United States or equivalents thereof.
     1.28. “Cash Collateralization” shall have the meaning set forth in Article III.G.6 hereof.
     1.29. “Chapter 11 Cases” means the chapter 11 cases of the Debtors.
     1.30. “CIT Leasing Support Agreements” means those support agreements dated as of July 5, 2005 and November 1, 2006 executed and delivered separately by C.I.T. Leasing Corporation, as support provider, to each of Delaware Funding’s predecessor and CIT Holdings (Barbados) SRL, each as support recipient.
     1.31. “Claim” means a claim, as defined in section 101(5) of the Bankruptcy Code, against the Debtors.
     1.32. “Claims Objection Deadline” means the first Business Day that is the latest of (i) the Effective Date; (ii) as to a particular Claim, 180 days after the filing of a proof of claim, or request for payment of, such Claim; or (iii) such other date as may be established by the Bankruptcy Court; provided however that notwithstanding the foregoing or anything in the Plan to the contrary, the Debtors and/or the Reorganized Debtors may seek to subordinate any Claim that does not receive a distribution hereunder (other than any Claim of GSI relating to or arising under the Amended and Restated Confirmation) pursuant to Bankruptcy Code section 510 until the first Business Day that is 60 days following the Effective Date.
     1.33. “Class” means one of the classes of Claims or Interests listed in Article III below.
     1.34. “Class 8-11 Excess Value Amount” shall have the meaning ascribed to it in Article IV.H hereof.
     1.35. “Class 8-11 Par Recovery Amount” means the amount, measured as of the Petition Date, that would imply a recovery to holders of Long-Dated Senior Unsecured Note Claims, Senior Unsecured Note Claims, Senior Unsecured Term Loan Claims and Senior Unsecured Credit Agreement Claims equal to one hundred percent (100%) of the amount of Allowed Claims of all such Classes in the aggregate.
     1.36. “Class 8-11 Securities” means New Notes and New Common Interests distributed to holders of Long-Dated Senior Unsecured Note Claims, Senior Unsecured Note Claims, Senior Unsecured Term Loan Claims and Senior Unsecured Credit Agreement Claims pursuant to Articles III.G.8, III.G.9, III.G.10 and III.G.11 and Articles IV.B, IV.C, IV.D and IV.E hereof.
     1.37. “Class 12 Par Recovery Amount” means the amount, measured as of the Petition Date, that would imply a recovery to holders of Senior Subordinated Note Claims equal to one hundred percent (100%) of the amount of the Allowed Claim of such Class.
     1.38. “Class 13 Par Recovery Amount” means the amount, measured as of the Petition Date, that would imply a recovery to holders of Junior Subordinated Note Claims equal to one hundred percent (100%) of the amount of the Allowed Claim of such Class.
     1.39. “Class 15 Par Recovery Amount” means the amount, measured as of the Petition Date, equal to the aggregate combined liquidation preference of the Old Preferred Interests, plus accrued and unpaid dividends thereon.
     1.40. “Collateral” means any property or interest in property of the Estate subject to a lien or security interest to secure the payment or performance of a Claim, which lien or security interest is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable law.
     1.41. “Committee” means any official committee appointed in the Chapter 11 Cases, as such committee may be reconstituted from time to time.
     1.42. “Confirmation Date” means the date of entry of the Confirmation Order on the docket of the Bankruptcy Court.
     1.43. “Confirmation Hearing” means the Bankruptcy Court’s hearing to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.
     1.44. “Confirmation Order” means the Bankruptcy Court’s order confirming the Plan under section 1129 of the Bankruptcy Code.
     1.45. “Contingent Value Rights” shall have the meaning ascribed to it in Article IV.H hereof.
     1.46. “Cure” means the payment of Cash by the Debtors, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to cure defaults under an executory contract or unexpired lease of one or more of the Debtors and to permit the Debtors to assume that contract or lease under section 365(a) of the Bankruptcy Code.
     1.47. “CVRs” shall have the meaning ascribed to it in Article IV.H hereof.

     1.48. “D&O Claims” means any Claim arising from the Debtors’ indemnification obligations under their constituent documents or other written agreements and/or pursuant to applicable general corporation law or other applicable business organization law, including those Claims described in Article VII.G hereof.
     1.49. “Debtholder Nominees” shall have the meaning ascribed to it in Article IV.M hereof.
     1.50. “Debtors” means CIT Group Inc. and Delaware Funding in their capacities as debtors and debtors in possession under sections 1107 and 1108 of the Bankruptcy Code and, as to acts or rights on or after the Effective Date or when the context otherwise so requires, the post-confirmation entities reorganized hereunder.
     1.51. “Delaware Funding” means CIT Group Funding Company of Delaware LLC (f/k/a CIT Group Funding Company of Canada).
     1.52. “DIP Facility” means the letter of credit facility or facilities established pursuant to the DIP Facility Agreement.
     1.53. “DIP Facility Agreement” means the $500,000,000 Letter of Credit Agreement dated as of November 3, 2009 among CIT Group Inc., certain subsidiaries of CIT Group Inc., Bank of America, N.A., as Administrative Agent and L/C Issuer, the other Lenders party thereto and Banc of America Securities LLC as Sole Lead Arranger and Sole Bookrunner.
     1.54. “DIP Facility Claim” means a Claim arising under or as a result of the DIP Facility.
     1.55. “DIP Lender” means the lender(s) under the DIP Facility Agreement.
     1.56. “Disallowed Claim” means any Claim against the Debtors which has been disallowed, in whole or in part, by Final Order or written agreement between the Debtors and the holder of such Claim, to the extent of such disallowance.
     1.57. “Disbursing Agent” means the Reorganized Debtors or any party designated by the Reorganized Debtors, in their sole discretion, to serve as disbursing agent under the Plan.
     1.58. “Disclosure Statement” means the written disclosure statement that relates to the Plan, as amended, supplemented or modified from time to time, embodied in the Offering Memorandum and that is prepared and distributed in accordance with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3018.
     1.59. “Disputed Claim” means any Claim, or any portion thereof, that is not an Allowed Claim or a Disallowed Claim.
     1.60. “Distribution Date” means the date, occurring as soon as practicable after the Effective Date (but in no event more than ten (10) Business Days thereafter), on which the Disbursing Agent first makes distributions to holders of Allowed Claims as provided in Article V hereof.
     1.61. “Early Electing Long-Dated Senior Unsecured Note Claims Holder(s)” means a holder of a Long- Dated Senior Unsecured Note Claim who makes election to either (i) participate in the transactions contemplated by the Offering Memorandum or (ii) receive the treatment set forth in Article III.G.8.b.A hereof by the Early Election Date.
     1.62. “Early Election Date” means the expiration date of the Offering Memorandum, which is currently October 29, 2009 but is subject to extension.
     1.63. “Electing Long-Dated Senior Unsecured Note Claims Holder(s)” means a holder of a Long-Dated Senior Unsecured Note Claim who makes election to either (i) participate in the transactions contemplated by the Offering Memorandum or (ii) receive the treatment set forth in Article III.G.8.b.A hereof by either the Early Election Date or the Late Election Date.

     1.64. “Effective Date” means a date selected by the Debtors, which date shall be on or after the first Business Day on which all conditions to the consummation of the Plan set forth in Article X.A hereof have been satisfied or waived.
     1.65. “Estate” means the estate of each of the Debtors in the Chapter 11 Cases, as created under section 541 of the Bankruptcy Code.
     1.66. “Exchanges” shall have the meaning ascribed to it in Article IV.G hereof.
     1.67. “Exit Facility” means any exit credit facility provided to Reorganized CIT on the Effective Date pursuant to the Exit Facility Agreement.
     1.68. “Exit Facility Agreement” means the credit agreement and related security agreements, mortgages and similar documents governing the Exit Facility by and between Reorganized CIT and the Exit Facility Lender.
     1.69. “Exit Facility Documents” shall have the meaning set forth in Article IV.J hereof.
     1.70. “Exit Facility Lender” means the lender(s) under the Exit Facility Agreement.
     1.71. “Extended Canadian Senior Unsecured Note Claims Voting Deadline” means November 5, 2009 at 11:59 p.m. New York City time.
     1.72. “Fair Market Value” means, with respect to any security as of the applicable Measurement Date, (i) in the case of New Common Interests, (x) if such security is listed or traded on a national securities exchange for at least 10 consecutive Trading Days, the daily volume-weighted average price of such security for the 10 consecutive Trading Days immediately preceding the Measurement Date as reported by Bloomberg, L.P. (or, if no such price is reported by Bloomberg, L.P. for any particular Trading Day during such 10- Trading Day period, the daily volume-weighted average price of such security as officially reported for such Trading Day on the principal securities exchange on which such security is then listed or admitted to trading shall be used for purposes of calculating such 10-day volume-weighted average price), or (y) if such security is not listed or admitted to trading on any national securities exchange for at least 10 consecutive Trading Days, the fair market value of such security as reasonably determined by the Disbursing Agent, after consultation with a financial advisor, on the basis of such information as it considers appropriate (without regard to any illiquidity or minority discounts) and (ii) in the case of the New Notes, (A) if bid and ask quotations for such security are readily available and the Disbursing Agent, after consultation with a financial advisor, determines such quotations are a reliable indicator of the value of such security, the average of the daily bid and ask quotations of such securities for the 10 consecutive Trading Days immediately preceding the applicable Measurement Date, or (B) if bid and ask quotations for such security are not readily available or the Disbursing Agent, after consultation with a financial advisor, determines such quotations are not a reliable indicator of value, the fair market value of such security as reasonably determined by the Disbursing Agent, after consultation with a financial advisor, on the basis of such information as it considers appropriate.
     1.73. “Federal Reserve” shall have the meaning ascribed to it in Article IV.M hereof.
     1.74. “Final Order” means an order or judgment, entered by the Bankruptcy Court or other court of competent jurisdiction, that has not been amended, modified or reversed, and as to which (i) no stay is in effect, (ii) the time to seek rehearing, file a notice of appeal or petition for certiorari has expired and (iii) no appeal, request for a stay, petition seeking certiorari, or other review is pending; provided, however, that the possibility that a motion under section 502(j) of the Bankruptcy Code, Rule 59 or 60 of the Federal Rules of Civil Procedure, or any analogous rule (whether federal or state) may be but has not then been filed with respect to such order shall not cause such order not to be a Final Order.
     1.75. “First Amended Plan” means that First Amended Prepackaged Reorganization Plan of CIT Group Inc. and CIT Group Funding Company of Delaware LLC dated as of October 16, 2009, as amended and superseded by this Plan except as otherwise provided herein.

     1.76. “General Unsecured Claim” means a Claim that is not a DIP Facility Claim, Administrative Claim, Priority Tax Claim, Other Priority Claim, Other Secured Debt Claim, Guarantee Claim, Canadian Senior Unsecured Note Claim, Canadian Senior Unsecured Note Guarantee Claim, Long-Dated Senior Unsecured Note Claim, Senior Unsecured Note Claim, Senior Unsecured Term Loan Claim, Senior Unsecured Credit Agreement Claim, Senior Subordinated Note Claim, Junior Subordinated Note Claim, or Subordinated 510(b) Claim.
     1.77. “GSI” means Goldman Sachs International.
     1.78. “Guarantee” means a guarantee of collection, payment, or performance, including a servicer performance guaranty, made by the Debtors as to the obligations of an affiliate or subsidiary of CIT Group Inc. but not including CIT Group Inc.’s guarantee of the Canadian Senior Unsecured Notes.
     1.79. “Guarantee Claim” means a Claim against the Debtors on account of a Guarantee (other than the Canadian Senior Unsecured Note Guarantee Claim).
     1.80. “Impaired” means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.
     1.81. “Intercompany Claim” means a prepetition Claim by a Debtor or a non-Debtor affiliate against another Debtor or non-Debtor affiliate.
     1.82. “Intercompany Notes” means (i) those three promissory notes issued, executed and delivered by CIT Financial Ltd. to Delaware Funding (f/k/a CIT Group Funding Company of Canada) as payee and dated July 5, 2005 in the amounts of $502,588,633, $502,588,633 and $703,624,085 and (ii) those two promissory notes issued, executed and delivered by CIT Financial Ltd. to Delaware Funding (f/k/a CIT Group Funding Company of Canada) as payee and dated November 1, 2006 each in the amount of $249,052,500.
     1.83. “Interest” means the legal, equitable, contractual and other rights of any Person (including any 401(k) plan or plan participant) with respect to the Old Common Interests, the Old Preferred Interests or any Other Equity Rights of the Debtors, whether or not transferable, and the legal, equitable, contractual or other rights of any Person to acquire or receive any of the foregoing.
     1.84. “JPM” means JPMorgan Chase Bank, N.A. solely in its capacity as administrative agent and issuing bank under the JPM L/C Facility Agreement.
     1.85. “JPM L/C Facility” means the letter of credit facility or facilities established pursuant to the JPM L/C Facility Agreement.
     1.86. “JPM L/C Facility Agreement” means the 2005 5-Year Letter of Credit Issuance and Reimbursement Agreement, dated as of May 23, 2005, by and among CIT Group, Inc., J.P. Morgan Securities Inc. as Sole Lead Arranger and Bookrunner, JPMorgan Chase Bank, N.A. as Administrative Agent and Issuing Bank, Barclays Bank PLC as Syndication Agent and Bank of America, N.A. and Citibank, N.A. as Documentation Agents and the Lenders as party thereto.
     1.87. “JPM L/C Facility Claim” means a Claim on account of amounts issued and outstanding under the JPM L/C Facility.
     1.88. “Junior CVRs” shall have the meaning ascribed to it in Article IV.H hereof.
     1.89. “Junior Subordinated Notes” means the 6.10% Junior Subordinated Notes due March 15, 2067 issued by CIT Group Inc. pursuant to the Indenture dated as of January 20, 2006 and the First Supplemental Indenture dated as of January 31, 2007 with CUSIP number 125577AX4.
     1.90. “Junior Subordinated Note Claim” means a Claim on account of the Junior Subordinated Notes.

     1.91. “Junior Subordinated Notes Exchange” shall have the meaning ascribed to it in Article IV.G hereof.
     1.92. “Liens” shall have the meaning set forth in Article IV.A hereof.
     1.93. “Late Electing Long-Dated Senior Unsecured Note Claims Holder(s)” means a holder of a Long- Dated Senior Unsecured Note Claim who makes election to either (i) participate in the transactions contemplated by the Offering Memorandum or (ii) receive the treatment set forth in Article III.G.8.b.A hereof after the Early Election Date but before the Late Election Date.
     1.94. “Late Election Date” means the date that is ten (10) Business Days after the Early Election Date.
     1.95. “Litigation Claims” means all claims, rights of action, suits or proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person, except such claims that are released under the Plan or the Confirmation Order.
     1.96. “Long-Dated Senior Unsecured Notes” means the senior unsecured notes listed on Schedule 2 hereto.
     1.97. “Long-Dated Senior Unsecured Note Claim” means a Claim on account of the Long-Dated Senior Unsecured Notes.
     1.98. “Long-Dated Senior Unsecured Note Exchange” shall have the meaning ascribed to it in Article IV.B hereof.
     1.99. “Measurement Date” means the date that is sixty (60) days after the Effective Date, provided that if such date is not a Business Day, the Measurement Date shall be the first Business Day following such date.
     1.100. “N&GC” shall have the meaning set forth in Article IV.M hereof.
     1.101. “New Common Interests” means the shares of common interests in Reorganized CIT authorized under the Plan and Reorganized CIT’s bylaws as of the Effective Date.
     1.102. “New Notes” means collectively the Series A Notes and the Series B Notes as described in the Offering Memorandum and the supplement to the Offering Memorandum dated October 23, 2009.
     1.103. “New Notes Indenture” means that certain New Notes indenture documentation, to be filed by the Debtors as a Plan Supplement prior to the Confirmation Hearing.
     1.104. “New Securities” shall have the meaning set forth in Article V.C. hereof.
     1.105. “Non-Electing Long-Dated Senior Unsecured Note Claims Holder(s)” means a holder of a Long- Dated Senior Unsecured Note Claim who (a) does not make an election to either (i) participate in the transactions contemplated by the Offering Memorandum or (ii) receive the treatment set forth in Article III.G.8.b.A by the Late Election Date or (b) who votes against the Plan.
     1.106. “Offering Memorandum” means that certain document entitled “CIT Group Inc. & CIT Group Funding Company of Delaware LLC Offers to Exchange Relating to Any and All of Their Respective Outstanding Notes Listed Below and Solicitation of Acceptances of a Prepackaged Plan of Reorganization” as amended on October 16, 2009 and supplemented on October 23, 2009.
     1.107. “Old Common Interests” means the shares of common stock of CIT Group Inc. issued and outstanding immediately prior to the Effective Date.

     1.108. “Old Delaware Funding Interests” means the equity interests in Delaware Funding outstanding immediately prior to the Effective Date.
     1.109. “Old Interests” means collectively the Old Common Interests, the Old Preferred Interests and the Old Delaware Funding Interests.
     1.110. “Old Preferred Interests” means the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of CIT Group Inc. issued and outstanding immediately prior to the Effective Date.
     1.111. “One-Percent Holders” shall have the meaning ascribed to it in Article IV.M hereof.
     1.112. “Other Equity Interests” means the Interests represented by the Other Equity Rights.
     1.113. “Other Equity Rights” means, collectively, any options, warrants, conversion rights, rights of first refusal, finders fee arrangements, or other rights, contractual or otherwise, to acquire, subscribe for, receive or cause to be redeemed any common interests or preferred interests of the Debtors, or other ownership interests in the Debtors, and any contracts, subscriptions, commitments or agreements pursuant to which any non- Debtor party was or could have been entitled to receive or cause to be redeemed shares, securities or other ownership interests in the Debtors.
     1.114. “Other Priority Claim” means a Claim entitled to priority under section 507(a) of the Bankruptcy Code other than a DIP Facility Claim, Administrative Claim or Priority Tax Claim.
     1.115. “Other Secured Claim” means a Claim that is secured by a valid, duly perfected lien as of the Petition Date on property in which the Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code.
     1.116. “Other Unsecured Debt Claims” means the Australian Senior Unsecured Note Claims and any senior unsecured notes that are not listed on Schedule 1 or Schedule 2 hereto to which the Debtors are borrowers or issuers.
     1.117. “Person” means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit or other entity as defined in section 101(15) of the Bankruptcy Code.
     1.118. “Petition Date” means the date on which the Debtors filed their petition for relief commencing the Chapter 11 Cases.
     1.119. “Plan” means this plan of reorganization and all exhibits and schedules hereto, as amended, modified or supplemented from time to time as permitted hereunder and by the Bankruptcy Code.
     1.120. “Plan Supplement” means the compilation of documents, including any exhibits to the Plan not included herewith, in form and substance reasonably satisfactory to the Debtors and the Steering Committee, that the Debtors shall file with the Bankruptcy Court on or before the date that is five (5) days prior to the Confirmation Hearing.
     1.121. “Postpetition Interest” means interest accruing on and after the Petition Date on a Claim.
     1.122. “Preferred Stock CVRs” shall have the meaning ascribed to it in Article IV.H hereof.
     1.123. “Priority Tax Claim” means a Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.

     1.124. “Pro rata” means with reference to any distribution on account of or in exchange for any Claim in any Class, the proportion that the amount of a Claim (numerator) bears to the aggregate amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) (denominator) in such Class.
     1.125. “Professional” means any professional employed in the Chapter 11 Cases pursuant to section 327 or 1103 of the Bankruptcy Code.
     1.126. “Professional Fee Claim” means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Effective Date.
     1.127. “Reinstate,” “Reinstated” or “Reinstatement” means (i) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the holder of such Claim so as to leave such Claim unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim as such maturity existed before such default; (c) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the holder of such Claim; provided, however, that other than contractual rights set forth in the Senior Credit Facility, any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence, prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement and shall be deemed cured on the Effective Date.
     1.128. “Reorganized CIT” means CIT Group Inc. on and after the Effective Date.
     1.129. “Reorganized Debtors” means Reorganized CIT and Reorganized Delaware Funding.
     1.130. “Reorganized Delaware Funding” means CIT Group Funding Company of Delaware LLC on and after the Effective Date.
     1.131. “Reorganized Delaware Funding Amendment to Limited Liability Company Agreement” means the amendment to Reorganized Delaware Funding’s limited liability company agreement in effect under the laws of the State of Delaware, as amended by the Plan, substantially in the form annexed hereto as Exhibit A-3.
     1.132. “Reorganized Delaware Funding Certificate of Amendment to Certificate of Formation” means the certificate of amendment to the certificate of formation of Reorganized Delaware Funding in effect under the laws of the State of Delaware, as amended by the Plan, substantially in the form annexed hereto as Exhibit A-2.
     1.133. “Security” shall have the meaning ascribed to it in Section 101(49) of the Bankruptcy Code.
     1.134. “Senior Credit Facility” means that certain Amended and Restated Credit and Guaranty Agreement dated as of July 29, 2009 (as amended, supplemented or otherwise modified from time to time) by and among CIT Group Inc., a Delaware corporation, certain subsidiaries of Company listed on the signature pages thereto, Barclays Bank PLC, as administrative agent and collateral agent, and the banks and other financial institutions from time to time party thereto as agents and lenders together with all collateral and loan documents contemplated thereby or executed in connection therewith.
     1.135. “Senior CVRs” shall have the meaning ascribed to it in Article IV.H hereof.
     1.136. “Senior Subordinated Notes” means the 12.00% Subordinated Notes due December 18, 2018 issued by CIT Group Inc. pursuant to the Indenture dated as of January 20, 2006 and the Second Supplemental Indenture dated as of December 24, 2008 with CUSIP numbers 125581FS2 and U17186AF1.

     1.137. “Senior Subordinated Note Claim” means a Claim on account of the Senior Subordinated Notes.
     1.138. “Senior Subordinated Notes Exchange” shall have the meaning ascribed to it in Article IV.F hereof.
     1.139. “Senior Unsecured Credit Agreement Claim” means a Claim on account of the Senior Unsecured Credit Agreements.
     1.140. “Senior Unsecured Credit Agreement Exchange” shall have the meaning ascribed to it in Article IV.E hereof.
     1.141. “Senior Unsecured Credit Agreements” means the 2005 5-Year Unsecured Credit Agreement and the 2006 5-Year Unsecured Credit Agreement.
     1.142. “Senior Unsecured Note Claim” means a Claim on account of the Senior Unsecured Notes.
     1.143. “Senior Unsecured Note Exchange” shall have the meaning ascribed to it in Article IV.C hereof.
     1.144. “Senior Unsecured Notes” means (i) the senior unsecured notes listed on Schedule 1 hereto and (ii) the 2015 Hybrid Convertible/Equity Notes.
     1.145. “Senior Unsecured Term Loan Claim” means a Claim on account of the Senior Unsecured Term Loans.
     1.146. “Senior Unsecured Term Loan Exchange” shall have the meaning ascribed to it in Article IV.D hereof.
     1.147. “Senior Unsecured Term Loans” means the 2006 5-Year Term Loan Agreement and the 2005 Syndicated Term Loan Agreement.
     1.148. “Series A Notes” means the “Series A” secured notes issued by CIT Group Inc. and guaranteed by certain of its affiliates (but not guaranteed by Delaware Funding) pursuant to the New Notes Indenture and as described in the Offering Memorandum, the October 23, 2009 supplement thereto and as amended from time to time pursuant hereto.
     1.149. “Series A Preferred Stock” means those 14 million shares of non-voting preferred stock issued by CIT Group Inc. on July 26, 2005, with a par value of $0.01 per share, which shares are redeemable at the Debtors’ option after September 15, 2010 at $25 per share.
     1.150. “Series B Notes” means the “Series B” secured notes issued by Delaware Funding and guaranteed by CIT Group Inc., on an unsecured basis (except for the lien CIT Group Inc. may grant on substantially all its personal property with certain exclusions), and on a secured basis by all current and future domestic wholly owned subsidiaries of CIT Group Inc., with the exception of Delaware Funding, CIT Bank and other regulated subsidiaries, special purpose entities and immaterial subsidiaries, pursuant to the New Notes Indenture and as described in the Offering Memorandum, the October 23, 2009 supplement thereto and as amended from time to time pursuant hereto.
     1.151. “Series B Preferred Stock” means those 1.5 million shares of non-voting preferred stock issued by CIT Group Inc. on July 26, 2005, with a par value of $0.01 per share, which shares are redeemable at the Debtors’ option after September 15, 2010 at $100 per share.
     1.152. “Series C Preferred Stock” means those 11.5 million shares of non-voting, convertible preferred stock issued by CIT Group Inc. between April 21, 2008 and April 23, 2008, with a par value of $0.01 per share, which shares have a liquidation preference of $50 per share.

     1.153. “Series D Preferred Stock” means those 2.33 million shares of preferred stock issued by CIT Group Inc. on December 31, 2008 to the United States Department of Treasury, with a par value of $0.01 per share, which shares have a liquidation preference of $1,000 per share.
     1.154. “Steering Committee” means (a) as long as the Senior Credit Facility remains in effect, the Lenders Steering Committee as defined therein and (b) if the Senior Credit Facility no longer remains in effect, an ad hoc committee of those noteholders consisting of the members of the Lenders Steering Committee as defined therein that voted to approve the Plan of Reorganization and continue to be represented by Paul, Weiss, Rifkind, Wharton & Garrison LLP and Houlihan Lokey Howard & Zukin Capital in each of cases (a) and (b), acting where applicable by vote of a majority of the members thereof.
     1.155. “Steering Committee Nominees” shall have the meaning set forth in Article IV.M hereof.
     1.156. “Subordinated 510(b) Claim” means any Claim subordinated pursuant to Bankruptcy Code section 510(b), which shall include any Claim arising from the rescission of a purchase or sale of Old Interests, any Claim for damages arising from the purchase or sale of any Old Interests, or any Claim for reimbursement, contribution or indemnification on account of any such Claim.
     1.157. “Third Amended And Restated Certificate Of Incorporation Of CIT Group Inc.” means the certificate of incorporation of Reorganized CIT in effect under the laws of the State of Delaware, as amended by the Plan, substantially in the form annexed hereto as Exhibit A-1.
     1.158. “Trading Day” means, with respect to any security listed or traded on a securities exchange or other quotations system, a day on which such security is traded or quoted on the principal securities exchange or quotation system on which such security is then listed or quoted.
     1.159. “TRS Impairment” has the meaning set forth in the Amended and Restated Confirmation.
     1.160. “Unimpaired” means, with reference to a Claim or Interest, a Claim or Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.
     1.161. “Voting Deadline” means October 29, 2009 at 11:59 p.m. New York City time.
C. Rules of Interpretation
     In the Plan (a) any reference to a contract, instrument, release, indenture or other agreement or document as being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or on such terms and conditions, (b) any reference to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified or supplemented, (c) unless otherwise specified, all references to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to the Plan, (d) the words “herein” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.
D. Computation of Time
     In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

E. Exhibits
     All exhibits (as amended from time to time following their initial filing with the Bankruptcy Court) are incorporated into and are a part of the Plan as if set forth in full herein, and, to the extent not attached hereto, such exhibits shall be filed with the Bankruptcy Court as part of the Plan Supplement. To the extent any exhibit contradicts the non-exhibit portion of the Plan, unless otherwise ordered by the Bankruptcy Court the non-exhibit portion of the Plan shall control.
ARTICLE II
TREATMENT OF UNCLASSIFIED CLAIMS
     In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Facility Claims, Administrative Claims and Priority Tax Claims are not classified and holders of such Claims are not entitled to vote on the Plan.
A. DIP Facility Claims
     Each holder of an Allowed DIP Facility Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed DIP Facility Claim, on the later of the Effective Date or the date on which such DIP Facility Claim becomes payable pursuant to any agreement between the Debtors and the holder of such DIP Facility Claim, (i) Cash equal to the full amount of such holder’s Allowed DIP Facility Claim or (ii) such other treatment as to which the Debtors and such holder shall have agreed upon in writing. The holder(s) of DIP Facility Claims shall be deemed to have an Allowed Claim as of the Effective Date in such amount as may be (i) agreed upon by such Claimholder(s) and the Debtors or (ii) fixed by the Bankruptcy Court.
B. Administrative Claims
     Each holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for its Administrative Claim, on the latest of (i) the Distribution Date, (ii) the date on which its Administrative Claim becomes an Allowed Administrative Claim, (iii) the date on which its Administrative Claim becomes payable under any agreement with the Debtors relating thereto, (iv) in respect of liabilities incurred in the ordinary course of business, the date upon which such liabilities are payable in the ordinary course of the Debtors’ business, consistent with past practice or (v) such other date as may be agreed upon between the holder of such Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as the case may be, Cash equal to the unpaid portion of its Allowed Administrative Claim.
C. Priority Tax Claims
     The legal and equitable rights of the holders of Priority Tax Claims are Unimpaired by the Plan. Unless the holder of such claim and the Debtors agree to a different treatment, on the Effective Date each holder of an Allowed Priority Tax Claim shall have its Claim Reinstated.

ARTICLE III
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS
A. Introduction
     The Plan places all Claims and Interests, except Unclassified Claims provided for in Article II, in the Classes listed below. A Claim or Interest is placed in a particular Class only to the extent that it falls within the description of that Class, and is classified in other Classes to the extent that any portion thereof falls within the description of other Classes. A Claim or Interest is also placed in a particular Class for the purpose of receiving Distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim in that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date. The Classes listed below are comprised of Claims against or Interests in one or more Debtors. The Debtors reserve the right to file a motion with the Bankruptcy Court to combine Classes 7, 8 and 9.
B. Summary of Classified Claims and Interests

Class	Impaired/Unimpaired; Entitlement to Vote
Class 1 — Other Priority Claims	Unimpaired — Conclusively presumed to have accepted the Plan and, therefore, not entitled to vote

Class 2— Other Secured Claims	Unimpaired — Conclusively presumed to have accepted the Plan and, therefore, not entitled to vote

Class 3 — Other Unsecured Debt Claims and Guarantee Claims	Unimpaired — Conclusively presumed to have accepted the Plan and, therefore, not entitled to vote

Class 4— Intercompany Claims	Unimpaired — Conclusively presumed to have accepted the Plan and, therefore, not entitled to vote

Class 5 — General Unsecured Claims	Unimpaired — Conclusively presumed to have accepted the Plan and, therefore, not entitled to vote

Class 6— JPM L/C Facility Claims	Impaired — Entitled to vote

Class 7 — Canadian Senior Unsecured Note Claims	Impaired — Entitled to vote

Class 8 — Long-Dated Senior Unsecured Note Claims	Entitled to vote — Impaired if holders vote to accept the Plan; Unimpaired if holders vote to reject or do not vote on the Plan

Class 9— Senior Unsecured Note Claims	Impaired — Entitled to vote

Class 10— Senior Unsecured Term Loan Claims	Impaired — Entitled to vote

Class 11 — Senior Unsecured Credit Agreement Claims	Impaired — Entitled to vote

Class 12— Senior Subordinated Note Claims	Impaired — Entitled to vote

Class 13 — Junior Subordinated Note Claims	Impaired — Entitled to vote

Class 14 — Subordinated 510(b) Claims	Impaired — Deemed to have rejected the Plan and, therefore, not entitled to vote

Class 15 — Old Preferred Interests	Impaired — Deemed to have rejected the Plan and, therefore, not entitled to vote

Class 16 — Old Common Interests	Impaired — Deemed to have rejected the Plan and, therefore, not entitled to vote

Class	Impaired/Unimpaired; Entitlement to Vote
Class 17 — Old Delaware Funding Interests	Unimpaired — Conclusively presumed to have accepted the Plan and, therefore, not entitled to vote

Class 18 — Other Equity Interests (if any)	Impaired — Deemed to have rejected the Plan and, therefore, not entitled to vote
C. Acceptance by Impaired Classes
     Impaired Class 6, Impaired Class 7, Impaired Class 8, Impaired Class 9, Impaired Class 10, Impaired Class 11, Impaired Class 12 and Impaired Class 13 shall have accepted the Plan if (i) the holders of at least two-thirds in amount of the Allowed Claims actually voting in such classes have voted to accept the Plan and (ii) the holders of more than one-half in number of the Allowed Claims actually voting in such classes have voted to accept the Plan, in each case not counting the vote of any holder designated under section 1126(e) of the Bankruptcy Code.
D. Cramdown
     The Debtors will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to modify the Plan to the extent, if any, that confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.
E. Elimination Of Classes
     Any Class that does not contain any Allowed Claims or any Claims temporarily allowed for voting purposes under Bankruptcy Rule 3018, as of the date of the commencement of the Confirmation Hearing, shall be deemed to have been deleted from the Plan for purposes of (a) voting to accept or reject the Plan and (b) determining whether it has accepted or rejected the Plan under section 1129(a)(8) of the Bankruptcy Code.
F. Non-Confirmation Of Plan For Delaware Funding
     In the event that Class 7 Canadian Senior Unsecured Note Claims do not vote to accept the Plan, the Debtors shall seek to confirm the Plan only with respect to CIT Group Inc. Upon such non-confirmation of the Plan solely with respect to Delaware Funding, all references herein to “the Debtors” and “the Reorganized Debtors” shall refer only to CIT Group Inc. and Reorganized CIT.
G. Treatment of Classes
     Pursuant to the terms of the Plan, each of the holders of Claims and Interests in Classes 1 through 18 will receive the treatment described below.
     This Plan has been amended to provide holders of Junior Subordinated Note Claims with a potential greater distribution of New Common Interests. As previously disclosed in the Offering Memorandum and Disclosure Statement and the First Amended Plan, the Debtors anticipated modifying the treatment of holders of Class 13 Junior Subordinated Note Claims to provide an increased percentage of 1.5% of New Common Interests, and this Plan has accordingly been so modified. The increased percentage of New Common Interests distributable to holders of Junior Subordinated Note Claims to 1.5% in the event that Class 12 and Class 13 accept the Plan shall have a de minimis effect on the percentage of New Common Interests distributable to other holders of Claims under this Plan, which percentages will be ratably reduced. This possibility was previously described in the Offering Memorandum and Disclosure Statement dated

October 16, 2009. The Debtors do not believe that such increased percentage of New Common Interests distributable to holders of Junior Subordinated Note Claims requires resolicitation of the Offering Memorandum and Disclosure Statement and/or the Plan of Reorganization under applicable securities laws and/or the Bankruptcy Code, and the Debtors have not extended the Voting Deadline on this basis. If the Bankruptcy Court determines, however, that the increased percentage of New Common Interests distributable to holders of Junior Subordinated Note Claims, and the resulting change in percentages of New Common Interests distributable to other Classes, is a material change requiring resolicitation of the Plan of Reorganization, holders of Claims (including Junior Subordinated Note Claims) shall receive only those percentages of New Common Interests specified in the First Amended Plan.
     Please note that the estimated recoveries for Class 7, 8, 9, 10 and 11 do not necessarily reflect the market value of the Series A and Series B Notes.
     1. Class 1— Other Priority Claims
     a. Claims in Class: Class 1 consists of all Other Priority Claims against the Debtors.
     b. Treatment: The legal, equitable and contractual rights of the holders of Other Priority Claims are Unimpaired by the Plan. Unless the holder of such Claim and the Debtors agree to a different treatment, on the Effective Date, each holder of an Allowed Other Priority Claim shall have its Claim Reinstated.
     2. Class 2— Other Secured Claims
     a. Claims in Class: Class 2 consists of Other Secured Claims against the Debtors.
     b. Treatment: The legal, equitable and contractual rights of the holders of Other Secured Claims are Unimpaired by the Plan. Unless the holder of such Claim and the Debtors agree to a different treatment, on the Effective Date, each holder of an Allowed Other Secured Claim shall (i) have its Claim Reinstated, or (ii) receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Other Secured Claim, either (w) Cash in the full amount of such Allowed Other Secured Claim, including any postpetition interest accrued pursuant to section 506(b) of the Bankruptcy Code, (x) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in such collateral, (y) the collateral securing such Allowed Other Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, or (z) such other distribution as necessary to satisfy the requirements of section 1129 of the Bankruptcy Code. If the Claim of a holder of an Other Secured Claim exceeds the value of the Collateral that secures it, such holder will have an Other Secured Claim equal to the Collateral’s value and a General Unsecured Claim for the deficiency.
     3. Class 3— Other Unsecured Debt Claims and Guarantee Claims
     a. Claims in Class: Class 3 consists of Other Unsecured Debt Claims and Guarantee Claims against the Debtors.
     b. Treatment: The legal, equitable and contractual rights of the holders of Other Unsecured Debt Claims and Guarantee Claims are Unimpaired by the Plan. Unless the holder of such Claim and the Debtors agree to a different treatment, on the Effective Date, each holder of an Allowed Other Unsecured Debt Claim or an Allowed Guaranteed Claim shall have its Claim Reinstated. For the avoidance of doubt, the Guarantee Claims Reinstated pursuant to this Article III.G.3 shall include the Amended CIT Group Guaranty (as defined in the Amended and Restated Confirmation attached hereto as Exhibit C), which Amended CIT Group Guaranty shall be Reinstated and shall not be Impaired in any respect by CIT Group Inc. or Reorganized CIT and shall be in full force and effect on the Effective Date.

     4. Class 4—Intercompany Claims
     a. Claims in Class: Class 4 consists of all Intercompany Claims.
     b. Treatment: The legal, equitable and contractual rights of the holders of Intercompany Claims are Unimpaired by the Plan. Unless the holder of such claim and the Debtors agree to different treatment, on the Effective Date, each holder of an Allowed Intercompany Claim shall have its Claim Reinstated.
     5. Class 5— General Unsecured Claims
     a. Claims in Class: Class 5 consists of all General Unsecured Claims.
     b. Treatment: The legal, equitable and contractual rights of the holders of General Unsecured Claims are Unimpaired by the Plan. Unless the holder of such claim and the Debtors agree to different treatment, on the Effective Date, each holder of an Allowed General Unsecured Claim shall have its Claim Reinstated.
     6. Class 6— JPM L/C Facility Claims
     a. Claims in Class: Class 6 consists of JPM L/C Facility Claims in the amount of the aggregate face amount outstanding on the Petition Date, approximately $350 million. To the extent of cash collateral held by JPM on the Petition Date, approximately $100 million, this Claim is secured; otherwise it is unsecured.
     b. Treatment: The legal, equitable and contractual rights of holders of JPM L/C Facility Claims are Impaired by the Plan.
     (A) If Class 6 JPM L/C Facility Claims votes to accept the Plan, on, or as soon as reasonably practicable after, the Effective Date, Reorganized CIT or a subsidiary of Reorganized CIT in the case of letters of credit for which a subsidiary of Reorganized CIT is a co-applicant or account party shall provide JPM with cash collateral on account of all outstanding undrawn letters of credit issued under the JPM L/C Facility in the percentages specified in the JPM L/C Facility Agreement generally and no less than 103% of the face amount of such outstanding undrawn letters of credit and JPM may apply such cash collateral to any subsequently arising reimbursement obligations under the JPM L/C Facility Agreement (the “Cash Collateralization”). All fees and other charges arising under or in respect of the JPM L/C Facility Agreement shall be paid on, or as soon as reasonably practicable after, the Effective Date by Reorganized CIT. In addition to the release provided in Article XIII.H. 1 of the Plan and in the Confirmation Order, upon the Effective Date each non-Debtor subsidiary and affiliate of CIT Group Inc. that was or is a co-applicant or account party on a letter of credit issued under the JPM L/C Facility and JPM and/or any other lender(s) under the JPM L/C Facility shall execute a mutual release and waiver of any and all claims against JPM and/or any other lenders under the JPM L/C Facility in respect of the JPM L/C Facility and/or the JPM L/C Facility Agreement arising prior to the Effective Date.
     (B) If Class 6 JPM L/C Facility Claims does not vote to accept the Plan and the Plan is nonetheless confirmed, (i) Reorganized CIT or a subsidiary of Reorganized CIT in the case of letters of credit for which a subsidiary of Reorganized CIT is a co-applicant or account party shall satisfy any Claims for reimbursement under the JPM L/C Facility that arose during the Chapter 11 Cases in full on, or as soon as reasonably practicable after, the Effective Date and (ii) following the Effective Date, Reorganized CIT or a subsidiary of Reorganized CIT in the case of letters of credit for which a subsidiary of Reorganized CIT is a co-applicant or account party shall pay all such Claims for reimbursement under the JPM L/C Facility in the ordinary course of business and upon the terms set forth in the JPM L/C Facility Agreement, as set forth in more detail in Article IV.I herein. In exchange for Reorganized CIT maintaining the reimbursement obligations in the immediately preceding (i) and (ii), JPM shall not pursue any subsidiary or affiliate of CIT Group Inc. or any other entity that JPM contends may be co-liable with CIT Group Inc. under the JPM L/C Facility Agreement for any remedies, claims or causes of action arising out of or relating to the JPM L/C Facility or the JPM L/C Facility Agreement, as set forth in more detail in Article IV.I herein.
     7. Class 7— Canadian Senior Unsecured Note Claims
     a. Claims in Class: Class 7 consists of Canadian Senior Unsecured Note Claims in the Allowed amount of approximately $2,149 million, which constitutes principal plus accrued but unpaid prepetition interest.
     b. Treatment: The legal, equitable, and contractual rights of holders of Canadian Senior Unsecured Note Claims are Impaired by the Plan.
     (A) If Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Canadian Senior Unsecured Note Claim shall receive its pro rata share of Series B Notes, equal to a distribution in the amount of 100% of such holder’s Allowed Canadian Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest), as set forth more fully in Article IV.A herein. The Intercompany Notes shall be modified to extend the maturity dates thereunder to correspond with the maturity dates of the Series B Notes and shall not be further modified other than as required to effectuate the transactions contemplated by the Plan without the consent of 66-2/3% in aggregate principal amount of the holders of the Series B Notes then outstanding; provided, however, that without such consent, the Intercompany Notes may be amended in a manner that is (i) ministerial, (ii) for tax purposes, and (iii) does not adversely affect the holders of Series B Notes, and the CIT Leasing Support Agreements shall remain in place and in effect through such extended maturity dates of the Intercompany Notes. As of the Effective Date, the CIT Leasing Support Agreements shall be secured by a security interest granted by C.I.T. Leasing Corporation in favor of Delaware Funding, and any modifications to the CIT Leasing Support Agreements shall be filed as a Plan Supplement; provided, however, that the CIT Leasing Support Agreements shall not further be modified without the consent of 66-2/3% in aggregate principal amount of the holders of the Series B Notes then outstanding; provided, further, however, that without such consent the CIT Leasing Support Agreements may be amended in a manner that (i) ministerial, (ii) for tax purposes, and (iii) does not adversely affect the holders of the Series B Notes. Delaware Funding’s security interest will be on exactly the same collateral securing the Series A Notes and the Series B Notes subject to difference in perfection required by contract and applicable law. Pursuant to the intercreditor arrangements between the collateral agent under the Series A Notes, the collateral agent under the Series B Notes and Delaware Funding, Delaware Funding will agree not to exercise any remedies with respect to such security interest without the consent of the collateral agent under the Series B Notes. The Debtors shall file the amended Intercompany Notes and any security agreement evidencing the securitization of C.I.T. Leasing Corporation’s obligations under the CIT Leasing Support Agreements and certain related documents as Plan Supplements. As of the Effective Date, those holders of Canadian Senior Unsecured Note Claims voting to accept the Plan shall dismiss with prejudice the Canadian Senior Unsecured Note Litigation and any other action(s) pending against Delaware Funding as well as its directors and officers in which such holders are participants alleging the same causes of action based on the same transaction that is the subject of the Canadian Senior Unsecured Note Litigation. At all times from and after the Effective Date, those holders of Canadian Senior Unsecured Note Claims voting to accept the Plan (i) shall forbear from participating, directly or indirectly, in any action brought by noteholders or debtholders against CIT Group Inc., Delaware Funding or their directors and officers alleging the same causes of action based on the same transaction that is the subject of the Canadian Senior

Unsecured Note Litigation; and (ii) shall turnover any proceeds received by such holders as a result of or arising from such litigation as referred to above; provided, however, that nothing in the foregoing sentence (including clauses (i) and (ii)) shall apply to any claim or cause of action based on any act, omission, transaction, event or other occurrence taking place after the Effective Date. Holders of Canadian Senior Unsecured Note Claims shall have until the Extended Canadian Senior Unsecured Note Claims Voting Deadline to vote to accept or reject the Plan; provided, however, that those certain holders of Canadian Senior Unsecured Note Claims that have entered into the agreement in principle with the Debtors to support the Plan shall vote on or before November 2, 2009.
     (B) If Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and the Plan is nonetheless confirmed, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Canadian Senior Unsecured Note Claim shall receive its pro rata share of (i) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Canadian Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) (a) 6.05% of New Common Interests if Class 12 and Class 13 vote to accept the Plan, (b) 6.14% of New Common Interests if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, (c) 6.64% of New Common Interests if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, and (d) 6.64% of New Common Interests if neither Class 12 nor Class 13 vote to accept the Plan, allocated to 30% of such holder’s Allowed Canadian Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest), each (i) and (ii) on account of the Canadian Senior Unsecured Notes Guarantee Claim against CIT Group Inc., as set forth more fully in Article IV.A herein.
     (C) If Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and the Plan is nonetheless confirmed, the holders of Allowed Canadian Senior Unsecured Note Claims shall retain their Canadian Senior Unsecured Notes and Allowed Canadian Senior Unsecured Note Claims against Delaware Funding, provided, however, that:
     (i) such holders may not, in the aggregate, recover more than the Allowed amount of their Canadian Senior Unsecured Note Claim on account of the combined claims against CIT Group Inc. and Delaware Funding; and
     (ii) the Debtors reserve the right to, among other things, (w) not amend the Senior Credit Facility to remove Delaware Funding as a guarantor of the Senior Credit Facility, (x) estimate such holders’ claims against Delaware Funding after receiving the distribution of Series A Notes and New Common Interests, (y) extend the maturity of those certain Intercompany Notes in accordance with the terms thereof or (z) merge Delaware Funding into CIT Group Inc. in accordance with the terms of the Canadian Senior Unsecured Note Indentures.
     8. Class 8 — Long-Dated Senior Unsecured Note Claims
     a. Claims in Class: Class 8 consists of Long-Dated Senior Unsecured Note Claims in the Allowed amount of approximately $1,189 million, which constitutes principal plus accrued but unpaid prepetition interest. For purposes of determining the principal plus accrued but unpaid prepetition interest amount of Allowed Long-Dated Senior Unsecured Note Claims with respect to the non-U.S. dollar denominated Long-Dated Senior Unsecured Notes, an equivalent U.S.-dollar principal plus accrued but unpaid prepetition interest amount of each such series of Long-Dated Senior Unsecured Notes plus accrued but unpaid prepetition interest rates will be determined by multiplying the principal plus accrued but unpaid prepetition interest amount of such Long-Dated Senior Unsecured Notes by the weekly average of the applicable currency exchange rate in the most recent Federal Reserve Statistical Release H.10 which has become available prior to the Voting Deadline. Such equivalent U.S. dollar principal amount will be used in all cases when determining the consideration to be received pursuant to the Long-Dated Senior Unsecured Note Exchange per $1,000 principal plus accrued but unpaid prepetition interest amount of Long-Dated Senior Unsecured Notes so exchanged.
     b. Treatment:
     (A) Each Electing Long-Dated Senior Unsecured Note Claims Holder shall be included in Class 8A and on, or as soon as reasonably practicable after, the Effective Date, such holder of an Allowed Long-Dated Senior Unsecured Note Claim shall receive its pro rata share of (i) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Long-Dated Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Long-Dated Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 3.58% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 3.64% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 3.94% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 3.94% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 3.34% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 3.40% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 3.67% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 3.67% of New Common Interests, as set forth more fully in Article IV.B herein..
     (B) Each Non-Electing Long-Dated Senior Unsecured Note Claims Holder shall be included in Class 8B and the legal, equitable, and contractual rights of the holders of the Non-Electing Long-Dated Senior Unsecured Note Claims are Unimpaired by the Plan and such holders shall have their Claims Reinstated.
     (C) Only Electing Long-Dated Senior Unsecured Note Claims Holders shall receive the treatment specified in Article III.G.8.b.A herein.
     9. Class 9— Senior Unsecured Note Claims
     a. Claims in Class: Class 9 consists of Senior Unsecured Note Claims in the Allowed amount of approximately $25,595 million, which constitutes principal plus accrued but unpaid prepetition interest. For purposes of determining the principal plus accrued but unpaid prepetition interest amount of Allowed Senior Unsecured Note Claims with respect to the non-U.S. dollar denominated Senior Unsecured Notes, an equivalent U.S.-dollar principal plus accrued but unpaid prepetition interest amount of each such series of Senior Unsecured Notes will be determined by multiplying the principal plus accrued but unpaid prepetition interest amount of such Senior Unsecured Notes by the weekly average of the applicable currency exchange rate in the most recent Federal Reserve Statistical Release H. 10 which has become available prior to the Voting Deadline. Such equivalent U.S. dollar principal amount will be used in all cases when determining the consideration to be received pursuant to the Senior Unsecured Note Exchange per $1,000 principal plus accrued but unpaid prepetition interest amount of Senior Unsecured Notes so exchanged.
     b. Treatment: The legal, equitable, and contractual rights of holders of Senior Unsecured Note Claims are Impaired by the Plan. On, or as soon as reasonably practicable after, the Effective Date,

each holder of an Allowed Senior Unsecured Note Claim shall receive its pro rata share of (i) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 77.11% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 78.33% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 84.74% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 84.74% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 71.99% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 73.13% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 79.11% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 79.11% of New Common Interests, as set forth more fully in Article IV.C herein.
     10. Class 10— Senior Unsecured Term Loan Claims
     a. Claims in Class: Class 10 consists of Senior Unsecured Term Loan Claims in the Allowed amount of approximately $320 million, which constitutes principal plus accrued but unpaid prepetition interest plus such other prepetition amounts as may be contractually obligated under the Senior Unsecured Term Loans. Claims in Classes 10 and 11 are pari passu and shall be combined for voting purposes. The Debtors reserve the right to seek Bankruptcy Court approval of a merger of Class 10 and Class 11.
     b. Treatment: The legal, equitable, and contractual rights of holders of Senior Unsecured Term Loan Claims are Impaired by the Plan.
     (A) If Class 10 Senior Unsecured Term Loan Claims votes to accept the Plan, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Term Loan Claim shall receive its pro rata share of (i) (a) indebtedness under credit facilities of Reorganized CIT on substantially the same terms as the Series A Notes in lieu of a distribution of the Series A Notes or (b) Series A Notes, each (a) and (b) equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Term Loan Claim (which constitutes principal plus accrued but unpaid prepetition interest plus such other prepetition amounts as may be contractually obligated under the Senior Unsecured Term Loans), at each such holder’s election, and (ii) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Term Loan Claim (which constitutes principal plus accrued but unpaid prepetition interest plus such other prepetition amounts as may be contractually obligated under the Senior Unsecured Term Loans) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 0.97% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 0.98% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 1.06% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 1.06% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 0.90% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 0.92% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 0.99% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 0.99% of New Common Interests, as set forth more fully in Article IV.D herein.

     (B) If Class 10 Senior Unsecured Term Loan Claims does not vote to accept the Plan and the Plan is nonetheless confirmed, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Term Loan Claim shall receive its pro rata share of (i) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Term Loan Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Term Loan Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 0.97% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 0.98% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 1.06% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 1.06% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 0.90% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 0.92% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 0.99% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 0.99% of New Common Interests, as set forth more fully in Article IV.D herein.
     11. Class 11— Senior Unsecured Credit Agreement Claims
     a. Claims in Class: Class 11 consists of Senior Unsecured Credit Agreement Claims in the Allowed amount of approximately $3,100 million, which constitutes principal plus accrued but unpaid prepetition interest plus such prepetition other amounts as may be contractually obligated under the Senior Unsecured Credit Agreements. Claims in Classes 10 and 11 are pari passu and shall be combined for voting purposes. The Debtors reserve the right to seek Bankruptcy Court approval of a merger of Class 10 and Class 11.
     b. Treatment: The legal, equitable, and contractual rights of holders of Senior Unsecured Credit Agreement Claims are Impaired by the Plan.
     (A) If Class 11 Senior Unsecured Credit Agreement Claims votes to accept the Plan, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Credit Agreement Claim shall receive its pro rata share of (a) (i) indebtedness under credit facilities of Reorganized CIT on substantially the same terms as the Series A Notes in lieu of a distribution of the Series A Notes or (ii) Series A Notes, each (i) and (ii) equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which constitutes principal plus accrued but unpaid prepetition interest plus such other prepetition amounts as may be contractually obligated under the Senior Unsecured Credit Agreements) at each such holder’s election, and (b) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which constitutes principal plus accrued but unpaid prepetition interest plus such other prepetition amounts as may be contractually obligated under the Senior Unsecured Term Loans) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 9.34% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 9.49% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 10.26% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 10.26% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 8.72% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 8.86% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 9.58% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 9.58% of New Common Interests, as set forth more fully in Article IV.E herein.

     (B) If Class 11 Senior Unsecured Credit Agreement Claims does not vote to accept the Plan and the Plan is nonetheless confirmed, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Credit Agreement Claim shall receive its pro rata share of (i) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 9.34% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 9.49% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 10.26% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 10.26% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 8.72% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 8.86% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 9.58% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 9.58% of New Common Interests, as set forth more fully in Article IV.E herein.
     12. Class 12— Senior Subordinated Note Claims
     a. Claims in Class: Class 12 consists of Senior Subordinated Note Claims in the Allowed amount of approximately $1,200 million, which constitutes principal plus accrued but unpaid prepetition interest.
     b. Treatment: The legal, equitable, and contractual rights of holders of Senior Subordinated Note Claims are Impaired under the Plan. On, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Subordinated Note Claim shall receive its pro rata share of (i) (A) 7.50% of New Common Interests if Class 7 and Class 13 vote to accept the Plan, (B) 7.56% of New Common Interests if Class 7 votes to accept the Plan and Class 13 does not vote to accept the Plan, (C) 7.50% of New Common Interests if Class 7 does not vote to accept the Plan and Class 13 votes to accept the Plan, and (D) 7.56% of New Common Interests if Class 7 and Class 13 do not vote to accept the Plan; provided, that Class 12 votes to accept the Plan; provided, further, however, that in the event that Class 12 does not vote to accept the Plan but the Plan is nonetheless confirmed, no holder of an Allowed Senior Subordinated Note Claim shall receive any shares of New Common Interests, and (ii) Contingent Value Rights, as set forth more fully in Article IV.F and Article IV.H herein.
     13. Class 13—Junior Subordinated Note Claims
     a. Claims in Class: Class 13 consists of Junior Subordinated Note Claims in the Allowed amount of approximately $779 million, which constitutes principal plus accrued but unpaid prepetition interest.
     b. Treatment: The legal, equitable, and contractual rights of holders of Junior Subordinated Note Claims are Impaired under the Plan. On, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Junior Subordinated Note Claim shall receive its pro rata share of (a) 1.50% of New Common Interests if Class 7 and Class 12 vote to accept the Plan or (b) 1.50% of New Common Interests if Class 7 does not vote to accept the Plan and Class 12 votes to accept the Plan; provided, that Class 12 and 13 vote to accept the Plan; provided, further, however, that if Class 12 and Class 13 do not vote to accept the Plan but the Plan is nonetheless confirmed, no holder of an Allowed Junior Subordinated Note Claim shall receive any shares of New Common Interests and (b) Contingent Value Rights, as set forth more fully in Article IV.G and IV.H herein.

     14. Class 14— Subordinated 510(b) Claims
     a. Claims in Class: Class 14 consists of Subordinated 510(b) Claims.
     b. Treatment: The legal, equitable and contractual rights of holders of Subordinated 510(b) claims are impaired under the Plan. The holders of Subordinated 510(b) Claims shall not receive or retain any property under the Plan on account of such Subordinated 510(b) Claims.
     15. Class 15— Old Preferred Interests
     a. Interests in Class: Class 15 consists of all Old Preferred Interests.
     b. Treatment: The legal, equitable, and contractual rights of holders of Old Preferred Interests are Impaired under the Plan. On the Effective Date, all Old Preferred Interests shall be cancelled, terminated and extinguished. However, each holder of an Old Preferred Interest shall receive Contingent Value Rights, as set forth more fully in Article IV.H herein.
     16. Class 16— Old Common Interests
     a. Interests in Class: Class 16 consists of all Old Common Interests.
     b. Treatment: The legal, equitable and contractual rights of the holders of Old Common Interests are Impaired by the Plan. On the Effective Date, all Old Common Interests shall be cancelled, terminated and extinguished.
     17. Class 17— Old Delaware Funding Interests
     a. Interests in Class: Class 17 consists of all Old Delaware Funding Interests.
     b. Treatment: In the event that (i) the holders of at least two-thirds in amount of the Allowed Canadian Senior Note Claims actually voting in Class 7 have voted to accept the Plan and (ii) the holders of more than one-half in number of the Allowed Canadian Senior Note Claims actually voting in Class 7 have voted to accept the Plan, in each case not counting the vote of any holder designated under section 1126(e) of the Bankruptcy Code, the Old Delaware Funding Interests shall be Reinstated.
     18. Class 18— Other Equity Interests (if any)
     a. Interests in Class: Class 18 consists of all Other Equity Interests.
     b. Treatment: The legal, equitable and contractual rights of the holders of Other Equity Interests (if any) are Impaired by the Plan. On the Effective Date, all Other Equity Interests shall be terminated, cancelled and extinguished and each holder of Other Equity Interests shall not be entitled to, and shall not receive or retain any property or interest in property on account of, such Other Equity Interests.
H. Allowed Claims
     Notwithstanding any provision herein to the contrary, the Debtors and/or the Reorganized Debtors shall only make distributions to holders of Allowed Claims. No holder of a Disputed Claim will receive any distribution on account thereof until and to the extent that its Disputed Claim becomes an Allowed Claim.

I. Postpetition Interest
     In accordance with section 502(b)(2) of the Bankruptcy Code, the amount of all Claims against the Debtors shall be calculated as of the Petition Date. Except as otherwise explicitly provided herein, in an order of the Bankruptcy Court or required by the Bankruptcy Code, no holder of a Claim shall be entitled to or receive Postpetition Interest.
J. Special Provision Regarding Unimpaired Claims
     Except as otherwise provided in the Plan, nothing shall affect the Debtors’ rights and defenses, both legal and equitable, with respect to any Unimpaired Claim (including Claims that are Allowed pursuant to the Plan), including, without limitation, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims, and the Debtors’ failure to object to such Claims in the Chapter 11 Cases shall be without prejudice to the Reorganized Debtors’ right to contest or defend against such Claims in (i) any appropriate non-bankruptcy forum as if such Chapter 11 Cases had not been commenced or (ii) the Bankruptcy Court (such forum to be selected at the Debtors’ option).
ARTICLE IV
MEANS FOR IMPLEMENTATION OF THE PLAN
A. Allocation To Holders Of Canadian Senior Unsecured Note Claims
     If Class 7 Canadian Senior Unsecured Note Claims vote to accept the Plan, on, or as soon as reasonably practicable after, the Effective Date and without the need for any action by the holder of a Canadian Senior Unsecured Note Claim or the Reorganized Debtors, each holder of a Canadian Senior Unsecured Note Claim shall transfer and assign to the Reorganized Debtors all of such holder’s rights and obligations under the Canadian Senior Unsecured Notes, free and clear of any liens, claims, charges, security interests or other legal or equitable encumbrances, limitations or restrictions (collectively, “Liens”), and any promissory notes or other evidence of indebtedness payable to each such holder of a Canadian Senior Unsecured Note Claim under any Canadian Senior Unsecured Notes shall thereafter be held of record by the Reorganized Debtors. In exchange for such transfer and assignment of the Canadian Senior Unsecured Notes held by each holder of a Canadian Senior Unsecured Note Claim (the “Canadian Senior Unsecured Note Exchange”), on account of the approximately $2,149 million Allowed Canadian Senior Unsecured Note Claims, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Canadian Senior Unsecured Note Claim shall receive its pro rata share of Series B Notes, equal to a distribution in the amount of 100% of such holder’s Allowed Canadian Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest), in full settlement and satisfaction of any Claims held by such holder of an Allowed Canadian Senior Unsecured Note Claim. Following the Canadian Senior Unsecured Note Exchange, all Canadian Senior Unsecured Notes transferred and assigned to the Reorganized Debtors shall no longer be outstanding and shall automatically be cancelled and shall cease to exist. The Intercompany Notes shall be modified to extend the maturity dates thereunder to correspond with the maturity dates of the Series B Notes and shall not be further modified other than as required to effectuate the transactions contemplated by the Plan without the consent of 66-2/3% in aggregate principal amount of the holders of the Series B Notes then outstanding, provided, however, that without such consent, the Intercompany Notes may be amended in a manner that (i) is ministerial, (ii) for tax purposes, and (iii) does not adversely affect the holders of Series B Notes, and the CIT Leasing Support Agreements shall remain in place and in effect through such extended maturity dates of the Intercompany Notes. As of the Effective Date, the CIT Leasing Support Agreements shall be secured by a security interest granted by C.I.T. Leasing Corporation in favor of Delaware Funding, and any modifications to the CIT Leasing Support Agreements shall be filed as a Plan Supplement. Delaware Funding’s security interest will be on exactly the same collateral securing the Series A Notes subject to differences in perfection required by contract and applicable law; provided, however, that the CIT Leasing Support Agreements shall not further be modified without the consent of 66-2/3% in aggregate principal amount of the holders of the Series B Notes then outstanding; provided, further, however, that without such consent the CIT Leasing Support Agreements may be amended in a manner that (i) is ministerial, (ii) for tax purposes, and (iii) does not adversely effect the holders of the Series B Notes. Pursuant to the intercreditor arrangements between the collateral agent under the Series A Notes, the collateral agent under the Series B Notes and Delaware Funding, Delaware Funding will agree not to exercise any remedies with respect to such security interest without the consent of the collateral agent under the Series B Notes. The Debtors shall file the amended Intercompany Notes and any security agreement evidencing the securitization of C.I.T. Leasing Corporation’s obligations under the CIT Leasing Support Agreements and certain related documents as Plan Supplements. As of the Effective Date, those holders of Canadian Senior Unsecured Note Claims voting to accept the Plan shall dismiss with prejudice the Canadian Senior Unsecured Note Litigation and any other action(s) pending against Delaware Funding as well as its directors and officers in which such holders are participants alleging the same causes of action based on the same transaction that is the subject of the Canadian Senior Unsecured Note Litigation. At all times from and after the Effective Date, those holders of Canadian Senior Unsecured Note Claims voting to accept the Plan (i) shall forbear from participating, directly or indirectly, in any action brought by noteholders or debtholders against CIT Group Inc., Delaware Funding or their directors and officers alleging the same causes of action based on the same transaction that is the subject of the Canadian Senior Unsecured Note Litigation; and (ii) shall turnover any proceeds received by such holders as a result of or arising from such litigation as referred to above; provided, however, that nothing in the foregoing sentence (including clauses (i) and (ii)) shall apply to any claim or cause of action based on any act, omission, transaction, event or other occurrence taking place after the Effective Date. Holders of Canadian Senior Unsecured Note Claims shall have until the Extended Canadian Senior Unsecured Note Claims Voting Deadline to vote to accept or reject the Plan; provided, however, that those certain holders of Canadian Senior Unsecured Note Claims that have entered into the agreement in principle with the Debtors to support the Plan shall vote on or before November 2, 2009.
     If Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and the Plan is nonetheless confirmed, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Canadian Senior Unsecured Note Claim shall receive its pro rata share of (a) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Canadian Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (b) (i) 6.05% of New Common Interests if Class 12 and Class 13 vote to accept the Plan, (ii) 6.14% of New Common Interests if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, (iii) 6.64% of New Common Interests if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, and (iv) 6.64% of New Common Interests if neither Class 12 nor Class 13 vote to accept the Plan, allocated to 30% of such holder’s Allowed Canadian Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest), each (a) and (b) on account of the Canadian Senior Unsecured Notes Guarantee Claim against CIT Group Inc.
     If Class 7 Canadian Senior Unsecured Note Claims do not vote to accept the Plan and the Plan is nonetheless confirmed, the holders of Allowed Canadian Senior Unsecured Note Claims shall retain their Canadian Senior Unsecured Notes and Allowed Canadian Senior Unsecured Note Claims against Delaware Funding; provided, however, that: (i) such holders may not, in the aggregate, recover more than the Allowed amount of their Canadian Senior Unsecured Note Claim on account of the combined claims against CIT Group Inc. and Delaware Funding; and (ii) the Debtors reserve the right to, among other things, (w) not amend the Senior Credit Facility to remove Delaware Funding as a guarantor of the Senior Credit Facility, (x) estimate such holders’ claims against Delaware Funding after receiving the distribution of Series A Notes and New Common Interests, (y) extend the maturity of those certain Intercompany Notes in accordance with the terms thereof or (z) merge Delaware Funding into CIT Group Inc. in accordance with the terms of the Canadian Senior Unsecured Note Indentures.
B. Allocation Of New Notes And Issuance Of New Common Interests To Holders Of Long-Dated Senior Unsecured Note Claims
     On, or as soon as reasonably practicable after, the Effective Date and without the need for any action by the holder of a Long-Dated Senior Unsecured Note Claim or the Reorganized Debtors, each Electing Long- Dated Senior Unsecured Note Claims Holder shall transfer and assign to the Reorganized Debtors all of such holder’s rights and obligations under the Long-Dated Senior Unsecured Notes, free and clear of any Liens, and any promissory notes or other evidence of indebtedness payable to each such holder of a Long-Dated Senior Unsecured Note Claim under any Long-Dated Senior Unsecured Notes shall thereafter be held of record by the Reorganized Debtors. In exchange for such transfer and assignment of the Long-Dated Senior Unsecured Notes held by each holder of a Long-Dated Senior Unsecured Note Claim (the “Long-Dated Senior Unsecured Note Exchange”), on account of such Electing Long-Dated Senior Unsecured Note Claims Holders’ Allowed Long-Dated Senior Unsecured Note Claims, the Reorganized Debtors shall allocate to each such holder its pro rata share of (i) Series A Notes in the amount of 70% of such holder’s Allowed Long-Dated Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Long-Dated Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 3.58% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 3.64% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 3.94% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 3.94% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 3.34% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 3.40% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 3.67% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 3.67% of New Common Interests, in full satisfaction and settlement of any Claims held by such holder of an Allowed Long-Dated Senior Unsecured Note Claim. Following the Long- Dated Senior Unsecured Note Exchange, all Long-Dated Senior Unsecured Notes transferred and assigned to the Reorganized Debtors shall no longer be outstanding and shall automatically be cancelled and shall cease to exist.
C. Allocation Of New Notes And Issuance Of New Common Interests To Holders Of Senior Unsecured Note Claims
     On, or as soon as reasonably practicable after, the Effective Date and without the need for any action by the holder of a Senior Unsecured Note Claim or the Reorganized Debtors, each holder of a Senior Unsecured Note Claim shall transfer and assign to the Reorganized Debtors all of such holder’s rights and obligations under the Senior Unsecured Notes, free and clear of any Liens, and any promissory notes or other evidence of indebtedness payable to each such holder of a Senior Unsecured Note Claim under any Senior Unsecured Notes shall thereafter be held of record by the Reorganized Debtors. In exchange for such transfer and assignment of the Senior Unsecured Notes held by each holder of a Senior Unsecured Note Claim (the “Senior Unsecured Note Exchange”), on account of the approximately $25,595 million Allowed Senior Unsecured Note Claims, the Reorganized Debtors shall allocate to each such holder its pro rata share of (i) Series A Notes in the amount of 70% of such holder’s Allowed Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 77.11% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 78.33% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 84.74% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 84.74% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 71.99% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 73.13% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 79.11% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 79.11% of New Common Interests, in full satisfaction and settlement of any Claims held by such holder of an Allowed Senior Unsecured Note Claim. Following the Senior Unsecured Note Exchange, all Senior Unsecured Notes transferred and assigned to the Reorganized Debtors shall no longer be outstanding and shall automatically be cancelled and shall cease to exist.

D. Allocation Of New Notes And Issuance Of New Common Interests To Holders Of Senior Unsecured Term Loan Claims
     Claims in Classes 10 and 11 are pari passu and shall be combined for voting purposes. On, or as soon as reasonably practicable after, the Effective Date and without the need for any action by the holder of a Senior Unsecured Term Loan Claim or the Reorganized Debtors, each holder of a Senior Unsecured Term Loan Claim shall transfer and assign to the Reorganized Debtors all of such holder’s rights and obligations under the Senior Unsecured Term Loans, free and clear of any Liens, and any promissory notes or other evidence of indebtedness payable to each such holder of a Senior Unsecured Term Loan Claim under any Senior Unsecured Term Loans shall thereafter be held of record by the Reorganized Debtors. In exchange for such transfer and assignment of the Senior Unsecured Term Loans held by each holder of a Senior Unsecured Term Loan Claim (the “Senior Unsecured Term Loan Exchange”), on account of the approximately $320 million Allowed Senior Unsecured Term Loan Claims (which constitutes principal plus accrued but unpaid prepetition interest plus such other prepetition amounts as may be contractually obligated under the Senior Unsecured Term Loans) (a) if Class 10 Senior Unsecured Term Loan Claims votes to accept the Plan, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Term Loan Claim shall receive its pro rata share of (i) (A) indebtedness under credit facilities of Reorganized CIT on substantially the same terms as the Series A Notes, in lieu of a distribution of the Series A Notes or (B) Series A Notes, each (A) and (B) equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Term Loan Claim which constitutes principal plus accrued but unpaid prepetition interest plus such other prepetition amounts as may be contractually obligated under the Senior Unsecured Term Loans), at each such holder’s election, and (ii) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Term Loan Claim as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 0.97% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 0.98% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 1.06% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 1.06% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 0.90% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 0.92% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 0.99% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 0.99% of New Common Interests or (b) if Class 10 Senior Unsecured Term Loan Claims does not vote to accept the Plan and the Plan is nonetheless confirmed, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Term Loan Claim shall receive its pro rata share of (A) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Term Loan Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (B) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Term Loan Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (1) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (A) if Class 12 and Class 13 vote to accept the Plan, 0.97% of New Common Interests, (B) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 0.98% of New Common Interests, (C) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 1.06% of New Common Interests, or (D) if neither Class 12 nor Class 13 vote to accept the Plan, 1.06% of New Common Interests or (2) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (A) if Class 12 and Class 13 vote to accept the Plan, 0.90% of New Common Interests, (B) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 0.92% of New Common Interests, (C) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 0.99% of New Common Interests, or (D) if neither Class 12 nor Class 13 vote to accept the Plan, 0.99% of New Common Interests, in full satisfaction and settlement of any Claims held by such holder of an Allowed Senior Unsecured Term Loan Claim. Following the Senior Unsecured Term Loan Exchange, all Senior Unsecured Term Loans transferred and assigned to the Reorganized Debtors shall no longer be outstanding and shall automatically be cancelled and shall cease to exist.

E. Allocation Of New Notes And Issuance Of New Common Interests To Holders Of Senior Unsecured Credit Agreement Claims
     Claims in Classes 10 and 11 are pari passu, and shall be combined for voting purposes. On, or as soon as reasonably practicable after, the Effective Date and without the need for any action by the holder of a Senior Unsecured Credit Agreement Claim or the Reorganized Debtors, each holder of a Senior Unsecured Credit Agreement Claim shall transfer and assign to the Reorganized Debtors all of such holder’s rights and obligations under the Senior Unsecured Credit Agreements, free and clear of any Liens, and any promissory notes or other evidence of indebtedness payable to each such holder of a Senior Unsecured Credit Agreement Claim under any Senior Unsecured Credit Agreements shall thereafter be held of record by the Reorganized Debtors. In exchange for such transfer and assignment of the Senior Unsecured Credit Agreements held by each holder of a Senior Unsecured Credit Agreement Claim (the “Senior Unsecured Credit Agreement Exchange”), on account of the approximately $3,100 million Allowed Senior Unsecured Credit Agreement Claims (which constitutes principal plus accrued but unpaid prepetition interest plus such other prepetition amounts as may be contractually obligated under the Senior Unsecured Credit Agreements) (a) if Class 11 Senior Unsecured Credit Agreement Claims votes to accept the Plan, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Credit Agreement Claim shall receive its pro rata share of (i) (A) indebtedness under credit facilities of Reorganized CIT on substantially the same terms as the Series A Notes, in lieu of a distribution of the Series A Notes or (B) Series A Notes, each (A) and (B) equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which constitutes principal plus accrued but unpaid prepetition interest plus such other prepetition amounts as may be contractually obligated under the Senior Unsecured Credit Agreements), at each such holder’s election, and (ii) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Credit Agreement Claim as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 9.34% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 9.49% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 10.26% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 10.26% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 8.72% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 8.86% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 9.58% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 9.58% of New Common Interests or (b) if Class 11 Senior Unsecured Credit Agreement Claims does not vote to accept the Plan and the Plan is nonetheless confirmed, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Credit Agreement Claim shall receive its pro rata share of (A) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (B) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Credit Agreement Claim as follows: (1) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (A) if Class 12 and Class 13 vote to accept the Plan, 9.34% of New Common Interests , (B) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 9.49% of New Common Interests, (C) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 10.26% of New Common Interests, or (D) if neither Class 12 nor Class 13 vote to accept the Plan, 10.26% of New Common Interests or (2) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (A) if Class 12 and Class 13 vote to accept the Plan, 8.72% of New Common Interests, (B) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 8.86% of New Common Interests, (C) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 9.58% of New Common Interests, and (D) if neither Class 12 nor Class 13 votes to accept the Plan, 9.58% of New Common Interests, in full satisfaction and settlement of any Claims held by such holder of an Allowed Senior Unsecured Term Loan Claim. Following the Senior Unsecured Credit Agreement Exchange, all Senior Unsecured Credit Agreements transferred and assigned to the Reorganized Debtors shall no longer be outstanding and shall automatically be cancelled and shall cease to exist.

F. Issuance Of New Common Interests To Holders Of Senior Subordinated Note Claims
     On, or as soon as reasonably practicable after, the Effective Date and without the need for any action by the holder of a Senior Subordinated Note Claim or the Reorganized Debtors, each holder of a Senior Subordinated Note Claim shall transfer and assign to the Reorganized Debtors all of such holder’s rights and obligations under the Senior Subordinated Notes, free and clear of any Liens, and any promissory notes or other evidence of indebtedness payable to each such holder of a Senior Subordinated Note Claim under the Senior Subordinated Notes shall thereafter be held of record by the Reorganized Debtors. In exchange for such transfer and assignment of the Senior Subordinated Notes held by each holder of a Senior Subordinated Note Claim (the “Senior Subordinated Notes Exchange”), on account of the approximately $1,200 million Allowed Senior Subordinated Note Claims each holder of an Allowed Senior Subordinated Note Claim shall receive its pro rata share of (i) (A) 7.50% of New Common Interests if Class 7 and Class 13 vote to accept the Plan, (B) 7.56% of New Common Interests in Class 7 votes to accept the Plan and Class 13 does not vote to accept the Plan, (C) 7.50% of New Common Interests if Class 7 does not vote to accept the Plan and Class 13 votes to accept the Plan, and (D) 7.56% of New Common Interests if Class 7 and Class 13 do not vote to accept the Plan; provided, that Class 12 votes to accept the Plan; provided, further, however, that in the event that Class 12 does not vote to accept the Plan but the Plan is nonetheless confirmed, no holder of an Allowed Senior Subordinated Note Claim shall receive any shares of New Common Interests, and (ii) Contingent Value Rights, in full satisfaction and settlement of any Claims held by such holder of an Allowed Senior Subordinated Note Claim. Following the Senior Subordinated Notes Exchange, the Senior Subordinated Notes transferred and assigned to the Reorganized Debtors shall no longer be outstanding and shall automatically be cancelled and shall cease to exist.
G. Issuance Of New Common Interests To Holders Of Junior Subordinated Note Claims
     On, or as soon as reasonably practicable after, the Effective Date and without the need for any action by the holder of a Junior Subordinated Note Claim or the Reorganized Debtors, each holder of a Junior Subordinated Note Claim shall transfer and assign to the Reorganized Debtors all of such holder’s rights and obligations under the Junior Subordinated Notes, free and clear of any Liens, and any promissory notes or other evidence of indebtedness payable to each such holder of a Junior Subordinated Note Claim under the Junior Subordinated Notes shall thereafter be held of record by the Reorganized Debtors. In exchange for such transfer and assignment of the Junior Subordinated Notes held by each holder of a Junior Subordinated Note Claim (the “Junior Subordinated Notes Exchange” and together with the Canadian Senior Unsecured Note Exchange, the Long-Dated Senior Unsecured Note Exchange, the Senior Unsecured Note Exchange, the Senior Unsecured Term Loan Exchange, the Senior Unsecured Credit Agreement Exchange and the Senior Subordinated Notes Exchange, the “Exchanges”), on account of the approximately $779 million Allowed Junior Subordinated Note Claims each holder of an Allowed Junior Subordinated Note Claim shall receive its pro rata share of (a) 1.50% of New Common Interests if Class 7 and Class 12 vote to accept the Plan or (b) 1.50% of New Common Interests if Class 7 does not vote to accept the Plan and Class 12 votes to accept the Plan; provided, that Class 12 and 13 vote to accept the Plan; provided, further, however, that if Class 12 and Class 13 do not vote to accept the Plan but the Plan is nonetheless confirmed, no holder of an Allowed Junior Subordinated Note Claim shall receive any shares of New Common Interests and (b) Contingent Value Rights, in full satisfaction and settlement of any Claims held by such holder of an Allowed Junior Subordinated Note Claim. Following the Junior Subordinated Notes Exchange, the Junior Subordinated Notes acquired by the Reorganized Debtors shall no longer be outstanding and shall automatically be cancelled and shall cease to exist.
H. Allocation Of Contingent Value Rights
     On, or as soon as reasonably practicable after, the Effective Date and substantially contemporaneously with the Exchanges, the Reorganized Debtors shall allocate non-transferable contingent value rights (the “Contingent Value Rights” or “CVRs”) to (i) holders of Senior Subordinated Note Claims (the “Senior CVRs”) pro rata based on each such holder’s share of the aggregate amount of Senior Subordinated Note Claims, (ii) holders of Junior Subordinated Note Claims (the “Junior CVRs”) pro rata based on each such holder’s share of the aggregate amount of Junior Subordinated Note Claims, and (iii) holders of Old Preferred Interests (the “Preferred Stock CVRs”) pro

rata based on each such holder’s share of the aggregate combined liquidation preference of the Old Preferred Interests, including accrued and unpaid dividends thereon to the Petition Date. The CVRs entitle holders of such Claims to a distribution under the Plan in the form of New Common Interests under certain circumstances, as described in more detail below.
     1. CVR Distributions
     If, on the Measurement Date, the aggregate Fair Market Value of the Class 8-11 Securities exceeds the Class 8-11 Par Recovery Amount (such excess, the “Class 8-11 Excess Value Amount”), the Disbursing Agent shall, as soon as reasonably practicable after the Measurement Date, distribute or caused to be distributed to holders of CVRs, New Common Interests in the following order of priority:
     FIRST, pro rata to holders of Senior CVRs, an amount of New Common Interests having an aggregate Fair Market Value (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) equal to the lesser of (i) an amount such that, immediately after such distribution, the Class 8-11 Excess Value Amount (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) is reduced to zero and (ii) the excess of (x) the Class 12 Par Recovery Amount over (y) the aggregate Fair Market Value (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) of the New Common Interests (if any) received by holders of Senior Subordinated Note Claims in the Senior Subordinated Notes Exchange;
     SECOND, if, following any distribution required to be made on account of Senior CVRs, the Class 8-11 Excess Value Amount (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) is greater than zero, pro rata to holders of Junior CVRs, an amount of New Common Interests having an aggregate Fair Market Value (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) equal to the lesser of (i) an amount such that, immediately after such distribution and after giving effect to any distribution on account of Senior CVRs, the Class 8-11 Excess Value Amount (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) is reduced to zero and (ii) the excess of (A) the Class 13 Par Recovery Amount over (B) the aggregate Fair Market Value (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) of the New Common Interests (if any) received by holders of Junior Subordinated Note Claims in the Junior Subordinated Notes Exchange; and
     THIRD, if, following any distribution required to be made on account of Junior CVRs, the Class 8-11 Excess Value Amount (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) is greater than zero, pro rata to holders of Preferred Stock CVRs, an amount of New Common Interests having an aggregate Fair Market Value (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) equal to the lesser of (i) an amount such that, immediately after such distribution and after giving effect to any distribution on account of Senior CVRs and Junior CVRs, the Class 8-11 Excess Value Amount (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) is reduced to zero and (ii) the Class 15 Par Recovery Amount.
     There shall be no distribution on account of CVRs if, as of the Measurement Date, the aggregate Fair Market Value of the Class 8-11 Securities is less than or equal to the Class 8-11 Par Recovery Amount.

     2. Termination
     The CVRs shall terminate and cease to exist on the Measurement Date unless a distribution is required to be made on account of the CVRs, in which case the CVRs shall terminate and cease to exist on the date such distribution is made.
     3. Disbursing Agent
     The Disbursing Agent shall determine, in the exercise of its reasonable good faith discretion after consultation with a financial advisor, the amount of any distribution of New Common Interests required to be made on account of CVRs pursuant to this Article IV.H, including without limitation, the anticipated impact on Fair Market Value as a result of any distribution of New Common Interests required to be made hereunder on account of CVRs. Each such determination by the Disbursing Agent shall be final and binding.
     4. Status and Availability of New Common Interests
     Reorganized CIT shall at all times during which the CVRs remain outstanding reserve from its authorized capital a sufficient amount of New Common Interests to provide distributions in full to holders of CVRs pursuant to this Article IV.H. If, at any time prior to the time the CVRs terminate and cease to exist, Reorganized CIT’s authorized capital shall not be sufficient to permit distributions in full to holders of CVRs pursuant to this Article IV.H, Reorganized CIT will promptly take such corporate action as may be necessary to increase its authorized capital to such amount as shall be sufficient for such purposes.

      Reorganized CIT shall take all such action as may be necessary to ensure that all New Common Interests distributed to holders of CVRs pursuant to this Article IV.H shall, at the time of distribution of such securities, be duly and validly authorized, fully paid and non-assessable.
     5. Agreements of CVR Holders
     Each holder of CVRs, by receiving a distribution hereunder of such CVRs, shall automatically be deemed to consent and agree with the Reorganized Debtors and with each other holder of CVRs that: (i) the CVRs are subject to the terms, provisions and conditions of the Plan, including this Article IV.H; (ii) the CVRs will not be represented by any certificates and may not be transferred or assigned; (iii) the CVRs do not bear any stated rate of interest; and (iv) no holder of CVRs shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any securities of the Reorganized Debtors nor anything contained herein be construed to confer upon any holder of CVRs any of the rights of a stockholder of the Reorganized Debtors or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, or to receive subscription rights, or to exercise appraisal rights, or otherwise.
     6. Contingent Nature of CVRs
     The CVRs represent the right to receive contingent distributions of value under the Plan in the form of New Common Interests as provided in this Article IV.H. Distributions on account of CVRs will be made only to the extent required by this Article IV.H and, if no such distributions are required to be made hereunder, the CVRs will terminate and cease to exist and holders thereof will receive no value on account of the CVRs.

I. Letters of Credit Under JPM L/C Facility
     JPM shall hold all cash collateral on hand as of the Petition Date until the Effective Date, including any retainers established for JPM counsel specified in any cash collateral agreements between CIT Group Inc. and JPM.
     JPM and the Debtors shall honor any and all draws under the JPM L/C Facility in the ordinary course of business and pursuant to the terms of the JPM L/C Facility Agreement. In the event of any drawings, such drawings made after the Petition Date but before the Effective Date, under any letter of credit issued under the JPM L/C Facility (i) to the extent JPM holds cash collateral supporting such drawn letter of credit, JPM shall be authorized to apply such cash collateral to the reimbursement obligation and the Debtors and JPM shall stipulate, and the Debtors shall seek Bankruptcy Court approval of any such stipulation, to lift the automatic stay to allow JPM to so apply such cash collateral and (ii) to the extent no cash collateral supports such drawn letter of credit, CIT Group Inc. or a subsidiary of CIT Group Inc. in the case of letters of credit for which a subsidiary of CIT Group Inc. is a coapplicant or account party shall pay the reimbursement obligation under such drawn letter of credit in full or cause it to be paid when due, in accordance with the JPM L/C Facility Agreement. As part of such stipulation, if approved by the Bankruptcy Court, JPM shall forbear, as long as the Plan is consummated by one hundred fifty (150) days from the Petition Date, and CIT Group Inc. is fulfilling its obligations under such stipulation, from pursuing any non-Debtor applicant, account party or other third party for satisfaction of a reimbursement obligation under any letter of credit issued and drawn under the JPM L/C Facility; provided that the forgoing forbearance is entirely contractual and does not constitute any admission that the automatic stay imposed by Bankruptcy Code section 362 or any other law requires such forbearance, and neither the Debtors nor the Reorganized Debtors nor any of their affiliates shall seek entry of an order during the Chapter 11 Cases restraining JPM from so pursing any such person or entity. JPM will not terminate any unexpired outstanding letters of credit without consent of CIT Group Inc. and any beneficiary thereunder, provided that the foregoing shall not prevent JPM from issuing a notice of non-renewal on any evergreen letter of credit for which such renewal would cause the next renewal date to extend past the expiry of the facility on May 14, 2010.
     If Class 6 JPM L/C Facility Claims votes to accept the Plan, on, or as soon as reasonably practicable after, the Effective Date, Reorganized CIT or a subsidiary of Reorganized CIT in the case of letters of credit for which a subsidiary of Reorganized CIT is a co-applicant or account party shall provide JPM with the Cash Collateralization. All fees and other charges arising under or in respect of the JPM L/C Facility Agreement shall be paid on, or as soon as reasonably practicable after, the Effective Date by Reorganized CIT. In addition to the release provided in Article XIII.H. 1 of the Plan and in the Confirmation Order, upon the Effective Date each non-Debtor subsidiary and affiliate of CIT Group Inc. that was or is a co-applicant or account party on a letter of credit issued under the JPM L/C Facility and JPM and/or any other lender(s) under the JPM L/C Facility shall execute a mutual release and waiver of any and all claims against JPM and/or any other lenders under the JPM L/C Facility in respect of the JPM L/C Facility and/or the JPM L/C Facility Agreement arising prior to the Effective Date.
     If Class 6 JPM L/C Facility Claims does not vote to accept the Plan and the Plan is nonetheless confirmed, (i) Reorganized CIT or a subsidiary of Reorganized CIT in the case of letters of credit for which a subsidiary of Reorganized CIT is a co-applicant or account party shall satisfy any Claims for reimbursement under the JPM L/C Facility that arose during the Chapter 11 Cases in full on, or as soon as reasonably practicable after, the Effective Date and (ii) following the Effective Date, Reorganized CIT or a subsidiary of Reorganized CIT in the case of letters of credit for which a subsidiary of Reorganized CIT is a co-applicant or account party shall pay all such Claims for reimbursement under the JPM L/C Facility in the ordinary course of business and upon the terms set forth in the JPM L/C Facility Agreement. In exchange for Reorganized CIT maintaining the reimbursement obligations in the immediately preceding (i) and (ii), JPM shall not pursue any subsidiary or affiliate of CIT Group Inc. or any other entity that JPM contends may be co-liable with CIT Group Inc. under the JPM L/C Facility Agreement for any remedies, claims or causes of action arising out of or relating to the JPM L/C Facility or the JPM L/C Facility Agreement.

     JPM shall provide CIT Group Inc. and Reorganized CIT with updated reports in accordance with existing procedures of the amount of letters of credit outstanding and drawings, if any, thereunder and JPM’s application of cash collateral against CIT Group Inc.’s and/or Reorganized CIT’s reimbursement obligations. To the extent that, due to letters of credit expiring undrawn, the amount of cash collateral held by JPM shall at any time exceed the amount(s) provided pursuant to the Cash Collateralization, JPM shall release any such excess cash collateral to CIT Group Inc. and/or Reorganized CIT upon written request from CIT Group Inc. and/or Reorganized CIT.
     No letters of credit shall be issued, renewed, extended or amended under the JPM L/C Facility after the Petition Date.
J. Exit Facility
     On the Effective Date, the Reorganized Debtors shall (a) enter into the Exit Facility together with all guarantees evidencing obligations of the Reorganized Debtors thereunder and security documents, (b) execute such mortgages, certificates and other documentation and deliveries as the agent under the Exit Facility reasonably requests, and (c) deliver insurance and customary opinions (collectively, the documents in (a)-(c), the “Exit Facility Documents”), all of which such Exit Facility Documents shall be in form and substance satisfactory to the Exit Facility Lenders, and such documents and all other documents, instruments and agreements to be entered into, delivered or contemplated thereunder shall become effective in accordance with their terms on the Effective Date. In the Confirmation Order, the Bankruptcy Court shall approve the Exit Facility and authorize the Reorganized Debtors to execute the same together with such other documents as the Exit Facility Lenders may reasonably require in order to effectuate the treatment afforded to such parties under the Exit Facility.
K. Continued Existence and Vesting of Assets in Reorganized Debtors
     The Debtors shall continue to exist after the Effective Date as separate corporate entities in accordance with the applicable law for the State of Delaware and pursuant to their certificate of incorporation and by laws and certificate of formation, or other governing documents, as amended and restated on the Effective Date. The Third Amended And Restated Certificate Of Incorporation Of CIT Group Inc., the Reorganized Delaware Funding Amendment to Certificate of Formation and the Reorganized Delaware Funding Amendment to Limited Liability Company Agreement are attached hereto as Exhibits A-1, A-2 and A-3, respectively.
     Among other things, the Debtors’ existing certificates of incorporation or other governing documents, as applicable, shall be amended to include a provision prohibiting the issuance of nonvoting equity securities as required under section 1123(a)(6) of the Bankruptcy Code.
     On and after the Effective Date, all property of the Estate, and all Litigation Claims, and any property acquired by the Debtors under or in connection with the Plan, shall vest in the Reorganized Debtors free and clear of all Claims, Interests and Liens except as otherwise expressly provided in the Plan. On and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property and compromise or settle any Claims without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or Bankruptcy Rules other than restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, the Reorganized Debtors may pay charges that they incur on and after the Effective Date for professionals’ fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

L. Cancellation of Interests and Agreements
     On the Effective Date, except as otherwise expressly provided for in the Plan, (i) the Canadian Senior Unsecured Notes, the Long-Dated Senior Unsecured Notes, the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes, the Junior Subordinated Notes, the Old Preferred Interests, the Old Common Interests, and the Other Equity Interests or other instrument or document evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors, except such notes or other instruments evidencing indebtedness or obligations of or Interests in the Debtors that are Reinstated under this Plan, to the extent not already cancelled, shall be deemed cancelled, terminated and of no further force or effect without any further action on the part of the Bankruptcy Court or any Person; provided, however, that notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Canadian Senior Unsecured Notes, the Long-Dated Senior Unsecured Notes, the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes and the Junior Subordinated Notes shall be deemed to continue in effect solely to the extent necessary to (1) allow holders of such Canadian Senior Unsecured Notes, the Long-Dated Senior Unsecured Notes, Senior Unsecured Notes, Senior Unsecured Term Loans, Senior Unsecured Credit Agreements, Senior Subordinated Notes and/or Junior Subordinated Notes to receive distributions, if any, under the Plan and (2) allow the Disbursing Agents to make distributions under the Plan as provided herein, and (ii) the obligations of the Debtors under the Canadian Senior Unsecured Notes, the Long-Dated Senior Unsecured Notes, the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes, the Junior Subordinated Notes, the Old Preferred Interests, the Old Common Interests, and the Other Equity Interests shall be discharged.
M. Board of Directors
     CIT Group Inc.’s Board of Directors (the “Board”) (which as of the Petition Date had nine (9) members and as of the date of this Plan has eight (8) members) has determined that the appropriate size of the Board after the Effective Date would be thirteen (13) directors: (a) five of whom will consist of individuals who were serving as directors on November 1, 2009, (b) four of whom will be nominees proposed to the Nominating and Governance Committee of the Board (the “N&GC”) by the Steering Committee (the “Steering Committee Nominees”), (c) three of whom will be nominees (the “Debtholder Nominees”) proposed to the N&GC by CIT Group Inc. noteholders (other than members of the Steering Committee) owning more than 1% of the aggregate outstanding principal amount of outstanding CIT bonds and unsecured bank debt claims (the “One-Percent Holders”) and (d) one of whom will be CIT’s Chief Executive Officer. At the request of and in cooperation with the Steering Committee, CIT Group Inc. has engaged Spencer Stuart, an internationally recognized director search firm, to assist the N&GC in identifying, interviewing and selecting Steering Committee Nominees. Spencer Stuart will identify Steering Committee Nominees who are independent of CIT Group Inc., not affiliated with, or representatives of, any of the members of the Steering Committee or the One-Percent Holders, and who possess the qualifications, skills and experience specified by the N&GC.
     The candidates that are approved by the N&GC will be submitted to the full Board for consideration and approval for appointment to the Board, with such appointment subject to the review of the Federal Reserve Bank of New York (the “Federal Reserve”). To the extent the N&GC or the Federal Reserve does not approve Steering Committee Nominees (whether such event occurs pre- or post-Effective Date), the Steering Committee shall be permitted to submit additional candidates to the N&GC until four members of the Board are Steering Committee Nominees.
N. Certain Corporate Governance Matters
     On and after the Effective Date, Reorganized CIT will use its commercially reasonable best efforts to hold its next annual meeting no later than May 31, 2010. CIT Group Inc. does not have a staggered or classified board and, accordingly, all directors of Reorganized CIT will be elected at the annual meeting. During the Chapter 11

Cases, CIT Group Inc. will not implement a stockholders’ rights plan other than (i) CIT Group Inc.’s August 12, 2009 tax benefits preservation plan or (ii) other actions CIT Group Inc. considers appropriate to preserve the benefit of net operating losses. CIT Group Inc. will not amend its certificate of incorporation during the Chapter 11 Cases to create a staggered or classified board. The Reorganized CIT Certificate of Incorporation will provide that the chairman of the board or secretary of Reorganized CIT shall call a special meeting of its stockholders at the request in writing of stockholders possessing at least 25% of the voting power of the issued and outstanding common stock of Reorganized CIT entitled to vote generally for the election of directors.
O. Preservation of Rights of Action; Settlement of Litigation Claims
     Except as otherwise provided in the Plan, the Confirmation Order or in any document, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors will retain all of the Litigation Claims, and may enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of such Litigation Claims. The Debtors will file as a Plan Supplement a non-exclusive list of claims or causes of action that the Debtors hold or may hold either in pending or potential litigation. The Debtors reserve their rights to modify such list to add or delete parties or causes of action, but disclaims any obligation to do so. The failure of the Debtors to specifically list any claim, right of action, suit or proceeding herein or in the Plan does not, and will not be deemed to, constitute a waiver or release by the Debtors of such claim, right of action, suit or proceeding, and the Reorganized Debtors will retain the right to pursue additional claims, rights of action, suits or proceedings. Notwithstanding anything in this Plan to the contrary, neither the Debtors nor any of their affiliates shall take any action which would constitute or effect a TRS Impairment, including without limitation asserting any claims or causes of action arising from Bankruptcy Code sections 544, 547 and 548, relating to the Amended and Restated Confirmation and any agreements entered into by one or more of the Debtors and GSI in connection therewith. In addition, at any time after the Petition Date and before the Effective Date, notwithstanding anything in the Plan to the contrary, the Debtors may settle some or all of the Litigation Claims with the approval of the Bankruptcy Court pursuant to Bankruptcy Rule 9019.
P. Effectuating Documents; Further Transactions
     The chairman of the board of directors, president, chief executive officer, chief financial officer or any other appropriate officer of the Debtors shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of the Debtors shall be authorized to certify or attest to any of the foregoing actions.
Q. Exemption from Certain Transfer Taxes
     Pursuant to section 1146 of the Bankruptcy Code, the issuance, transfer or exchange of debt and equity under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any contract, lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan shall be exempt from all taxes (including, without limitation, stamp tax or similar taxes) to the fullest extent permitted by section 1146 of the Bankruptcy Code, and the appropriate state or local governmental officials or agents shall not collect any such tax or governmental assessment and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.
R. Release of Liens
     Except as otherwise expressly provided herein, in the Confirmation Order or in any document, instrument or other agreement created in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, liens or, other security interests against the property of the Debtors or the Estate automatically shall be released, and the holders of such mortgages, deeds of trust, liens, or other security interests shall execute such documents as may be necessary or desirable to reflect or effectuate such releases.
ARTICLE V
PROVISIONS GOVERNING DISTRIBUTIONS
A. Distributions for Claims Allowed as of the Effective Date
     Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of or in exchange for Claims that are Allowed Claims as of the Effective Date shall be made on the Distribution Date. All Cash distributions shall be made from available Cash of the Reorganized Debtors. Any distribution under the Plan of property other than Cash shall be made by the Disbursing Agent in accordance with the terms of the Plan.
B. Disbursing Agent(s)
     The Disbursing Agent(s) shall make all distributions required under the Plan (subject to the provisions of Articles II, III and IV hereof); provided, however, that with respect to a holder of a Claim whose distribution is governed by an agent or other agreement which is administered by an indenture trustee, agent or servicer, such distributions shall be made at the direction of the appropriate agent or servicer, or shall be deposited with the appropriate agent or servicer, who shall then deliver such distributions to the holders of Claims in accordance with the provisions of the Plan and the terms of the relevant indenture or other governing agreement.
     Disbursing Agent(s) other than the Debtors, including any agent or servicer, shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, all costs and expenses of procuring any such bond shall be paid by the Reorganized Debtors.
C. Calculation of Distribution Amounts of New Common Interests and New Notes
     No fractional shares of New Common Interests or fractional currencies of New Notes shall be issued or distributed under the Plan or by the Reorganized Debtors, or any Disbursing Agent, agent or servicer. Each Person entitled to receive New Common Interests or New Notes (collectively, the “New Securities”) shall receive the total number of whole shares or currencies of New Securities to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a New Security, the Reorganized Debtors, or any Disbursing Agent, agent or servicer, shall allocate separately one whole share of New Common Interests or one whole currency of New Notes, as applicable, to such Person in order of the fractional portion of its entitlements, starting with the largest such fractional portion, until all remaining whole shares of New Common Interests or whole currencies of New Notes have been allocated. Upon the allocation of a whole share of New Common Interests or whole currency of New Notes to a Person in respect of the fractional portion of its entitlement, such fractional portion shall be deemed cancelled. If two or more Persons are entitled to equal fractional entitlements and the number of Persons so entitled exceeds the number of whole shares of New Common Interests or currencies of New Notes which remain to be allocated, the Reorganized Debtors, or any Disbursing Agent, agent or servicer shall allocate the remaining whole shares of New Common Interests or whole currency of New Notes to such holders by random lot or such other impartial method as the Reorganized Debtors, or any Disbursing Agent, agent or servicer deems fair. Upon the allocation of all of the whole shares of New Common Interests or currencies of New Notes authorized under the Plan, all remaining fractional portions of the entitlements, if any, shall be cancelled and shall be of no further force and effect. No shares of New Common Interests or currencies of New Notes will be issued and no other property will be distributed under the Plan or by the Reorganized Debtors, or any Disbursing Agent, agent or servicer on account of entitlements, if any, to a fractional share of New Common Interests or fraction of a currency of New Notes which fall below a threshold level to be determined by the Reorganized Debtors, or any Disbursing Agent, agent or servicer, after allocation of whole shares of New Common Interests or whole currencies of New Notes in respect of fractional entitlements as described above. Accordingly, a Person who otherwise would be entitled to receive a distribution of a fractional share of New Common Interests or fraction of a currency of New Notes will not receive any such distribution if the fractional share of New Common Interests or fractional currency of New Notes such Person was to receive falls below such threshold.
     D. Delivery of Distributions; Undeliverable or Unclaimed Distributions
     Distributions to holders of Allowed Claims shall be made by the Disbursing Agent (i) at each holder’s address set forth in the Debtors’ books and records, unless such address is superseded by a proof of claim or interest or transfer of claim filed pursuant to Bankruptcy Rule 3001 or (ii) at the address in any written notice of address change delivered to the Disbursing Agent, at the address set forth in the Disbursing Agent’s system. If any holder’s distribution is returned as undeliverable, no further distributions to such holder shall be made, unless and until the Disbursing Agent is notified of such holder’s then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent shall be returned to the Reorganized Debtors until such distributions are claimed. The Disbursing Agent shall deliver any non-deliverable New Common Interests and/or New Notes to the Reorganized Debtors no later than ten (10) Business Days following the first anniversary of the Effective Date. All claims for undeliverable distributions must be made within one year after the Effective Date, after which date the claim of any holder or successor to such holder with respect to such property will be discharged and forever barred. In such cases, any Cash for distribution on account of or in exchange for unclaimed or undeliverable distributions shall become property of the Reorganized Debtors free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary. Any New Common Interests or New Notes held for distribution on account of such Claim shall be cancelled and of no further force or effect. Nothing contained in the Plan shall require any Disbursing Agent, including, but not limited to the Reorganized Debtors, to attempt to locate any holder of an Allowed Claim.
E. Withholding and Reporting Requirements
     In connection with the Plan and all distributions thereunder, the Reorganized Debtors and the Disbursing Agent shall comply with all withholding, payment, and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions shall be subject to any such withholding, payment, and reporting requirements. The Reorganized Debtors and the Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding, payment, and reporting requirements. All amounts properly withheld from distributions of New Common Interests, New Notes, Contingent Value Rights, or New Common Interests distributed pursuant to the Contingent Value Rights, to a holder as required by applicable law and paid over to the applicable taxing authority for the account of such holder shall be treated as part of the distributions to such holder. All persons holding Claims or Interests shall be required to provide any information necessary to effect information reporting, withholding, and payment of such taxes. Notwithstanding any other provision of the Plan, (i) each holder of an Allowed Claim that is to receive a distribution of New Common Interests, New Notes or Contingent Value Rights pursuant to the Plan, or a distribution of New Common Interests pursuant to the Contingent Value Rights, shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution, and (ii) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Reorganized Debtors and the Disbursing Agent for the payment and satisfaction of such tax obligations or has, to the Reorganized Debtors’ and the Disbursing Agent’s satisfaction, established an exemption therefrom. Any New Common Interests, New Notes or Contingent Value Rights to be distributed pursuant to the Plan, or New Common Interests distributed pursuant to the Contingent Value Rights, shall, pending the implementation of such arrangements or the establishment of such an exemption, be treated as undeliverable pursuant to Article V.D of the Plan.

F. Allocation of Plan Distributions Between Principal and Interest
     To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for U.S. federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent that the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.
G. Setoffs
     Except as provided in the Plan, the Debtors may, but shall not be required to, set off or offset against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against the Claim’s holder; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any claim that the Debtors may have against such holder; provided, further, however, that the Debtors shall not set off or offset against the Senior Credit Facility, the Canadian Senior Unsecured Notes, the Long-Dated Senior Unsecured Notes, the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes or the Junior Subordinated Notes. Nothing herein shall be deemed to expand rights to setoff under applicable law.
H. Surrender of Instruments or Securities
     The Disbursing Agent(s) and/or any applicable broker or agent shall use reasonable best efforts to obtain the surrender of all certificates or instruments relating to the Canadian Senior Unsecured Notes (if Class 7 votes to accept the plan), the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Long-Dated Senior Unsecured Notes, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes or the Junior Subordinated Notes to the Debtors, the Reorganized Debtors or the Disbursing Agent and shall execute such other documents as might be necessary to effectuate the Plan. The Canadian Senior Unsecured Notes (if Class 7 votes to accept the plan), the Long-Dated Senior Unsecured Notes, the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes and the Junior Subordinated Notes shall be marked as cancelled on and as of the Effective Date, regardless of whether the holder(s) of such Canadian Senior Unsecured Notes (if Class 7 votes to accept the plan), Long- Dated Senior Unsecured Notes, Senior Unsecured Notes, Senior Unsecured Term Loans, Senior Unsecured Credit Agreements, Senior Subordinated Notes and Junior Subordinated Notes has surrendered its certificates and instruments.
     Any holder of Canadian Senior Unsecured Notes (if Class 7 votes to accept the plan), Long-Dated Senior Unsecured Notes, Senior Unsecured Notes, Senior Unsecured Term Loans, Senior Unsecured Credit Agreements, Senior Subordinated Notes or Junior Subordinated Notes who fails to surrender the applicable Canadian Senior Unsecured Notes (if Class 7 votes to accept the plan), Senior Unsecured Notes, Senior Unsecured Term Loans, Senior Unsecured Credit Agreements, Senior Subordinated Notes or Junior Subordinated Notes required to be tendered under the Plan or fails to deliver an affidavit of loss or such other documents as might be required by the relevant trustee or agent, together with an indemnity in the customary form within one (1) year after the Effective Date shall have its Claim and its distribution pursuant to the Plan on account of such Canadian Senior Unsecured Note Claim (if Class 7 votes to accept the plan), Long-Dated Senior Unsecured Notes, Senior Unsecured Note Claim, Senior Unsecured Term Loan Claim, Senior Unsecured Credit Agreement Claim, Senior Subordinated Note Claim or Junior Subordinated Note Claim discharged and forfeited and shall not participate in any distribution under the Plan. Any property in respect of such forfeited Claims would revert to the Reorganized Debtors.

I. Lost, Stolen, Mutilated or Destroyed Securities or Instruments
     In addition to any requirements under the Canadian Senior Unsecured Notes (if Class 7 votes to accept the plan), the Long-Dated Senior Unsecured Notes, the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes and the Junior Subordinated Notes or any other applicable agreement, any holder of a Canadian Senior Unsecured Note (if Class 7 votes to accept the plan), a Long-Dated Senior Unsecured Note, a Senior Unsecured Note, a Senior Unsecured Term Loan, a Senior Unsecured Credit Agreement, a Senior Subordinated Note or a Junior Subordinated Note that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Canadian Senior Unsecured Note, Long-Dated Senior Unsecured Note, Senior Unsecured Note, Senior Unsecured Term Loan, Senior Unsecured Credit Agreement, Senior Subordinated Note or Junior Subordinated Note in accordance with Article V.H. hereof, deliver to the Reorganized Debtors or their agent: (i) evidence reasonably satisfactory to the Reorganized Debtors of the loss, theft, mutilation or destruction; and (ii) such security or indemnity as may be required by the Reorganized Debtors to hold the Reorganized Debtors harmless from any damages, liabilities or costs incurred in treating such individual as a holder of an Allowed Claim. Upon compliance with this Article V.I by a holder of a claim evidenced by a Canadian Senior Unsecured Note (if Class 7 votes to accept the plan), a Long-Dated Senior Unsecured Note, a Senior Unsecured Note, a Senior Unsecured Term Loan, a Senior Unsecured Credit Agreement, a Senior Subordinated Note or a Junior Subordinated Note, such holder shall, for all purposes under the Plan, be deemed to have surrendered such instrument.
ARTICLE VI
PROCEDURES FOR RESOLVING DISPUTED,
CONTINGENT AND UNLIQUIDATED CLAIMS
A. Resolution of Disputed Claims
     Except as provided otherwise in the Plan or by order of the Bankruptcy Court, holders of Claims shall not be required to file proofs of Claim with the Bankruptcy Court. The amount and validity of any disputed, contingent and/or unliquidated Claim shall be determined, resolved or adjudicated, as the case may be, in the manner in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced; provided, however, that the Debtors reserve the right to file with the Bankruptcy Court, on or before the Claims Objection Deadline, an objection to any Claim. The Debtors shall be authorized to, and shall, resolve all Disputed Claims by withdrawing or settling such objections thereto, or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction the validity, nature, and/or amount thereof.
     Any Claim successfully subordinated pursuant to Bankruptcy Code section 510(b) that is not otherwise included in Class 14 Subordinated 510(b) Claims shall be classified in that Class immediately below the Class in which such Claim was classified prior to subordination under Bankruptcy Code section 510(b).
     In addition, the Debtors or the holder of a contingent or unliquidated Claim may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism.
B. No Distribution Pending Allowance
     No payments or distributions, if any contemplated by the Plan, will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.
C. Distributions After Allowance
     To the extent that a Disputed Claim ultimately becomes an Allowed Claim, a distribution, if any, will be made to the holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court or other applicable court of competent jurisdiction allowing any Disputed Claim becomes a Final Order, or the date upon which other final resolution has been reached to Allow such Claim, the Disbursing Agent shall provide to the holder of such Claim the distribution to which such holder is entitled under the Plan. Notwithstanding the foregoing, the Disbursing Agent shall not be required to make distributions more frequently than once every ninety (90) days.
D. Reservation of Right to Object to Allowance or Asserted Priority of Claims
     Except as expressly provided in the Plan, nothing herein will waive, prejudice or otherwise affect the rights of the Debtors, the Reorganized Debtors or the holders of any Claim to object at any time, including after the Effective Date, to the allowance or asserted priority of any Claim.
ARTICLE VII
TREATMENT OF CONTRACTS AND LEASES
A. Assumed Contracts and Leases
     Except as otherwise expressly provided in the Plan or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Effective Date the Debtors shall be deemed to have assumed each executory contract and unexpired lease to which a Debtor is a party unless such contract or lease (i) previously was assumed or rejected by the Debtors, (ii) previously expired or terminated pursuant to its own terms, (iii) is listed on Exhibit H hereto or (iv) is the subject of a motion to assume or reject filed on or before the Confirmation Date. The Debtors shall further be deemed to assume as of the Effective Date all indemnification obligations, whether arising by bylaws, other constituent documents or otherwise, to the Debtors’ directors and officers and all such indemnification obligations shall constitute assumed executory contracts. The Debtors reserve the right, at any time prior to the Confirmation Date, to seek to reject any executory contract or unexpired lease to which a Debtor is a party (except as provided in the preceding sentence). The Confirmation Order shall constitute an order of the Bankruptcy Court under sections 365 and 1123 of the Bankruptcy Code approving the contract and lease assumptions described above as of the Effective Date.
     Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affect such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court or is the subject of a motion to reject filed on or before the Confirmation Date.
B. Treatment of Change of Control Provisions
     The entry of the Confirmation Order, consummation of the Plan, issuance of the New Common Interests and/or New Notes under the Plan and/or any other acts taken to implement the Plan shall not constitute a “change in control” under any provision of any contract, agreement or other document which provides for the occurrence of any event, the granting of any right, or any other change in the then-existing relationship between the parties upon a “change in control” of the Debtors.
C. Payments Related to Assumption of Contracts and Leases
     Any monetary amounts by which any executory contract or unexpired lease to be assumed under the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by Cure. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption.
D. Claims Based on Rejection of Executory Contracts or Unexpired Leases
     If the rejection by the Debtors, pursuant to the Plan or otherwise, of an executory contract or unexpired lease gives rise to a Claim, a proof of Claim must be served upon the Debtors and their counsel within thirty (30) days after the later of (i) notice of entry of the Confirmation Order or (ii) other notice that the executory contract or unexpired lease has been rejected, provided that any such Claims arising from the rejection of an unexpired lease of real property shall be subject to the cap on rejection damages imposed by Bankruptcy Code section 502(b)(6). Any Claims not served within such time periods will be forever barred from assertion against the Debtors, the Reorganized Debtors, the Estates and their property.
E. Claims Based on Rejection of Employment Agreements
     In the event that the Debtors determine to reject any employment agreements to which the Debtors are party, any rejection damages claims arising therefrom will be classified as Class 5 General Unsecured Claims and will likewise be Unimpaired; provided that the Debtors and/or the Reorganized Debtors pay such non-debtor party or parties to such rejected employment agreement(s) the one-year’s compensation under Bankruptcy Code section 502(b) (7) on account of any rejection damages claim(s).
F. Compensation and Benefit Plans and Treatment of Retirement Plan
     Except as otherwise expressly provided in the Plan or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan and subject to any limitations under applicable law, all of the Debtors’ programs, plans, agreements and arrangements relating to employee compensation and benefits, including programs, plans, agreements and arrangements subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code and including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance plans, incentive plans (provided that any equity-based awards with respect to Old Common Interests issued pursuant to incentive plans shall be canceled in accordance with Article IV.L of this Plan), life, accidental death and dismemberment insurance plans, and employment, severance, salary continuation and retention agreements entered into before the Petition Date and not since terminated, will be deemed to be, and will be treated as though they are, executory contracts that are assumed under Article VII.A of the Plan, and the Debtors’ obligations under such programs, plans, agreements and arrangements will survive confirmation of the Plan, except for executory contracts or plans that previously have been rejected, are the subject of a motion to reject or have been specifically waived by the beneficiaries of any plans or contracts. In addition, pursuant to the requirements of section 1 129(a)(13) of the Bankruptcy Code, the Plan provides for the continuation of payment by the Debtors of all “retiree benefits,” as defined in section 1114(a) of the Bankruptcy Code, if any, at previously established levels. Reorganized CIT will continue to maintain and administer the CIT Group Inc. Retirement Plan (as such retirement plan may be amended, modified or otherwise supplemented) pursuant to this Article VII.F and obligations related to the CIT Group Inc. Retirement Plan will not be affected by confirmation of this plan of reorganization, including by discharge; provided however that nothing in the Confirmation Order or the Plan shall limit or otherwise affect any rights CIT Group Inc. and/or Reorganized CIT has to amend, modify or otherwise supplement such CIT Group Inc. Retirement Plan in accordance with its terms and/or applicable law.
G. Indemnification of Directors and Officers
     The Debtors’ indemnification obligations in favor of their officers and directors contained in the certificates of incorporation and bylaws of the Debtors as of the Petition Date shall be included in the amended and restated certificate of incorporation, amended and restated certificate of formation and bylaws of the Reorganized Debtors. Unless otherwise required by applicable law, all Claims of the Debtors’ officers and directors for indemnity arising prior to the Petition Date (including the D&O Claims) shall be deemed to be Class 5 General Unsecured Claims hereunder, and all Claims of the Debtors’ officers and directors for indemnity arising on and after the Petition Date shall be deemed to be Administrative Claims hereunder.
ARTICLE VIII
SECURITIES TO BE ISSUED IN
CONNECTION WITH THE PLAN
A. New Common Interests
     On, or as soon as reasonably practicable after, the Effective Date, the Reorganized Debtors shall issue for distribution in accordance with the provisions of the Plan the New Common Interests required for distribution pursuant to the provisions hereof. All securities to be issued shall be deemed issued as of the Effective Date regardless of the date on which they are actually distributed. All stock issued by the Reorganized Debtors pursuant to the provisions of the Plan shall be deemed to be duly authorized and issued, fully paid and nonassessable. The terms of the New Common Interests are summarized in Exhibit B hereto.
B. Exemption from Registration
     The (i) offer by the Debtors and/or the Reorganized Debtors of the New Common Interests issued under the Plan shall be exempt from the registration requirements of the Securities Act and similar state statutes pursuant to applicable securities law and (ii) sale and issuance by the Reorganized Debtors of such New Notes and New Common Interests shall be exempt from the registration requirements of the Securities Act and similar state statutes pursuant to section 1145 of the Bankruptcy Code.

C. New Notes
     On, or as soon as reasonably practicable after, the Effective Date, the Reorganized Debtors shall issue for distribution in accordance with the provisions of the Plan the New Notes required for distribution pursuant to the provisions hereof. All New Notes to be issued shall be deemed issued as of the Effective Date regardless of the date on which they are actually distributed. The terms of the New Notes are substantially set forth in the Offering Memorandum and Disclosure Statement and the amendment(s) and supplement(s) thereto.
ARTICLE IX
CONDITIONS PRECEDENT TO THE PLAN’S CONFIRMATION
     The following are conditions precedent to confirmation of the Plan, each of which must be satisfied or waived in accordance with the Plan:
     (1) The Bankruptcy Court shall have approved the Disclosure Statement with respect to the Plan in form and substance reasonably satisfactory to the Debtors and the Steering Committee, which approval may be in the Confirmation Order.
     (2) The proposed Confirmation Order shall be in form and substance reasonably satisfactory to the Debtors and the Steering Committee.
ARTICLE X
CONDITIONS PRECEDENT TO EFFECTIVE DATE
A. Conditions to Effective Date
     The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with the Plan:
     (1) The Confirmation Order, in form and substance acceptable to the Debtors and the Steering Committee, confirming the Plan shall have been entered and must provide, among other things, that:
     (a) the provisions of the Confirmation Order are nonseverable and mutually dependent;
     (b) all executory contracts or unexpired leases assumed by the Debtors during the Chapter 11 Cases or under the Plan shall remain in full force and effect for the benefit of the Reorganized Debtors or their assignee notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables, permits or requires termination of such contract or lease;
     (c) except as expressly provided in the Plan or the Confirmation Order, the Debtors are discharged effective upon the Confirmation Date, subject to the occurrence of the Effective Date, from any “debt” (as that term is defined in section 101(12) of the Bankruptcy Code), and the Debtors’ liability in respect thereof shall be extinguished completely, whether such debt (i) is reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or (ii) arose from (a) any agreement of the Debtors that has either been assumed or rejected in the Chapter 11 Cases or pursuant to the Plan, (b) any obligation the Debtors incurred before the Confirmation Date or (c) any conduct of the

Debtors prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;
     (d) the Canadian Senior Unsecured Notes, the Long-Dated Senior Unsecured Notes, the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes, and the Junior Subordinated Notes transferred and assigned to the Reorganized Debtors pursuant to the Plan shall be deemed cancelled, terminated and extinguished effective upon the Effective Date, except as otherwise provided in the Plan, and all Claims arising thereunder shall be deemed satisfied on the Effective Date in exchange for (i) New Notes issued by the Reorganized Debtors, (ii) New Common Interests issued by the Reorganized Debtors, and/or (iii) the Contingent Value Rights, as applicable;
     (e) the Old Preferred Interests, the Old Common Interests and the Other Equity Interests shall be deemed cancelled, terminated and extinguished effective upon the Effective Date; and
     (f) the Reorganized Debtors’ offer of New Common Interests and New Notes issued under the Plan is exempt from the registration requirements of the Securities Act pursuant to applicable securities law and the Reorganized Debtors’ issuance and sale of such New Common Interests and New Notes under the Plan are exempt from the registration requirements of the Securities Act and similar state statutes pursuant to section 1145 of the Bankruptcy Code.
     (2) The Confirmation Order shall have become a Final Order and shall not be the subject of an unresolved request for revocation under section 1144 of the Bankruptcy Code.
     (3) The Reorganized CIT Certificate of Incorporation, the Reorganized Delaware Funding Certificate of Amendment to Certificate of Formation and the Reorganized Delaware Funding Amendment to Limited Liability Company Agreement in form and substance reasonably satisfactory to the Debtors and the Steering Committee shall have been executed.
     (4) The Exchanges shall have been consummated and all documents to be executed in connection therewith shall have been executed and delivered, and all conditions precedent thereto shall have been satisfied or waived by the parties thereto.
     (5) The Debtors shall have executed and delivered all documents necessary to effectuate the issuance of New Notes and other documentation necessary to effectuate the Plan (including, without limitation, any material refinancings, modifications or amendments to any subsidiary level financing, conduits or securitizations) in form and substance reasonably satisfactory to the Steering Committee.
     (6) The Debtors shall have executed and delivered all documents necessary to effectuate the issuance of the New Common Interests in form and substance reasonably satisfactory to the Steering Committee.
     (7) All authorizations, consents and regulatory approvals required, if any, in connection with the consummation of the Plan shall have been obtained.
     (8) All other actions, documents and agreements necessary to implement the Plan shall have been effected or executed.
     (9) Proposal of the Steering Committee Nominees to the N&GC.
     (10) CIT Group Inc. or a non-Debtor subsidiary of CIT Group Inc. shall provide cash collateral to the lenders under that certain Revolving Facility Agreement, dated September 24, 2007, among CIT Finance and Leasing Corporation as borrower, Citibank (China) Co., Ltd. Shanghai Branch as bookrunner, Citibank (China) Co., Ltd. Shanghai Branch and Standard Chartered Bank (China) Limited, Shanghai Branch as mandated lead arrangers, Citibank (China) Co., Ltd. Shanghai Branch as facility agent and the financial institutions party thereto as lender, as amended, to secure the obligations of CIT Group Inc.’s Chinese subsidiaries under the foregoing facility, as set forth in more detail in the agreement attached hereto as Exhibit S.
B. Waiver of Conditions
     Each of the conditions (other than entry of the Confirmation Order in Article X.A.1) set forth in Articles IX and X.A above may be waived in whole or in part by the Debtors with the consent of the Steering Committee, not to be unreasonably withheld, conditioned or delayed, without any notice to other parties in interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Effective Date may be asserted by the Debtors or the Steering Committee regardless of the circumstances giving rise to the failure of such condition to be satisfied. The failure of the Debtors or the Steering Committee to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.
ARTICLE XI
MODIFICATIONS AND AMENDMENTS
     The Debtors may alter, amend or modify the Plan or any exhibits or schedules hereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date, with the consent of the Steering Committee which consent shall not be unreasonably withheld, conditioned or delayed. The Debtors reserve the right to include any amended exhibits or schedules in the Plan Supplement. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and to accomplish such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially adversely affect the treatment of holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.
ARTICLE XII
RETENTION OF JURISDICTION
     Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the Plan’s confirmation and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction (except with respect to the matters described under clause (a) below, as to which jurisdiction shall not be exclusive) over all matters arising out of or related to the Chapter 11 Cases and the Plan, to the fullest extent permitted by law, including jurisdiction to:
     (a) Determine any and all objections to the allowance of Claims;
     (b) Determine any and all motions to estimate Claims at any time, regardless of whether the Claim to be estimated is the subject of a pending objection, a pending appeal, or otherwise;
     (c) Hear and determine all Professional Fee Claims and other Administrative Claims;
     (d) Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which one or more of the Debtors is a party or with respect to which the Debtors may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation of any Claims arising therefrom;

     (e) Hear and determine any and all adversary proceedings, motions, applications and contested or litigated matters arising out of, under or related to, the Chapter 11 Cases;
     (f) Enter such orders as may be necessary or appropriate to execute, implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;
     (g) Hear and determine disputes arising in connection with the interpretation, implementation, consummation or enforcement of the Plan and all contracts, instruments and other agreements executed in connection with the Plan;
     (h) Hear and determine any request to modify the Plan or to cure any defect or omission or reconcile any inconsistency in the Plan or any order of the Bankruptcy Court;
     (i) Issue and enforce injunctions or other orders, or take any other action that may be necessary or appropriate to restrain any interference with the implementation, consummation or enforcement of the Plan or the Confirmation Order;
     (j) Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified or vacated;
     (k) Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order (but excluding matters arising in connection with the Senior Credit Facility, the New Notes, the New Common Interests and the Exit Facility);
     (l) Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;
     (m) Recover all assets of the Debtors and property of the Debtors’ Estate, wherever located;
     (n) Hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;
     (o) Hear and determine all disputes involving the existence, nature or scope of the Debtors’ discharge;
     (p) Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under or not inconsistent with, provisions of the Bankruptcy Code; and
     (q) Enter a final decree closing the Chapter 11 Cases.
ARTICLE XIII
MISCELLANEOUS PROVISIONS
A. Corporate Action
     Prior to, on or after the Effective Date (as appropriate), all matters expressly provided for under the Plan that would otherwise require approval of the interest holders, managers or directors of the Debtors shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable limited liability company or general corporation law of the State of Delaware without any requirement of further action by the interest holders or directors of the Debtors.
B. Professional Fee Claims
     All final requests for compensation or reimbursement of costs and expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors or any Committee (if appointed) prior to the Effective Date must be filed with the Bankruptcy Court and served on the Reorganized Debtors and their counsel no later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of costs and expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than twenty-five (25) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served. The Reorganized Debtors may pay charges that they incur on and after the Effective Date for Professionals’ fees, disbursements, expenses or related support services in the ordinary course of business and without application to the Bankruptcy Court.
C. Payment of Statutory Fees
     All fees payable under section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date. All such fees that arise after the Effective Date but before the closing of the Chapter 11 Cases shall be paid by the Reorganized Debtors.
D. Confirmation of Plan for Single Debtor
     The Plan constitutes a separate plan of reorganization for each of CIT Group Inc. and Delaware Funding. In the event that the Plan cannot be confirmed with respect to one of the Debtors, the Plan may nonetheless be confirmed with respect to the other Debtor at the request of such other Debtor.
E. Severability of Plan Provisions
     If, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.
F. Successors and Assigns
     The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that Person.
G. Discharge of Claims and Termination of Interests
     Except as otherwise provided herein or in the Confirmation Order, all consideration distributed under this Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and Interests (other than those Claims and Interests that are Unimpaired under this Plan) of any nature whatsoever against the Debtors or any of their assets or properties, and regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims and Interests. Upon the Effective Date, each of the Debtors and the Reorganized Debtors shall be deemed discharged and released under section 1141(d)(1) of the Bankruptcy Code from any and all Claims and Interests (other than those Claims and Interests that are not Impaired under this Plan), including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, and the Old Preferred Interests, the Old Common Interests and the Other Equity Interests (if any) shall be cancelled, terminated and extinguished.
     By accepting distribution pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan shall be deemed to have specifically consented to the discharge set forth in this Article XIII.G.
H. Releases
     1. Releases by the Debtors
     As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors, their Estates and the Reorganized Debtors, and any Person seeking to assert claims or exercise rights of any of the foregoing, including any successor to the Debtors, their Estates and the Reorganized Debtors or estate representative appointed or selected pursuant to Bankruptcy Code section 1123(b), shall be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the rights of the Debtors and the Reorganized Debtors to enforce the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date (including, (a) to the extent the underlying claims and causes of action are property of Delaware Funding’s Estate, the claims and causes of action asserted in the Canadian Senior Unsecured Notes Litigation and (b) to the extent the underlying claims and causes of action are property of the Debtors’ Estates, the claims and causes of action asserted in any direct or derivative litigation including but not limited to those included on the Debtors’ non-exclusive list of released derivative actions filed as a Plan Supplement), in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, the Offering Memorandum, the Plan or the Disclosure Statement, and that could have been asserted by or on behalf of the Debtors, their Estates or the Reorganized Debtors, as of the Effective Date against (i) the Debtors’ or the Debtors’ subsidiaries’ members, members of boards of managers, directors and officers (acting in such capacity or as the Debtors’ agents or employees), employees, advisors, attorneys, agents or representatives, in each case to the extent acting in any such capacity since May 8, 2009, or any of their successors or assigns (in each case acting in such capacity); (ii) the Steering Committee (in such capacity) and its current members, members of boards of managers, directors and officers (acting in such capacity or as the Steering Committee’s agents or employees), employees, equity holders, partners, affiliates, advisors, attorneys, agents or representatives, or any of its successors or assigns (in each case acting in such capacity); (iii) solely with respect to the DIP Facility and the DIP Facility Agreement, Bank of America, N.A. as Administrative Agent and L/C Issuer and Banc of America Securities LLC as Sole Lead Arranger and Sole Bookrunner; (iv) solely with respect to the Exit Facility and the Exit Facility Agreement, the Exit Facility Lender(s) and any agents under the Exit Facility; (v) solely with respect to the JPM L/C Facility or the JPM L/C Facility Agreement, JPM or any other lender under the JPM Facility Agreement (in each case acting in such capacity); (vi) The Bank of New York Mellon f/k/a The Bank of New York (as successor to J.P. Morgan Trust Company, National Association, as successor to Bank One Trust Company, N.A.) solely in its capacity as indenture trustee of the Long-Dated Senior Unsecured Notes and the Senior Unsecured Notes; (vii) Law Debenture Trust Company of New York (as successor to The Bank of New York Mellon f/k/a The Bank of New York) solely in its capacity as indenture trustee of the Canadian Senior Unsecured Notes; and (viii) Wilmington Trust Company (as successor to The Bank of New York Mellon f/k/a The Bank of New York) solely in its capacity as indenture trustee of the Senior Subordinated Notes and the Junior Subordinated Notes, provided that nothing in this paragraph shall be deemed to operate as a waiver or release from any causes of action based on willful misconduct, gross negligence, or intentional fraud, in each case as determined by a final order of a court of competent jurisdiction. For the avoidance of doubt, pursuant to this Article XIII.H.1 the Debtors, as of the Effective Date, shall be deemed to forever release, waive and discharge any and all claims and causes of action that the Debtors, the Estate or the Debtors’ affiliates may have against GSI that would constitute or effect a TRS Impairment, including without limitation any claims or causes of action arising from Bankruptcy Code sections 544, 547 and 548 relating to the Amended and Restated Confirmation and any agreements entered into by one or more of the Debtors and GSI in connection therewith.
     2. Releases by Holders of Claims and Interests
     As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, each holder of a Claim that affirmatively votes in favor of the Plan shall have agreed, solely in its capacity as the holder of such Claim, to forever release, waive and discharge all claims, defenses, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than Unimpaired Claims, claims relating to Unimpaired Claims, and the rights to enforce the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder) and including the claims and causes of action asserted in the Canadian Senior Unsecured Notes Litigation against any and all present or future defendants named in the Canadian Senior Unsecured Notes Litigation, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, the Debtors’ prepetition restructuring efforts, the Offering Memorandum, the Plan, the Disclosure Statement, or the JPM L/C Facility or the JPM L/C Facility Agreement, against: (i) the Debtors and the Reorganized Debtors and their respective subsidiaries; (ii) the Debtors’ and their subsidiaries’ members, members of boards of managers, directors and employees, advisors, attorneys, agents or representatives, officers (acting in such capacity or as the Debtors’ agents or employees) in each case to the extent acting in any such capacity since May 8, 2009, or any of their successors or assigns (in each case acting in such capacity); and (iii) the Steering Committee (in such capacity) and its current members, members of boards of managers, directors and officers, employees, advisors, attorneys, agents or representatives (acting in such capacity or as the Steering Committee’s agents or employees), or any of its successors or assigns (in each case acting in such capacity), each as of the Effective Date, provided that nothing in this paragraph shall be deemed to operate as a waiver or release from any causes of action based on willful misconduct, gross negligence or intentional fraud, in each case as determined by a final order of a court of competent jurisdiction. For the avoidance of doubt, nothing herein shall release any non-Debtor party from any contractual obligations.
I. Injunction
     Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, subject to the occurrence of the Effective Date, all Persons that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the Debtors or their property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any Lien; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (v) commencing or continuing any action, in each case in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.
     By accepting distribution pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan shall be deemed to have specifically consented to the injunctions set forth in this Article XIII.I.

J. Exculpation and Limitation of Liability
     The Reorganized Debtors, the Debtors, the Estate, their subsidiaries, any Committee, the Steering Committee, Bank of America, N.A. as Administrative Agent and L/C Issuer and Banc of America Securities LLC as Sole Lead Arranger and Sole Bookrunner (solely with respect to the DIP Facility and the DIP Facility Agreement), the Exit Facility Lender(s) and any agents under the Exit Facility (solely with respect to the Exit Facility and the Exit Facility Agreement), JPM or any other lender under the JPM Facility Agreement (in each case acting in such capacity and solely with respect to the JPM L/C Facility or the JPM L/C Facility Agreement), The Bank of New York Mellon f/k/a The Bank of New York (as successor to J.P. Morgan Trust Company, National Association, as successor to Bank One Trust Company, N.A.) solely in its capacity as indenture trustee of the Long-Dated Senior Unsecured Notes and the Senior Unsecured Notes, Law Debenture Trust Company of New York (as successor to The Bank of New York Mellon f/k/a The Bank of New York) solely in its capacity as indenture trustee of the Canadian Senior Unsecured Notes, Wilmington Trust Company (as successor to The Bank of New York Mellon f/k/a The Bank of New York) solely in its capacity as indenture trustee of the Senior Subordinated Notes and the Junior Subordinated Notes, Depository Trust Company and any other depositories (foreign or domestic) at which the Debtors’ securities are held solely in their capacity as depositories for the Debtors’ securities and facilitators of the Plan solicitation and election process and any and all of their respective current or former members, officers, directors, members of boards of managers, employees, equity holders, partners, affiliates, advisors, attorneys, agents or representatives, or any of their successors or assigns, shall not have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective members, officers, directors, managers, employees, equity holders, partners, affiliates, advisors, attorneys, agents or representatives, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of, the administration of the Chapter 11 Cases, the negotiation of the terms of the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, gross negligence or intentional fraud as determined by a final order of a court of competent jurisdiction, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities with respect to the Chapter 11 Cases and the Plan.
     Notwithstanding any other provision of the Plan, but without limiting the releases provided in the Plan or affecting the status or treatment of any Claim Allowed pursuant to the Plan, no holder of a Claim or Interest, no other party in interest, none of their respective members, officers, directors, managers, employees, equity holders, partners, affiliates, subsidiaries, advisors, attorneys, agents or representatives, and no successors or assigns of the foregoing, shall have any right of action against the Reorganized Debtors, the Debtors, their Estates, their subsidiaries, any Committee, the Steering Committee, Bank of America, N.A. as Administrative Agent and L/C Issuer and Banc of America Securities LLC as Sole Lead Arranger and Sole Bookrunner (solely with respect to the DIP Facility and the DIP Facility Agreement), the Exit Facility Lender(s) and any agents under the Exit Facility (solely with respect to the Exit Facility and the Exit Facility Agreement), JPM or any other lender under the JPM Facility Agreement (in each case acting in such capacity and solely with respect to the JPM L/C Facility or the JPM L/C Facility Agreement), The Bank of New York Mellon f/k/a The Bank of New York (as successor to J.P. Morgan Trust Company, National Association, as successor to Bank One Trust Company, N.A.) solely in its capacity as indenture trustee of the Long-Dated Senior Unsecured Notes and the Senior Unsecured Notes, Law Debenture Trust Company of New York (as successor to The Bank of New York Mellon f/k/a The Bank of New York) solely in its capacity as indenture trustee of the Canadian Senior Unsecured Notes, Wilmington Trust Company (as successor to The Bank of New York Mellon f/k/a The Bank of New York) solely in its capacity as indenture trustee of the Senior Subordinated Notes and the Junior Subordinated Notes, Depository Trust Company and any other depositories at which the Debtors’ securities are held solely in their capacity as distribution agents for the Debtors or any of their respective current or former members, officers, directors, managers, employees, equity holders, partners, affiliates, subsidiaries, advisors, attorneys, agents or representatives, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of, the administration of the Chapter 11 Cases, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence as determined by a final order of a court of competent jurisdiction.

K. Enforcement of Subordination
     The classification and manner of satisfying all Claims and Interests under the Plan takes into consideration all subordination rights, if any, whether arising by contract, under general principles of equitable subordination, sections 510 or 1129(b) (2) of the Bankruptcy Code, or otherwise. All holders in any Class that votes to accept the Plan shall have been deemed to have waived all such subordination rights and shall be permanently enjoined and estopped from enforcing such subordination rights. To the extent that any such rights have not otherwise been expressly taken into account by the Plan, all such rights are not waived and are hereby expressly reserved.
L. Term of Injunctions or Stays
     Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.
M. Binding Effect
     The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Interests in the Debtors, whether or not such holders will receive or retain any property or interest in property under the Plan, their respective successors and assigns, including, without limitation, the Reorganized Debtors, and all other parties in interest in the Chapter 11 Cases.
N. Revocation, Withdrawal or Non-Consummation
     The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file other plans of reorganization. If the Debtors revoke or withdraw the Plan, or if confirmation or consummation of the Plan does not occur, then (i) the Plan shall be null and void in all respects, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (ii) nothing contained in the Plan, and no acts taken in preparation for consummation of or statements made in the Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person, (b) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or (c) constitute an admission of any sort by the Debtors or any other Person. If this Plan is not confirmed, then the treatment of the Claims under this Plan (a) shall not be deemed an admission of any kind by the holders of the Claims or a waiver of any rights or claims by the holders of the Claims, and (b) shall have no collateral estoppel, presumptive or evidentiary effect of any kind in any other matter or proceeding in this Chapter 11 Cases or in any Chapter 7 proceedings with respect to the Debtors.
O. Committees
     On the Effective Date, the duties of any Committee (if appointed) shall terminate, except with respect to any application for compensation or reimbursement of costs and expenses in connection with services rendered prior to the Effective Date.

P. Plan Supplement
     Any and all exhibits, lists or schedules referred to herein but not filed with the Plan, including the New Notes Indenture, shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least five (5) days prior to the date of the commencement of the Confirmation Hearing. Thereafter, any Person may examine the Plan Supplement in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Article XIII.Q hereof.
Q. Notices to Debtors, the Steering Committee
     Any notice, request or demand required or permitted to be made or provided under the Plan shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first-class mail or (e) facsimile transmission, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:
(1)	IF TO THE DEBTORS:
CIT Group Inc.
Corporate Legal
One CIT Drive
Livingston, NJ 07041
Attn: Robert Ingato
Facsimile: 973-740-5264
     with copies to:
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
One Rodney Square
P.O. Box 636
Wilmington, DE 19899
Attn: Gregg M. Galardi, Esq.
Facsimile: 302-651-3001
     or if by hand or courier:
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
One Rodney Square
10th & King Streets
7th Floor
Wilmington, DE 19801
Attn: Gregg M. Galardi, Esq.
Facsimile: 302-651-3001

     with copies to:
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
333 West Wacker Drive
Chicago, Illinois 60606
Attn: Chris L. Dickerson, Esq.
Facsimile: 312-407-0411
(2)	IF TO THE STEERING COMMITTEE:
PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
1285 Avenue of the Americas
New York, NY 10019
Attn: Andrew N. Rosenberg, Esq.
Attn: Alice Belisle Eaton, Esq.
Facsimile:212-757-3990
R. Governing Law
     Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), (i) the laws of the State of Delaware shall govern the construction and implementation of the Plan, (ii) except as expressly provided otherwise in any agreements, documents and instruments executed in connection with the Plan, the laws of the State of Delaware shall govern the construction and implementation of such agreements, documents and instruments, and (iii) the laws of the state of incorporation, organization or formation of the Debtors shall govern corporate governance matters with respect to the Debtors, in each case without giving effect to the principles of conflicts of law thereof.
S. Prepayment
     Except as otherwise provided in the Plan or the Confirmation Order, the Debtors shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.
T. Section 1125(e) of the Bankruptcy Code
     As of the Confirmation Date, the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtors and each of their affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys and other professionals have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the New Notes, the New Common Interests and the Contingent Value Rights under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of the New Notes, the New Common Interests and the Contingent Value Rights under the Plan.

Dated: New York, New York
December 7, 2009

CIT Group Inc.

By:
Its:

Debtor and Debtor in Possession

CIT Group Funding Company of Delaware LLC

By:
Its:

Debtor and Debtor in Possession

Gregg M. Galardi, Esq.
J. Gregory St. Clair, Esq.
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Four Times Square
New York, New York 10036
(212) 735-3000

— and —

Chris L. Dickerson, Esq.
Jessica Kumar, Esq.
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
333 West Wacker Drive
Chicago, Illinois 60606
(312) 407-0700

Proposed Counsel for the Debtors and Debtors in Possession

FINALIZED EXHIBITS TO THE PLAN WILL BE FILED ON THE
COURT’S DOCKET WITHIN THREE (3) BUSINESS DAYS OF ENTRY
OF CONFIRMATION ORDER
PLEASE REFER TO DOCKET NO. 186
FOR PRIOR VERSIONS OF SUCH EXHIBITS

SCHEDULE 1
TO
MODIFIED SECOND AMENDED PREPACKAGED REORGANIZATION PLAN OF CIT GROUP
INC. AND CIT GROUP FUNDING COMPANY OF DELAWARE LLC
LIST OF SENIOR UNSECURED NOTES
(EXCLUDING 2015 HYBRID CONVERTIBLE/EQUITY NOTES)

Outstanding
Title	Principal Amount	CUSIP/ISIN
6.875% Notes due November 1, 2009	USD 300,000,000	12560PCL3
4.125% Notes due November 3, 2009	USD 500,000,000	125581AM0
3.85% Notes due November 15, 2009	USD 1,959,000	12557WJP7
4.63% Notes due November 15, 2009	USD 1,349,000	12557WLV1
5.05% Notes due November 15, 2009	USD 2,800,000	12557WPC9
5.00% Notes due November 15, 2009	USD 4,217,000	12557WB26
5.00% Notes due November 15, 2009	USD 5,083,000	12557WB59
5.00% Notes due November 15, 2009	USD 6,146,000	12557WB83
3.95% Notes due December 15, 2009	USD 3,314,000	12557WJV4
4.80% Notes due December 15, 2009	USD 2,073,000	12557WMB4
4.70% Notes due December 15, 2009	USD 285,000	12557WPL9
4.85% Notes due December 15, 2009	USD 582,000	12557WPU9
6.25% Notes due December 15, 2009	USD 63,703,000	12557WSJ1
6.50% Notes due December 15, 2009	USD 40,994,000	12557WSM4
Floating Rate Notes due December 21, 2009	USD 113,000,000	12560PDL2
4.25% Notes due February 1, 2010	USD 750,000,000	125581AQ1
4.05% Notes due February 15, 2010	USD 4,172,000	12557WKE0
5.15% Notes due February 15, 2010	USD 1,918,000	12557WQC8
5.05% Notes due February 15, 2010	USD 1,497,000	12557WQL8
6.50% Notes due February 15, 2010	USD 58,219,000	12557WSX0
6.25% Notes due February 15, 2010	USD 44,138,000	12557WTE1
Floating Rate Notes due March 1, 2010	CHF 100,000,000	CH00293 82659
2.75% Notes due March 1, 2010	CHF 50,000,000	CH0029407191
Floating Rate Notes due March 12, 2010	USD 1,000,000,000	125581CX4
4.30% Notes due March 15, 2010	USD 1,822,000	12557WKL4
5.05% Notes due March 15, 2010	USD 4,241,000	12557WMH1
5.15% Notes due March 15, 2010	USD 6,375,000	12557WMP3
4.90% Notes due March 15, 2010	USD 297,000	12557WQU8
4.85% Notes due March 15, 2010	USD 784,000	12557WRC7
6.50% Notes due March 15, 2010	USD 33,677,000	12557WTL5
Floating Rate Notes due March 22, 2010	USD 150,000,000	12560PFN6

Schedule-1-1

Outstanding
Title	Principal Amount	CUSIP/ISIN
4.45% Notes due May 15, 2010	USD 3,980,000	12557WKS9
5.25% Notes due May 15, 2010	USD 2,414,000	12557WMV0
4.30% Notes due June 15, 2010	USD 1,013,000	12557WKX8
4.35% Notes due June 15, 2010	USD 1,419,000	12557WLE9
5.30% Notes due June 15, 2010	USD 2,622,000	12557WNB3
4.60% Notes due August 15, 2010	USD 1,131,000	12557WLL3
5.45% Notes due August 15, 2010	USD 11,920,000	12557WNH0
5.50% Notes due August 15, 2010	USD 1,511,000	12557WA92
4.25% Notes due September 15, 2010	USD 295,000	12557WLS8
5.25% Notes due September 15, 2010	USD 11,403,000	12557WNR8
5.20% Notes due November 3, 2010	USD 500,000,000	125577AS5
Floating Rate Notes due November 3, 2010	USD 474,000,000	125577AT3
5.05% Notes due November 15, 2010	USD 9,054,000	12557WLY5
5.25% Notes due November 15, 2010	USD 6,349,000	12557WNZ0
5.25% Notes due November 15, 2010	USD 12,292,000	12557WC33
5.25% Notes due November 15, 2010	USD 1,686,000	12557WC74
4.75% Notes due December 15, 2010	USD 750,000,000	12560PDB4
5.00% Notes due December 15, 2010	USD 5,842,000	12557WME8
5.05% Notes due December 15, 2010	USD 5,926,000	12557WPH8
4.90% Notes due December 15, 2010	USD 3,188,000	12557WPR6
5.25% Notes due December 15, 2010	USD 807,000	12557WSE2
6.50% Notes due December 15, 2010	USD 12,177,000	12557WSR3
6.50% Notes due January 15, 2011	USD 17,752,000	12557WSV4
4.72% Notes due February 10, 2011	CAD 400,000,000	125581AU2
5.15% Notes due February 15, 2011	USD 2,158,000	12557WPZ8
5.15% Notes due February 15, 2011	USD 1,458,000	12557WQH7
6.60% Notes due February 15, 2011	USD 25,229,000	12557WTB7
Floating Rate Notes due February 28, 2011(1)	GBP 70,000,000	XS0245933 121
5.05% Notes due March 15, 2011	USD 1,560,000	12557WML2
5.00% Notes due March 15, 2011	USD 1,001,000	12557WQR5
4.90% Notes due March 15, 2011	USD 806,000	12557WQZ7
5.00% Notes due March 15, 2011	USD 1,589,000	12557WRH6
6.75% Notes due March 15, 2011	USD 7,604,000	12557WTJ0
6.50% Notes due March 15, 2011	USD 6,187,000	12557WTQ4
5.15% Notes due April 15, 2011	USD 957,000	12557WMS7
Floating Rate Notes due April 27, 2011	USD 280,225,000	125581BA5
5.60% Notes due April 27, 2011	USD 750,000,000	125581AZ1
5.40% Notes due May 15, 2011	USD 1,283,000	12557WMY4
5.35% Notes due June 15, 2011	USD 558,000	12557WNE7
Floating Rate Notes due July 28, 2011	USD 669,500,000	125581BE7
5.80% Notes due July 28, 2001	USD 550,000,000	125581BF4
5.35% Notes due August 15, 2011	USD 2,254,000	12557WNM9
5.20% Notes due September 15, 2001	USD 2,685,000	12557WNV9

Schedule-1-2

Outstanding
Title	Principal Amount	CUSIP/ISIN
Floating Rate Notes due September 21, 2011(1)	GBP 40,000,000	XS0268935698
4.25% Notes due September 22, 2011(2)	EUR 750,000,000	XS0201605192
5.20% Notes due November 15, 2001	USD 7,392,000	12557WPD7
5.25% Notes due November 15, 2011	USD 4,427,000	12557WB34
5.25% Notes due November 15, 2011	USD 5,175,000	12557WB67
5.25% Notes due November 15, 2011	USD 4,944,000	12557WB91
Floating Rate Notes due November 30, 2011(1)	EUR 500,000,000	XS0275670965
4.85% Notes due December 15, 2011	USD 482,000	12557WPM7
5.00% Notes due December 15, 2011	USD 1,685,000	12557WPV7
5.40% Notes due February 13, 2012	USD 479,996,000	125581CT3
Floating Rate Notes due February 13, 2012	USD 654,250,000	125581CU0
5.25% Notes due February 15, 2012	USD 2,937,000	12557WQD6
5.15% Notes due February 15, 2012	USD 1,532,000	12557WQM6
7.25% Notes due February 15, 2012	USD 30,577,000	12557WSY8
7.00% Notes due February 15, 2012	USD 17,676,000	12557WTF8
5.00% Notes due March 15, 2012	USD 482,000	12557WQV6
5.00% Notes due March 15, 2012	USD 1,059,000	12557WRD5
7.25% Notes due March 15, 2012	USD 13,609,000	12557WTM3
7.75% Notes due April 2, 2012	USD 259,646,000	125581AB4
5.75% Notes due August 15, 2012	USD 466,000	12557WA68
3.80% Notes due November 14, 2012(1)	EUR 450,000,000	XS0234935434
5.50% Notes due November 15, 2012	USD 2,711,000	12557WC41
5.50% Notes due November 15, 2012	USD 1,381,000	12557WC82
7.63% Notes due November 30, 2012	USD 1,277,653,000	125577AZ9
5.50% Notes due December 15, 2012	USD 495,000	12557WSF9
7.00% Notes due December 15, 2012	USD 36,343,000	12557WSK8
7.25% Notes due December 15, 2012	USD 19,425,000	12557WSN2
7.30% Notes due December 15, 2012	USD 11,775,000	12557WSS1
Floating Rate Notes due December 21, 2012	USD 290,705,000	12560PEP2
6.15% Notes due January 15, 2013	USD 29,038,000	12557WAZ4
6.25% Notes due January 15, 2013	USD 62,461,000	12557WBC4
6.15% Notes due January 15, 2013	USD 52,560,000	12557WBF7
6.25% Notes due January 15, 2013	USD 53,967,000	12557WBJ9
7.50% Notes due January 15, 2013	USD 27,292,000	12557WSW2
6.25% Notes due February 15, 2013	USD 22,781,000	12557WBM2
6.20% Notes due February 15, 2013	USD 24,387,000	12557WBQ3
6.00% Notes due February 15, 2013	USD 22,368,000	12557WBT7
7.60% Notes due February 15, 2013	USD 23,615,000	12557WTC5
6.15% Notes due February 15, 2013	USD 23,318,000	12557WBW0
5.40% Notes due March 7, 2013	USD 483,516,000	125581AX6
7.75% Notes due March 15, 2013	USD 18,242,000	12557WTK7
7.90% Notes due March 15, 2013	USD 17,591,000	12557WTN1
7.25% Notes due March 15, 2013	USD 5,350,000	12557WTR2

Schedule-1-3

Outstanding
Title	Principal Amount	CUSIP/ISIN
6.00% Notes due March 15, 2013	USD 26,178,000	12557WBZ3
6.00% Notes due March 15, 2013	USD 27,547,000	12557WCC3
6.10% Notes due March 15, 2013	USD 27,499,000	12557WCF6
6.25% Notes due March 15, 2013	USD 26,121,000	12557WCJ8
6.15% Notes due April 15, 2013	USD 24,593,000	12557WCM1
6.15% Notes due April 15, 2013	USD 28,983,000	12557WCQ2
6.05% Notes due April 15, 2013	USD 19,386,000	12557WCT6
6.05% Notes due May 15, 2013	USD 44,494,000	12557WCW9
4.95% Notes due May 15, 2013	USD 9,133,000	12557WCZ2
4.95% Notes due May 15, 2013	USD 11,492,000	12557WDC2
4.88% Notes due June 15, 2013	USD 6,237,000	12557WDF5
4.85% Notes due June 15, 2013	USD 7,956,000	12557WDJ7
4.60% Notes due June 15, 2013	USD 9,421,000	12557WDM0
4.45% Notes due June 15, 2013	USD 5,051,000	12557WDQ1
Floating Rate Notes due June 20, 2013(1)	EUR 500,000,000	XS0258343564
5.05% Notes due July 15, 2013	USD 5,228,000	12557WEF4
4.65% Notes due July 15, 2013	USD 9,267,000	12557WDT5
4.75% Notes due July 15, 2013	USD 2,318,000	12557WDW8
5.00% Notes due July 15, 2013	USD 15,182,000	12557WDZ1
4.75% Notes due July 15, 2013	USD 5,779,000	12557WEC1
5.30% Notes due August 15, 2013	USD 7,479,000	12557WEJ6
5.50% Notes due August 15, 2013	USD 2,903,000	12557WEM9
5.50% Notes due August 15, 2013	USD 6,810,000	12557WEQ0
5.40% Notes due September 15, 2013	USD 2,445,000	12557WET4
5.50% Notes due September 15, 2013	USD 4,171,000	12557WEW7
5.25% Notes due September 15, 2013	USD 4,374,000	12557WEZ0
5.20% Notes due September 15, 2013	USD 4,378,000	12557WFC0
5.20% Notes due October 15, 2013	USD 5,497,000	12557WFF3
5.20% Notes due October 15, 2013	USD 8,130,000	12557WFJ5
5.25% Notes due October 15, 2013	USD 3,359,000	12557WFM8
5.30% Notes due November 15, 2013	USD 3,146,000	12557WFQ9
5.10% Notes due November 15, 2013	USD 7,480,000	12557WFT3
5.40% Notes due December 15, 2013	USD 5,783,000	12557WFW6
5.20% Notes due December 15, 2013	USD 7,241,000	12557WFZ9
5.10% Notes due January 15, 2014	USD 2,897,000	12557WGC9
4.85% Notes due January 15, 2014	USD 1,333,000	12557WGF2
5.00% Notes due February 13, 2014	USD 671,749,000	125581AH1
5.00% Notes due February 15, 2014	USD 5,957,000	12557WGJ4
4.90% Notes due February 15, 2014	USD 1,958,000	12557WGM7
7.85% Notes due February 15, 2014	USD 23,034,000	12557WSZ5
7.65% Notes due February 15, 2014	USD 10,897,000	12557WTG6
4.80% Notes due March 15, 2014	USD 4,492,000	12557WGQ8
4.60% Notes due March 15, 2014	USD 4,211,000	12557WGT2

Schedule-1-4

Outstanding
Title	Principal Amount	CUSIP/ISIN
7.85% Notes due March 15, 2014	USD 4,573,000	12557WTS0
4.80% Notes due April 15, 2014	USD 2,177,000	12557WGW5
5.10% Notes due April 15, 2014	USD 5,735,000	12557WGZ8
5.00% Notes due May 13, 2014(2)	EUR 463,405,000	XS0192461837
5.25% Notes due May 15, 2014	USD 4,898,000	12557WHC8
5.80% Notes due May 15, 2014	USD 11,357,000	12557WHF1
5.70% Notes due June 15, 2014	USD 8,890,000	12557WHJ3
5.75% Notes due June 15, 2014	USD 10,815,000	12557WHM6
5.75% Notes due June 15, 2014	USD 1,930,000	12557WRU7
5.85% Notes due June 15, 2014	USD 1,593,000	12557WRX1
6.00% Notes due June 15, 2014	USD 10,892,000	12557WSA0
5.65% Notes due July 15, 2014	USD 8,504,000	12557WHQ7
5.30% Notes due July 15, 2014	USD 10,005,000	12557WHT1
5.20% Notes due August 15, 2014	USD 5,691,000	12557WHW4
5.30% Notes due August 15, 2014	USD 3,915,000	12557WHZ7
6.00% Notes due August 15, 2014	USD 2,555,000	12557WA27
6.00% Notes due August 15, 2014	USD 2,389,000	12557WA76
5.25% Notes due September 15, 2014	USD 16,332,000	12557WJC6
5.05% Notes due September 15, 2014	USD 17,112,000	12557WJF9
5.125% Notes due September 30, 2014	USD 638,267,000	125581AK4
4.90% Notes due October 15, 2014	USD 5,520,000	12557WJJ1
5.10% Notes due October 15, 2014	USD 13,944,000	12557WJM4
5.05% Notes due November 15, 2014	USD 7,238,000	12557WJQ5
5.50% Notes due December 1, 2014(2)	GBP 480,000,000	XS0207079764
5.125% Notes due December 15, 2014	USD 7,632,000	12557WJT9
5.10% Notes due December 15, 2014	USD 18,101,000	12557WJW2
5.05% Notes due January 15, 2015	USD 6,302,000	12557WJZ5
5.00% Notes due February 1, 2015	USD 671,141,000	125581AR9
4.95% Notes due February 15, 2015	USD 6,678,000	12557WKC4
4.90% Notes due February 15, 2015	USD 6,848,000	12557WKF7
7.90% Notes due February 15, 2015	USD 24,329,000	12557WTD3
5.10% Notes due March 15, 2015	USD 12,247,000	12557WKJ9
5.05% Notes due March 15, 2015	USD 2,575,000	12557WKM2
4.25% Notes due March 17, 2015(2)	EUR 412,500,000	XS0215269670
5.375% Notes due April 15, 2015	USD 6,369,000	12557WKQ3
5.25% Notes due May 15, 2015	USD 15,954,000	12557WKT7
5.30% Notes due May 15, 2015	USD 27,090,000	12557WKW0
5.10% Notes due June 15, 2015	USD 14,930,000	12557WKZ3
5.05% Notes due June 15, 2015	USD 10,912,000	12557WLA7
5.20% Notes due June 15, 2015	USD 8,322,000	12557WLF6
5.30% Notes due August 15, 2015	USD 10,741,000	12557WLJ8
5.375% Notes due August 15, 2015	USD 15,892,000	12557WLM1
5.25% Notes due September 15, 2015	USD 11,241,000	12557WLQ2

Schedule-1-5

Outstanding
Title	Principal Amount	CUSIP/ISIN
5.10% Notes due September 15, 2015	USD 4,898,000	12557WLT6
5.50% Notes due November 15, 2015	USD 4,016,000	12557WLW9
5.80% Notes due November 15, 2015	USD 7,456,000	12557WLZ2
5.75% Notes due December 15, 2015	USD 8,155,000	12557WMC2
5.80% Notes due December 15, 2015	USD 12,621,000	12557WMF5
5.40% Notes due January 30, 2016	USD 604,263,000	125581AW8
5.85% Notes due March 15, 2016	USD 14,372,000	12557WMJ7
5.80% Notes due March 15, 2016	USD 11,705,000	12557WMM0
6.00% Notes due March 15, 2016	USD 69,046,000	12557WMQ1
5.88% Notes due April 15, 2016	USD 4,888,000	12557WMT5
6.05% Notes due May 15, 2016	USD 14,943,000	12557WMW8
6.15% Notes due May 15, 2016	USD 18,636,000	12557WMZ1
6.10% Notes due June 15, 2016	USD 15,478,000	12557WNC1
6.10% Notes due June 15, 2016	USD 17,660,000	12557WNF4
6.20% Notes due August 15, 2016	USD 37,135,000	12557WNJ6
6.13% Notes due August 15, 2016	USD 36,401,000	12557WNN7
5.85% Notes due September 15, 2016	USD 391,533,000	12558 1CS5
6.05% Notes due September 15, 2016	USD 31,772,000	12557WNS6
5.95% Notes due September 15, 2016	USD 11,219,000	12557WNW7
4.65% Notes due September 19, 2016	EUR 474,000,000	XS0268133799
6.00% Notes due November 15, 2016	USD 29,155,000	12557WPA3
5.95% Notes due November 15, 2016	USD 13,264,000	12557WPE5
Floating Rate Notes due December 14, 2016	USD 34,452,000	12560PDK4
5.80% Notes due December 15, 2016	USD 35,842,000	12557WPJ4
5.65% Notes due December 15, 2016	USD 8,701,000	12557WPN5
5.70% Notes due December 15, 2016	USD 9,571,000	12557WPS4
5.70% Notes due December 15, 2016	USD 9,817,000	12557WPW5
5.50% Notes due December 20, 2016	GBP 367,400,000	XS0278525992
5.65% Notes due February 13, 2017	USD 548,087,000	125577AY2
5.85% Notes due February 15, 2017	USD 7,724,000	12557WQA2
5.95% Notes due February 15, 2017	USD 11,074,000	12557WQE4
5.85% Notes due February 15, 2017	USD 6,471,000	12557WQJ3
5.80% Notes due February 15, 2017	USD 7,792,000	12557WQN4
Floating Rate Notes due March 15, 2017	USD 50,000,000	12560PDR9
5.75% Notes due March 15, 2017	USD 6,741,000	12557WQS3
5.75% Notes due March 15, 2017	USD 13,498,000	12557WQW4
5.70% Notes due March 15, 2017	USD 9,533,000	12557WRA1
5.65% Notes due March 15, 2017	USD 5,935,000	12557WRE3
5.75% Notes due March 15, 2017	USD 10,298,000	12557WRJ2
5.75% Notes due May 15, 2017	USD 2,708,000	12557WRL7
5.80% Notes due May 15, 2017	USD 3,779,000	12557WRN3
5.80% Notes due May 15, 2017	USD 5,038,000	12557WRQ6
5.3 8% Notes due June 15, 2017(5)	GBP 300,000,000	XS027632734

Schedule-1-6

Outstanding
Title	Principal Amount	CUSIP/ISIN
6.00% Notes due June 15, 2017	USD 23,842,000	12557WRS2
6.00% Notes due June 15, 2017	USD 8,205,000	12557WRV5
6.10% Notes due June 15, 2017	USD 6,648,000	12557WRY9
6.25% Notes due June 15, 2017	USD 10,535,000	12557WSB8
6.25% Notes due August 15, 2017	USD 1,190,000	12557WA35
6.25% Notes due November 15, 2017	USD 8,958,000	12557WB42
6.25% Notes due November 15, 2017	USD 11,778,000	12557WB75
6.25% Notes due November 15, 2017	USD 6,339,000	12557WC25
6.40% Notes due November 15, 2017	USD 3,404,000	12557WC58
6.50% Notes due November 15, 2017	USD 2,197,000	12557WC90
10-Year Forward Rate Bias Notes due December 11, 2017(3)	USD 500,000,000	N/A
6.50% Notes due December 15, 2017	USD 556,000	12557WSG7
7.50% Notes due December 15, 2017	USD 24,275,000	12557WSL6
7.75% Notes due December 15, 2017	USD 14,936,000	12557WSP7
7.80% Notes due December 15, 2017	USD 8,731,000	12557WST9
5.80% Senior Notes due October 1, 2036(4)	USD 316,015,000	12560PFP1

(1)	Listed on the London Stock Exchange. Following consummation of the Plan, the Debtors intend to delist these notes from the London Stock Exchange’s Gilt Edged and Fixed Interest Market.

(2)	Listed on the Luxembourg Stock Exchange. Following consummation of the Plan, the Debtors intend to delist these notes from the Luxembourg Stock Exchange.

(3)	These securities are not listed with the Depository Trust Company.

(4)	The 5.80% Senior Notes due October 1, 2036 have a put right on October 1, 2018.

(5)	The 5.38% Notes due June 15, 2017 have a put right on June 15, 2010.

Schedule-1-7

SCHEDULE 2
TO
MODIFIED SECOND AMENDED PREPACKAGED REORGANIZATION PLAN OF CIT GROUP
INC. AND CIT GROUP FUNDING COMPANY OF DELAWARE LLC
LIST OF LONG-DATED SENIOR UNSECURED NOTES

Outstanding
Title of Long-Dated Senior Unsecured Notes	Principal Amount	CUSIP/ISIN
6.25% Notes due August 15, 2021	USD 43,204,000	12557WNP2
6.35% Notes due August 15, 2021	USD 19,139,000	12557WNK3
6.15% Notes due September 15, 2021	USD 27,174,000	12557WNX5
6.25% Notes due September 15, 2021	USD 38,817,000	12557WNT4
6.10% Notes due November 15, 2021	USD 63,647,000	12557WPF2
6.25% Notes due November 15, 2021	USD 35,172,000	12557WPB1
5.85% Notes due December 15, 2021	USD 14,529,000	12557WPP0
5.875% Notes due December 15, 2021	USD 18,181,000	12557WPT2
5.90% Notes due December 15, 2021	USD 18,463,000	12557WPX3
6.00% Notes due December 15, 2021	USD 58,477,000	12557WPK1
5.95% Notes due February 15, 2022	USD 12,325,000	12557WQP9
6.00% Notes due February 15, 2022	USD 47,741,000	12557WQB0
6.00% Notes due February 15, 2022	USD 36,570,000	12557WQK0
6.05% Notes due February 15, 2022	USD 24,258,000	12557WQF1
5.85% Notes due March 15, 2022	USD 12,016,000	12557WQX2
5.85% Notes due March 15, 2022	USD 15,025,000	12557WRB9
5.85% Notes due March 15, 2022	USD 19,227,000	12557WRF0
5.90% Notes due March 15, 2022	USD 8,296,000	12557WQT1
5.95% Notes due March 15, 2022	USD 27,181,000	12557WRK9
6.00% Notes due May 15, 2022	USD 13,726,000	12557WRM5
6.00% Notes due May 15, 2022	USD 18,355,000	12557WRP8
6.00% Notes due May 15, 2022	USD 11,441,000	12557WRR4
6.15% Notes due June 15, 2022	USD 30,302,000	12557WRT0
6.20% Notes due June 15, 2022	USD 6,819,000	12557WRW3
6.25% Notes due June 15, 2022	USD 4,611,000	12557WRZ6
6.50% Notes due June 15, 2022	USD 15,028,000	12557WSC6
6.50% Notes due August 15, 2022	USD 1,457,000	12557WA43
6.50% Notes due August 15, 2022	USD 397,000	12557WA84
6.70% Notes due November 15, 2022	USD 1,930,000	12557WC66
6.75% Notes due November 15, 2022	USD 2,609,000	12557WSD4
6.75% Notes due December 15, 2022	USD 676,000	12557WSH5
6.00% Notes due April 1, 2036	USD 309,021,000	125581AY4
2.83% Notes due April 2, 2036(1)	JPY 20,000,000,000	XS0249719534

(1)	These securities are not listed with the Depository Trust Company (“DTC”).

Schedule-2-1

EXHIBIT B
(Notice of Confirmation)

SKADDEN, ARPS, SLATE, MEAGHER
  & FLOM LLP
Four Times Square
New York, New York 10036
(212) 735-3000
Gregg M. Galardi
J. Gregory St. Clair
Proposed Counsel for Debtors and
  Debtors-in-Possession
     UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

X
:
In re:	:	Chapter 11
:
CIT GROUP INC. and	:	Case No. 09-16565 (ALG)
CIT GROUP FUNDING COMPANY	:
OF DELAWARE LLC,	:
:
Debtors.	:	(Jointly Administered)
:
X
NOTICE OF (I) CONFIRMATION OF MODIFIED SECOND AMENDED PREPACKAGED REORGANIZATION PLAN OF CIT GROUP INC. AND CIT GROUP FUNDING COMPANY OF DELAWARE LLC UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, (II) THE OCCURRENCE OF THE EFFECTIVE DATE AND (III) DEADLINE FOR FILING APPLICATIONS FOR PROFESSIONAL FEES
     PLEASE TAKE NOTICE that on December ___, 2009, this Court entered the Findings of Fact, Conclusions of Law and Order (I) Approving (A) the Debtors’ Disclosure Statement Pursuant to Sections 1125 and 1126(c) of the Bankruptcy Code, (B) Solicitation of Votes and Voting Procedures, and (C) Forms of Ballots, and (II) Confirming the Modified Second Amended Prepackaged Reorganization Plan of CIT Group and CIT Group Funding Company of Delaware LLC (the “Confirmation Order”) [Docket No. ___] in the chapter 11 cases of the above-captioned debtors and debtors in possession (the “Debtors”). Pursuant to the Confirmation Order, this Court confirmed the Modified Second Amended Prepackaged Reorganization Plan of CIT Group and CIT Group Funding Company of Delaware LLC (the

“Plan”) 1, which confirmed Plan was filed with the Court on December ___, 2009 [Docket No. ___].
     PLEASE TAKE NOTICE that on December ___, 2009, the Effective Date under the Plan occurred.
     PLEASE TAKE FURTHER NOTICE THAT, pursuant to the Confirmation Order, each professional person or firm retained by order of the Court or requesting compensation in the Chapter 11 Cases pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code, other than professionals that the Debtor is authorized to pay in the ordinary course of business, must file and serve an application for an allowance of final compensation and reimbursement of expenses incurred through the Effective Date no later than ___, 2010.
     PLEASE TAKE FURTHER NOTICE that copies of the pleadings filed in these chapter 11 cases can be obtained by using the Bankruptcy Court’s electronic case filing system at www.nysb.uscourts.gov using a PACER password (to obtain a PACER password, go to the PACER website, http://pacer.psc.uscourts.gov) or on the website maintained by the Debtors’ proposed claims agent at http://www.kccllc.net/citgroup.

Dated:	New York, New York
___, 2009

[1]	Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Plan.

2